                                                                    Exhibit 10.1

================================================================================

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                            Dated as of July 22, 2005

                                  by and among

                              THE ST. JOE COMPANY,
                                             as Borrower,

                         WACHOVIA CAPITAL MARKETS, LLC,
                                             as Sole Lead Arranger
                                                       and
                                             as Sole Book Manager,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                             as Administrative Agent,

                             BANK OF AMERICA, N.A.,
                                             as Syndication Agent,

                                     Each of
                                  SUNTRUST BANK
                                       and
                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                             as Co-Documentation Agents,

                                       and

              THE FINANCIAL INSTITUTIONS INITIALLY SIGNATORY HERETO
                 AND THEIR ASSIGNEES PURSUANT TO SECTION 12.5.,
                                             as Lenders

================================================================================

                                TABLE OF CONTENTS

Article I. Definitions.....................................................................................................       1

        Section 1.1.   Definitions.........................................................................................       1
        Section 1.2.   General; References to Times........................................................................      26
        Section 1.3.   Financial Attributes of Non-Wholly Owned Subsidiaries...............................................      26
        Section 1.4.   FAS 141 and FIN 46..................................................................................      26

Article II. Credit Facility................................................................................................      27

        Section 2.1.   Revolving Loans.....................................................................................      27
        Section 2.2.   Bid Rate Loans......................................................................................      27
        Section 2.3.   Swingline Loans.....................................................................................      31
        Section 2.4.   Letters of Credit...................................................................................      33
        Section 2.5.   Rates and Payment of Interest on Loans..............................................................      37
        Section 2.6.   Number of Interest Periods..........................................................................      38
        Section 2.7.   Repayment of Loans..................................................................................      38
        Section 2.8.   Prepayments.........................................................................................      38
        Section 2.9.   Continuation........................................................................................      39
        Section 2.10.  Conversion..........................................................................................      39
        Section 2.11.  Notes...............................................................................................      40
        Section 2.12.  Voluntary Reductions of the Commitment..............................................................      40
        Section 2.13.  Extension of Termination Date.......................................................................      41
        Section 2.14.  Expiration or Maturity Date of Letters of Credit Past Termination Date..............................      41
        Section 2.15.  Amount Limitations..................................................................................      41
        Section 2.16.  Increase of Commitments.............................................................................      42

Article III. Payments, Fees and Other General Provisions...................................................................      42

        Section 3.1.   Payments............................................................................................      42
        Section 3.2.   Pro Rata Treatment..................................................................................      43
        Section 3.3.   Sharing of Payments, Etc............................................................................      44
        Section 3.4.   Several Obligations.................................................................................      44
        Section 3.5.   Minimum Amounts.....................................................................................      44
        Section 3.6.   Fees................................................................................................      45
        Section 3.7.   Computations........................................................................................      46
        Section 3.8.   Usury...............................................................................................      46
        Section 3.9.   Agreement Regarding Interest and Charges............................................................      46
        Section 3.10.  Statements of Account...............................................................................      46
        Section 3.11.  Defaulting Lenders..................................................................................      47
        Section 3.12.  Taxes...............................................................................................      48

Article IV. Yield Protection, Etc..........................................................................................      49

        Section 4.1.   Additional Costs; Capital Adequacy..................................................................      49
        Section 4.2.   Suspension of LIBOR Loans...........................................................................      51
        Section 4.3.   Illegality..........................................................................................      51
        Section 4.4.   Compensation........................................................................................      51

        Section 4.5.   Treatment of Affected Loans.........................................................................      52
        Section 4.6.   Change of Lending Office............................................................................      53
        Section 4.7.   Assumptions Concerning Funding of LIBOR Loans.......................................................      53

Article V. Conditions Precedent............................................................................................      53

        Section 5.1.   Initial Conditions Precedent........................................................................      53
        Section 5.2.   Conditions Precedent to All Loans and Letters of Credit.............................................      55

Article VI. Representations and Warranties.................................................................................      56

        Section 6.1.   Representations and Warranties......................................................................      56
        Section 6.2.   Survival of Representations and Warranties, Etc.....................................................      62

Article VII. Affirmative Covenants.........................................................................................      62

        Section 7.1.   Preservation of Existence and Similar Matters.......................................................      62
        Section 7.2.   Compliance with Applicable Law and Material Contracts...............................................      62
        Section 7.3.   Maintenance of Property.............................................................................      63
        Section 7.4.   Conduct of Business.................................................................................      63
        Section 7.5.   Insurance...........................................................................................      63
        Section 7.6.   Payment of Taxes and Claims.........................................................................      63
        Section 7.7.   Visits and Inspections..............................................................................      63
        Section 7.8.   Use of Proceeds; Letters of Credit..................................................................      64
        Section 7.9.   Environmental Matters...............................................................................      64
        Section 7.10.  Books and Records...................................................................................      64
        Section 7.11.  Further Assurances..................................................................................      65
        Section 7.12.  New Subsidiaries/Guarantors.........................................................................      65
        Section 7.13.  Exchange Listing....................................................................................      66

Article VIII. Information..................................................................................................      66

        Section 8.1.   Quarterly Financial Statements......................................................................      66
        Section 8.2.   Year-End Statements.................................................................................      66
        Section 8.3.   Compliance Certificate..............................................................................      67
        Section 8.4.   Other Information...................................................................................      67

Article IX. Negative Covenants.............................................................................................      69

        Section 9.1.   Financial Covenants.................................................................................      69
        Section 9.2.   Restricted Payments.................................................................................      70
        Section 9.3.   Indebtedness........................................................................................      70
        Section 9.4.   Certain Permitted Investments.......................................................................      71
        Section 9.5.   Investments Generally...............................................................................      71
        Section 9.6.   Liens; Negative Pledges; Other Matters..............................................................      72
        Section 9.7.   Merger, Consolidation, Sales of Assets and Other Arrangements.......................................      72
        Section 9.8.   Fiscal Year.........................................................................................      74
        Section 9.9.   Modifications to Material Contracts.................................................................      74
        Section 9.10.  Modifications of Organizational Documents...........................................................      74
        Section 9.11.  Transactions with Affiliates........................................................................      74
        Section 9.12.  ERISA Exemptions....................................................................................      74

Article X. Default.........................................................................................................      74

        Section 10.1.  Events of Default...................................................................................      74
        Section 10.2.  Remedies Upon Event of Default......................................................................      78
        Section 10.3.  Remedies Upon Default...............................................................................      79
        Section 10.4.  Allocation of Proceeds..............................................................................      79
        Section 10.5.  Collateral Account..................................................................................      80
        Section 10.6.  Performance by Agent................................................................................      81
        Section 10.7.  Rights Cumulative...................................................................................      81

Article XI. The Agent......................................................................................................      81

        Section 11.1.  Authorization and Action............................................................................      81
        Section 11.2.  Agent's Reliance, Etc...............................................................................      82
        Section 11.3.  Notice of Defaults..................................................................................      83
        Section 11.4.  Wachovia as Lender..................................................................................      83
        Section 11.5.  Approvals of Lenders................................................................................      83
        Section 11.6.  Lender Credit Decision, Etc.........................................................................      84
        Section 11.7.  Indemnification of Agent............................................................................      84
        Section 11.8.  Successor Agent.....................................................................................      85
        Section 11.9.  Titled Agents.......................................................................................      86

Article XII. Miscellaneous.................................................................................................      86

        Section 12.1.  Notices.............................................................................................      86
        Section 12.2.  Expenses............................................................................................      87
        Section 12.3.  Setoff..............................................................................................      87
        Section 12.4.  Litigation; Jurisdiction; Other Matters; Waivers....................................................      88
        Section 12.5.  Successors and Assigns..............................................................................      89
        Section 12.6.  Amendments..........................................................................................      92
        Section 12.7.  Nonliability of Agent and Lenders...................................................................      94
        Section 12.8.  Confidentiality.....................................................................................      94
        Section 12.9.  Indemnification.....................................................................................      95
        Section 12.10. Termination; Survival...............................................................................      97
        Section 12.11. Severability of Provisions..........................................................................      97
        Section 12.12. GOVERNING LAW.......................................................................................      97
        Section 12.13. Patriot Act.........................................................................................      97
        Section 12.14. Counterparts........................................................................................      98
        Section 12.15. Obligations with Respect to Loan Parties............................................................      98
        Section 12.16. Limitation of Liability.............................................................................      98
        Section 12.17. Entire Agreement....................................................................................      98
        Section 12.18. Construction........................................................................................      98
        Section 12.19. Intercreditor Agreement.............................................................................      99
        Section 12.20. NO NOVATION.........................................................................................      99

SCHEDULE 1.1.(A)          Existing Letters of Credit
SCHEDULE 1.1.(B)          List of Loan Parties
SCHEDULE 6.1.(b)          Ownership Structure

SCHEDULE 6.1.(g)          Indebtedness and Guaranties
SCHEDULE 6.1.(h)          Material Contracts
SCHEDULE 6.1.(i)          Litigation
SCHEDULE 6.1.(j)          Taxes

EXHIBIT A                 Form of Assignment and Acceptance Agreement
EXHIBIT B                 Form of Designation Agreement
EXHIBIT C                 Form of Notice of Borrowing
EXHIBIT D                 Form of Notice of Continuation
EXHIBIT E                 Form of Notice of Conversion
EXHIBIT F                 Form of Notice of Swingline Borrowing
EXHIBIT G                 Form of Swingline Note
EXHIBIT H                 Form of Bid Rate Quote Request
EXHIBIT I                 Form of Bid Rate Quote
EXHIBIT J                 Form of Bid Rate Quote Acceptance
EXHIBIT K                 Form of Revolving Note
EXHIBIT L                 Form of Bid Rate Note
EXHIBIT M                 Form of Opinion of Counsel
EXHIBIT N                 Form of Compliance Certificate
EXHIBIT O                 Form of Guaranty

THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") dated as of July 22, 2005 by and among THE ST. JOE COMPANY, a corporation formed under the laws of the State of Florida (the "Borrower"), WACHOVIA CAPITAL MARKETS, LLC, as Sole Lead Arranger and Sole Book Manager (the "Arranger"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent, BANK OF AMERICA, N.A., as Syndication Agent (the "Syndication Agent"), each of SUNTRUST BANK and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents (each a "Co-Documentation Agent"), and each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 12.5.(d).

      WHEREAS, certain of the Lenders and other financial institutions have made available to the Borrower a $250,000,000 revolving credit facility on the terms and conditions contained in that certain Second Amended and Restated Credit Agreement dated as of February 7, 2002 (as amended and in effect immediately prior to the date hereof, the "Existing Credit Agreement") by and among the Borrower, such Lenders, certain other financial institutions, the Agent and the other parties thereto; and

      WHEREAS, the Agent and the Lenders desire to amend and restate the terms of the Existing Credit Agreement to make available to the Borrower a revolving credit facility in the initial amount of $250,000,000, which will include a $60,000,000 letter of credit subfacility and a $50,000,000 swingline subfacility, on the terms and conditions contained herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree that the Existing Credit Agreement is amended and restated in its entirety as follows:

                             ARTICLE I. DEFINITIONS

SECTION 1.1. DEFINITIONS.

      In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

      "ABSOLUTE RATE" has the meaning given that term in Section 2.2.(c)(ii)(C).

      "ABSOLUTE RATE AUCTION" means a solicitation of Bid Rate Quotes setting forth Absolute Rates pursuant to Section 2.2.

      "ABSOLUTE RATE LOAN" means a Bid Rate Loan, the interest rate on which is determined on the basis of an Absolute Rate pursuant to an Absolute Rate Auction.

      "ACCESSION AGREEMENT" means an Accession Agreement substantially in the form of Annex I to the Guaranty.

      "ADDITIONAL COSTS" has the meaning given that term in Section 4.1.

      "ADJUSTED EBITDA" means, for any given period, (a) the EBITDA of the Borrower and its Subsidiaries determined on a consolidated basis for such period, minus (b) Capital Reserves.

      "ADJUSTED LIBOR" means, with respect to each Interest Period for any LIBOR Loan, the rate obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America to residents of the United States of America). Any change in such maximum rate shall result in a change in Adjusted LIBOR on the date on which such change in such maximum rate becomes effective.

      "ADJUSTED ASSET VALUE" means Total Asset Value determined exclusive of assets that are owned by Excluded Subsidiaries or Unconsolidated Affiliates.

      "AFFILIATE" means any Person (other than the Agent or any Lender): (a) directly or indirectly controlling, controlled by, or under common control with, the Borrower; (b) directly or indirectly owning or holding ten percent (10.0%) or more of any Equity Interest in the Borrower; or (c) ten percent (10.0%) or more of whose voting stock or other Equity Interest is directly or indirectly owned or held by the Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise. The Affiliates of a Person shall include any officer or director of such Person. In no event shall the Agent or any Lender be deemed to be an Affiliate of the Borrower.

      "AGENT" means Wachovia Bank, National Association, as contractual representative for the Lenders under the terms of this Agreement, and any of its successors.

      "AGREEMENT DATE" means the date as of which this Agreement is dated.

      "AMENITY" means an amenity (such as a pool, golf course, club house, sporting club, marina, bait shop, amusement facility or the like) directly associated with a project of the Borrower in the ordinary course of business and consistent with past practices.

      "APPLICABLE LAW" means all applicable provisions of constitutions, statutes, laws, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

      "APPLICABLE MARGIN" means the percentage rate set forth below corresponding to the ratio of Total Indebtedness to Total Asset Value as determined in accordance with Section 9.1. in effect at such time:

               Total Indebtedness to           Applicable Margin for  Applicable Margin for
Level            Total Asset Value                 LIBOR Loans           Base Rate Loans
-----  --------------------------------------  ---------------------  ---------------------
  1    < or = 0.10 to 1.00                            0.40%                   0.0%
  2    > 0.10 to 1.00 and < or = 0.15 to 1.00         0.50%                   0.0%
  3    > 0.15 to 1.00 and < or = 0.25 to 1.00         0.55%                   0.0%
  4    > 0.25 to 1.00 and < or = 0.35 to 1.00        0.625%                   0.0%
  5    > 0.35 to 1.00 and < or = 0.40 to 1.00         0.75%                   0.0%
  6    > 0.40 to 1.00                                 1.00%                   0.0%

The Applicable Margin shall be determined by the Agent from time to time, based on the range into which the ratio of Total Indebtedness to Total Asset Value as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 8.3. then falls in the levels in the table set forth above (each a "Level"). Any adjustment to the Applicable Margin shall be effective (a) in the case of a Compliance Certificate delivered in connection with quarterly financial statements of the Borrower delivered pursuant to Section 8.1., as of the date 45 days following the end of the last day of the applicable fiscal quarter covered by such Compliance Certificate, (b) in the case of a Compliance Certificate delivered in connection with annual financial statements of the Borrower delivered pursuant to Section 8.2., as of the date 90 days following the end of the last day of the applicable fiscal year covered by such Compliance Certificate, and (c) in the case of any other Compliance Certificate, as of the date 5 Business Days following the Agent's request for such Compliance Certificate. If the Borrower fails to deliver a Compliance Certificate pursuant to Section 8.3., the Applicable Margin shall equal the percentages corresponding to Level 6 until the date of the delivery of the required Compliance Certificate. As of the Agreement Date, and thereafter until changed as provided above, the Applicable Margin is determined based on Level 2.

      "ARRANGER" means Wachovia Capital Markets, LLC, together with its successors and permitted assigns.

      "ASSIGNEE" has the meaning given that term in Section 12.5.(d).

      "ASSIGNMENT AND ACCEPTANCE AGREEMENT" means an Assignment and Acceptance Agreement among a Lender, an Assignee and the Agent, substantially in the form of Exhibit A.

      "BASE RATE" means the per annum rate of interest equal to the greater of
(a) the Prime Rate or (b) the Federal Funds Rate plus one-half of one percent (0.5%). Any change in the Base Rate resulting from a change in the Prime Rate or the Federal Funds Rate shall become effective as of 12:01 a.m. on the Business Day on which each such change occurs. The Base Rate is a reference rate used by the Lender acting as the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged by the Lender acting as the Agent or any other Lender on any extension of credit to any debtor.

      "BASE RATE LOAN" means a Revolving Loan bearing interest at a rate based on the Base Rate.

      "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

      "BID RATE BORROWING" has the meaning given that term in Section 2.2.(b).

      "BID RATE LOAN" means a loan made by a Lender under Section 2.2.

      "BID RATE NOTE" has the meaning given that term in Section 2.11.(b).

      "BID RATE QUOTE" means an offer in accordance with Section 2.2.(c) by a Lender to make a Bid Rate Loan with one single specified interest rate.

      "BID RATE QUOTE REQUEST" has the meaning given that term in Section
2.2.(b).

      "BORROWER" has the meaning set forth in the introductory paragraph hereof and shall include the Borrower's successors and permitted assigns.

      "BUSINESS DAY" means (a) any day other than a Saturday, Sunday or other day on which banks in Charlotte, North Carolina are authorized or required to close and (b) with reference to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

      "CAPITAL RESERVES" means, for any period and with respect to a Property, an amount equal to (a) $0.40 per square foot for office Properties and $0.15 per square foot for retail or industrial Properties times (b) a fraction, the numerator of which is the number of days in such period and the denominator of which is 365. Any portion of a Property leased under a ground lease to a third party that owns the improvements on such portion of such Property shall not be included in determinations of Capital Reserves. If the term Capital Reserves is used without reference to any specific Property, then the amount shall be determined on an aggregate basis with respect to all Properties of the Borrower and its Subsidiaries and a proportionate share of all Properties of all Unconsolidated Affiliates.

      "CAPITALIZATION RATE" means eight and three quarters percent (8.75%).

      "CAPITALIZED LEASE OBLIGATION" means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.

      "CASH EQUIVALENTS" means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) time deposits and certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody's;
(c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

      "COLLATERAL" means any real or personal property of any of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document, and includes, without limitation, all "Collateral" as defined in the Intercreditor Agreement.

      "COLLATERAL ACCOUNT" means a special interest bearing deposit account or securities account maintained by, or on behalf of, the Agent and under its sole dominion and control.

      "COLLATERAL AGENT" has the meaning given that term in the Intercreditor Agreement.

      "COMMERCIAL PROPERTY" means any operating Property that is operating, or is to be developed, as retail, office, industrial or multifamily apartments for rent.

      "COMMITMENT" means, as to each Lender (other than the Swingline Lender), such Lender's obligation (a) to make Revolving Loans pursuant to Section 2.1.,
(b) to issue (in the case of the Lender then acting as Agent) or participate in (in the case of the other Lenders) Letters of Credit pursuant to Section 2.4.(a) and 2.4.(i), respectively (but in the case of the Lender acting as the Agent excluding the aggregate amount of participations in the Letters of Credit held by the other Lenders), and (c) to participate in Swingline Loans pursuant to
Section 2.3.(e), in each case, in an amount up to, but not exceeding, the amount set forth for such Lender on its signature page hereto as such Lender's "Commitment Amount" or as set forth in the applicable Assignment and Acceptance Agreement, as the same may be reduced from time to time pursuant to Section
2.12. or increased or reduced as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 12.5.

      "COMMITMENT PERCENTAGE" means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender's Commitment to (b) the aggregate amount of the Commitments of all Lenders; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the "Commitment Percentage" of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.

      "COMPLIANCE CERTIFICATE" has the meaning given that term in Section 8.3.

      "CONSTRUCTION" means Commercial Properties and Properties being developed as condominiums, in each undergoing vertical development. Construction shall be valued as the sum of (i) the fully-budgeted costs for the construction of a given parcel of real property (including, without limitation, reserves for construction interest and operating deficits, tenant improvements, leasing commissions, and infrastructure costs (but exclusive of the cost of improvements to be paid by tenants or parties other than the Borrower or its Subsidiaries)), as reasonably determined by the Borrower in good faith, plus (ii) the value of such parcel of real property determined as provided in the definition of "Land". The phrase "vertical development" shall not be construed to mean development of infrastructure of a Property.

      "CONSTRUCTION-IN-PROCESS" means cash expenditures for improvements (including indirect costs internally allocated and development costs) determined in accordance with GAAP on all Properties that are under development or are scheduled to commence development within twelve months from any date of determination.

      "CONTINUE", "CONTINUATION" and "CONTINUED" each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to
Section 2.9.

      "CONVERT", "CONVERSION" and "CONVERTED" each refers to the conversion of a Revolving Loan of one Type into a Revolving Loan of another Type pursuant to
Section 2.10.

      "CREDIT DOCUMENT" means this Agreement, each Note, each Letter of Credit Document, the Guaranty, each Security Document, the Intercreditor Agreement and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement.

      "CREDIT EVENT" means any of the following: (a) the making (or deemed making) of any Loan, (b) the Continuation of a LIBOR Loan, (c) the Conversion of a Base Rate Loan into a LIBOR Loan, and (d) the issuance of a Letter of Credit.

      "CREDIT RATING" means the rating assigned by a Rating Agency to the senior unsecured long term Indebtedness of a Person.

      "DEBT SERVICE" means, for any period, the sum of (a) Interest Expense for such period, and (b) all regularly scheduled principal payments made with respect to Indebtedness of the Borrower and its Subsidiaries during such period, other than any balloon, bullet, early repayment or similar principal payment which, in each case, repays such Indebtedness in full. Debt Service shall include a proportionate share of items (a) and (b) of all Unconsolidated Affiliates.

      "DEFAULT" means any of the events specified in Section 10.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

      "DEFAULTING LENDER" has the meaning given that term in Section 3.11.

      "DERIVATIVES CONTRACT" means any and all Hedge Agreements and any other rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term "Derivatives Contract" includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

      "DERIVATIVES TERMINATION VALUE" means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Agent or any Lender).

      "DESIGNATED LENDER" means a special purpose corporation which is sponsored by a Lender, that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least P-1 (or the then equivalent grade) by Moody's or A-1 (or the then equivalent grade) by S&P that, in either case, (a) is organized under the laws of the United States of America or any state thereof, (b) shall have become a party to this Agreement pursuant to Section 12.5.(e) and (c) is not otherwise a Lender.

      "DESIGNATED LENDER NOTE" means a Bid Rate Note of the Borrower evidencing the obligation of the Borrower to repay Bid Rate Loans made by a Designated Lender.

      "DESIGNATING LENDER" has the meaning given that term in Section 12.5.(e).

      "DESIGNATION AGREEMENT" means a Designation Agreement between a Lender and a Designated Lender and accepted by the Agent, substantially in the form of Exhibit B or such other form as may be agreed to by such Lender, such Designated Lender and the Agent.

      "DEVELOPMENT PROPERTY" means a Commercial Property currently under development that has not achieved an Occupancy Rate of at least 80%, or on which the improvements (other than tenant improvements on unoccupied space) related to the development have not been completed. A Development Property on which all improvements (other than tenant improvements on unoccupied space) related to the development of such Property have been completed for at least 12 months shall cease to constitute a Development Property notwithstanding the fact that such Property has not achieved an Occupancy Rate of at least 80%.

      "DOLLARS" or "$" means the lawful currency of the United States of America.

      "EBITDA" means, with respect to a Person for any period (without duplication): (a) net income (loss) of such Person for such period determined on a consolidated basis, in accordance with GAAP, exclusive of the following (but only to the extent included in determination of such net income (loss)): (i) depreciation and amortization; (ii) Interest Expense; (iii) income tax expense; and (iv) extraordinary or non-recurring gains and losses; plus (b) such Person's pro rata share of EBITDA of its Unconsolidated Affiliates. EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP.

      "EFFECTIVE DATE" means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled or waived in writing by the Requisite Lenders.

      "ELIGIBLE ASSIGNEE" means any Person who is, at the time of determination:
(i) a Lender or an affiliate of a Lender; (ii) a commercial bank, trust, trust company, insurance company, investment bank or pension fund organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; (iii) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having a tangible net worth of at least $500,000,000; or (iv) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America. Notwithstanding the foregoing, while an Event of Default under subsection (a), (b), (e), (f) or (g) of Section 10.1. exists, "Eligible Assignee" shall mean any Person that is not an individual.

      "ELIGIBLE PROPERTY" means a Property which satisfies all of the following requirements: (a) such Property is (i) developed as an office, retail, residential home, or industrial property, (ii) a Development Property or (iii) Land; (b) the Property is owned, or leased under a Ground Lease, entirely by the Borrower and/or a Guarantor; (c) neither such Property, nor any interest of the Borrower or any Subsidiary therein, is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (e) of the definition of Permitted Liens) or to a Negative Pledge; (d) if such Property is owned or leased by a Guarantor (i) none of the Borrower's direct or indirect ownership interest in such Guarantor is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (e) of the definition of Permitted Liens) or to a Negative Pledge; and (ii) the Borrower directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (x) to sell, transfer or otherwise dispose of such Property and (y) to create a Lien on such Property as security for Indebtedness of the Borrower or such Guarantor, as applicable; and (e) such Property is free of all structural defects or major architectural deficiencies (if developed), title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property.

      "ENVIRONMENTAL LAWS" means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. Section 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C.
Section 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.; National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

      "EQUITY INTEREST" means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

      "ERISA GROUP" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

      "EVENT OF DEFAULT" means any of the events specified in Section 10.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

      "EXCLUDED SUBSIDIARY" means any Subsidiary (a) holding title to assets which are or are to become collateral for any Secured Indebtedness of such Subsidiary and (b) which is prohibited from Guarantying the Indebtedness of any other Person pursuant to (i) any document, instrument or agreement evidencing such Secured Indebtedness or (ii) a provision of such Subsidiary's organizational documents which provision was included in such Subsidiary's organizational documents as a condition to the extension of such Secured Indebtedness.

      "EXISTING CREDIT AGREEMENT" has the meaning given that term in the first recital of this Agreement.

      "EXISTING LETTERS OF CREDIT" means each of the letters of credit issued by the Agent under the Existing Credit Agreement and described on Schedule 1.1.(A).

      "FACILITY FEE" means the per annum percentage set forth in the table below corresponding to the Level at which the "Applicable Margin" is determined in accordance with the definition thereof:

LEVEL                                   FACILITY FEE
-----                                   ------------
  1                                         0.10%
  2                                         0.10%
  3                                         0.10%
  4                                        0.125%
  5                                        0.175%
  6                                         0.20%

As of the Agreement Date, and thereafter until any change in Level as provided in the definition of "Applicable Margin", the Facility Fee equals 0.10%.

      "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent by federal funds dealers selected by the Agent on such day on such transaction as determined by the Agent.

      "FEES" means the fees and commissions provided for or referred to in
Section 3.6. and any other fees payable by the Borrower hereunder or under any other Credit Document.

      "FINANCIAL OFFICER" means, with respect to the Borrower, the chief financial officer, principal accounting officer, controller, treasurer or assistant treasurer of the Borrower.

      "FIXED CHARGES" means, for any period, the sum of (a) Interest Expense of the Borrower and its Subsidiaries determined on a consolidated basis for such period, (b) all regularly scheduled principal payments made with respect to Indebtedness of the Borrower and its Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full, and (c) all Preferred Dividends paid during such period. The Borrower's pro rata share of the Fixed Charges of Unconsolidated Affiliates of the Borrower shall be included in determinations of Fixed Charges.

      "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

      "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

      "GOVERNMENTAL AUTHORITY" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

      "GROUND LEASE" means a ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of 40 years or more from the Agreement Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee's interest under such lease, including ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

      "GUARANTOR" means any Person that is a party to the Guaranty as a "Guarantor" and in any event shall include each Material Subsidiary (unless an Excluded Subsidiary).

      "GUARANTY", "GUARANTEED", "GUARANTYING" or to "GUARANTEE" as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit (including Letters of Credit), or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, "Guaranty" shall also mean the Amended and Restated Guaranty to which the Guarantors are parties substantially in the form of Exhibit O.

      "HAZARDOUS MATERIALS" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, "TCLP" toxicity or "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

      "HEDGE AGREEMENT" means any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

      "INDEBTEDNESS" means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed (other than trade debt incurred in the ordinary course of business which is not more than 30 days past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or
(iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations (contingent or otherwise) of such Person in respect of letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (h) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof;
(i) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities and other similar exceptions to nonrecourse liability); (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (k) such Person's pro rata share of the Indebtedness of any Unconsolidated Affiliate of such Person. Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person's pro rata share of the ownership of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person's pro rata portion of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person). All Loans and Letter of Credit Liabilities shall constitute Indebtedness of the Borrower.

      "INTELLECTUAL PROPERTY" has the meaning given that term in Section
6.1.(t).

      "INTERCREDITOR AGREEMENT" means that certain Amended and Restated Intercreditor Agreement dated as of June 8, 2004 by and among the various creditors of the Borrower from time to time party thereto and Wachovia, as Collateral Agent.

      "INTEREST EXPENSE" means, for any period, without duplication, (a) total interest expense of the Borrower and its Subsidiaries, including capitalized interest not funded under a construction loan interest reserve account, determined on a consolidated basis in accordance with GAAP for such period, plus
(b) the Borrower's pro rata share of Interest Expense of Unconsolidated Affiliates for such period.

      "INTEREST PERIOD" means:

      (a) with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or the last day of the next preceding Interest Period for such Loan and ending 1, 2, 3 or 6 months thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month, or on a day for which there is no corresponding day in the appropriate subsequent calendar month, shall end on the last Business Day of the appropriate subsequent calendar month; and

      (b) with respect to any Bid Rate Loan, the period commencing on the date such Bid Rate Loan is made and ending on any Business Day not less than 7 nor more than 180 days thereafter, as the Borrower may select as provided in Section 2.2.(b).

Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).

      "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

      "INVESTMENT" means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Credit Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

      "INVESTMENT GRADE RATING" means a Credit Rating of BBB-/Baa3 (or equivalent) or higher from either Rating Agency.

      "ISSUING LENDER" means the Agent in its capacity as the issuer of Letters of Credit hereunder.

      "LAND" means (i) land on which no development (other than improvements that are not material or are temporary in nature) has occurred and (ii) land on which a project is currently under development so long as the calculation of Total Asset Value does not include any NOI attributable to such Property. For purposes of this Agreement, Land shall be valued as follows:

      (a) $50,000 per acre for acreage related to the Borrower's Towns and Resorts segment which is either entitled or currently in the entitlement process;

      (b) $2,000 per acre for acreage related to the Borrower's Towns and Resorts segment which is neither entitled nor currently in the entitlement process;

      (c) $8,000 per acre for acreage related to the Borrower's Land Company segment which is either entitled or currently in the entitlement process;

      (d) $1,500 per acre for acreage related to the Borrower's Land Company segment which is neither entitled nor currently in the entitlement process;

      (e) $40,000 per acre for acreage related to Borrower's Commercial segment which is either entitled or currently in the entitlement process;

      (f) $1,750 per acre for acreage related to Borrower's Commercial segment which is neither entitled or in the entitlement process;

      (g) $1,500 per acre for acreage classified by the Borrower as ANRR Right-of-Way, Conservation/Mitigation, Corporate, Mitigation, or Overlap; and

      (h) $1,200 per acre for acreage classified by the Borrower as Timberland or not elsewhere classified by the Borrower.

For the avoidance of doubt, a project is deemed entitled when all major discretionary governmental land-use approvals have been received. The Borrower, the Agent and each of the Lenders acknowledge that an entitled project may require additional permits for development and/or build-out and also may be subject to legal challenge. The per acre values set forth above will be reviewed on each anniversary date of the Agreement Date and adjusted as requested by the Borrower and consented to by the Requisite Lenders or as otherwise reasonably determined by the Requisite Lenders in good faith after consultation with the Borrower.

      "L/C COMMITMENT AMOUNT" equals $60,000,000.

      "LENDER" means each financial institution from time to time party hereto as a "Lender" or a "Designated Lender," together with its respective successors and permitted assigns, and as the context requires, includes the Swingline Lender; provided, however, that the term "Lender" shall exclude each Designated Lender when used in reference to any Loan other than a Bid Rate Loan, the Commitments or terms relating to any Loan other than a Bid Rate Loan and shall further exclude each Designated Lender for all other purposes under the Credit Documents except that any Designated Lender which funds a Bid Rate Loan shall, subject to Section 12.5.(e), have the rights (including the rights given to a Lender contained in Sections 12.2. and 12.9.) and obligations of a Lender associated with holding such Bid Rate Loan.

      "LENDING OFFICE" means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto or in the applicable Assignment and Acceptance Agreement, or such other office of such Lender of which such Lender may notify the Agent in writing from time to time.

      "LETTER OF CREDIT" has the meaning given that term in Section 2.4.(a).

      "LETTER OF CREDIT DOCUMENTS" means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

      "LETTER OF CREDIT LIABILITIES" means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Lender acting as the Agent) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.4.(i), and the Lender acting as the Agent shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Lender acting as the Agent of their participation interests under such Section.

      "LEVEL" has the meaning given that term in the definition of the term "Applicable Margin."

      "LIBOR" means, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, LIBOR shall be, for any Interest Period, the rate per annum reasonably determined by the Agent as the rate of interest at which Dollar deposits in the approximate amount of the LIBOR Loan comprising part of such borrowing would be offered by the Agent to major banks in the London interbank Eurodollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

      "LIBOR AUCTION" means a solicitation of Bid Rate Quotes setting forth LIBOR Margin Loans pursuant to Section 2.2.

      "LIBOR LOAN" means a Revolving Loan bearing interest at a rate based on LIBOR.

      "LIBOR MARGIN" has the meaning given that term in Section 2.2.(c)(ii)(D).

      "LIBOR MARGIN LOAN" means a Bid Rate Loan the interest rate on which is determined on the basis of LIBOR pursuant to a LIBOR Auction.

      "LIEN" as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a precautionary filing of a financing statement (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the Uniform Commercial Code or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

      "LOAN" means a Revolving Loan, a Bid Rate Loan or a Swingline Loan.

      "LOAN PARTY" means each of the Borrower and each other Person who guarantees all or a portion of the Obligations and/or who pledges any collateral security to secure all or a portion of the Obligations. Schedule 1.1.(A) sets forth the Loan Parties in addition to the Borrower as of the Agreement Date.

      "MANDATORILY REDEEMABLE STOCK" means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests at the option of the issue of such Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in each case on or prior to the date on which all Revolving Loans are scheduled to be due and payable in full.

      "MARGIN STOCK" has the meaning given that term in Regulation U of the Board of Governors of the Federal Reserve System.

      "MATERIAL ADVERSE EFFECT" means a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), results of operations or performance of the Borrower and its Subsidiaries taken as a whole,
(b) the ability of the Borrower or any other Loan Party to perform its obligations under any Credit Document to which it is a party, (c) the validity or enforceability of any of the Credit Documents, (d) the rights and remedies of the Lenders and the Agent under any of the Credit Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith or the timely payment of all Reimbursement Obligations.

      "MATERIAL CONTRACT" means any contract or other arrangement (other than Credit Documents), whether written or oral, to which the Borrower, any Subsidiary or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

      "MATERIAL SUBSIDIARY" means any Subsidiary to which more than $50,000,000 of Total Asset Value is attributable.

      "MOODY'S" means Moody's Investors Service, Inc., and its successors.

      "MULTIEMPLOYER PLAN" means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

      "NEGATIVE PLEDGE" means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Credit Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person's ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person's ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

      "NET OPERATING INCOME" or "NOI" means, for any Commercial Property and for a given period, the sum of the following (without duplication and determined on a consistent basis with prior periods): (a) rents and other revenues received in the ordinary course from such Commercial Property (including proceeds of rent loss or business interruption insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants' obligations for rent) minus (b) all expenses paid (excluding interest but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Commercial Property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Commercial Property, but specifically excluding general overhead expenses of the Borrower or any Subsidiary and any property management fees) minus (c) the Capital Reserves for such Commercial Property as of the end of such period minus (d) the greater of
(i) the actual property management fee paid during such period and (ii) an imputed management fee in the amount of three percent (3.0%) of the gross revenues for such Commercial Property for such period.

      "NOTE" means a Revolving Note, a Bid Rate Note or a Swingline Note.

      "NOTICE OF BORROWING" means a notice in the form of Exhibit C to be delivered to the Agent pursuant to Section 2.1.(b) evidencing the Borrower's request for a borrowing of Revolving Loans.

      "NOTICE OF CONTINUATION" means a notice in the form of Exhibit D to be delivered to the Agent pursuant to Section 2.9. evidencing the Borrower's request for the Continuation of a LIBOR Loan.

      "NOTICE OF CONVERSION" means a notice in the form of Exhibit E to be delivered to the Agent pursuant to Section 2.10. evidencing the Borrower's request for the Conversion of a Loan from one Type to another Type.

      "NOTICE OF SWINGLINE BORROWING" means a notice in the form of Exhibit F to be delivered to the Agent pursuant to Section 2.3. evidencing the Borrower's request for a Swingline Loan.

      "OBLIGATIONS" means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Credit Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

      "OCCUPANCY RATE" means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such Property actually occupied by tenants that are paying rent at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no monetary default has occurred and has continued unremedied for 30 or more days to (b) the aggregate net rentable square footage units of such Property. For purposes of the definition of "Occupancy Rate", a tenant shall be deemed to actually occupy a Property notwithstanding a temporary cessation of operations for renovation, repairs or other temporary reason, or for the purpose of completing tenant build-out or that is otherwise scheduled to be open for business within 90 days of such date.

      "OFAC" means U.S. Department of the Treasury's Office of Foreign Assets Control and any successor Governmental Authority.

      "OFF-BALANCE SHEET OBLIGATIONS" means liabilities and obligations of the Borrower, any Subsidiary or any other Person in respect of "off-balance sheet arrangements" (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Borrower would be required to disclose in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the Borrower's report on Form 10-Q or Form 10-K (or their equivalents) which the Borrower is required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor).

      "PARKING TRANSACTIONS" means certain structured facility and related transactions pursuant to which an unrelated developer entity will develop or purchase new real estate projects under the contractual direction and control of the Borrower. Each Parking Transaction will have substantially the following attributes: (i) up to 100% of the capital for such development will be financed by the unrelated developer entity through the issuance of a combination of Equity Interests and Indebtedness; (ii) the Borrower (or a Subsidiary of the Borrower) will lease the projects and will have the option to purchase the projects for cost; (iii) the Borrower may or may not Guaranty the Indebtedness issued by the unrelated developer entity and, in the case of a lease arrangement between the unrelated developer entity and a Subsidiary of the Borrower, may or may not Guaranty the lease obligations of such Subsidiary; and (iv) the Borrower expects that such purchases will be made when they can be matched with land sales to create a tax-free exchange.

      "PARTICIPANT" has the meaning given that term in Section 12.5.(c).

      "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

      "PERMITTED LIENS" means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 7.6.; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) Liens in favor of the Agent for the benefit of the Lenders; (f) Liens in favor of the Borrower or a Guarantor securing obligations owing by a Subsidiary to the Borrower or such Guarantor; and (g) Liens in existence as of the Agreement Date and set forth in
Schedule 6.1.(f).

      "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

      "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

      "PLEDGE AGREEMENT" has the meaning given that term in the Intercreditor Agreement.

      "POST-DEFAULT RATE" means a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans plus four percent (4.0%).

      "PREFERRED DIVIDENDS" means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the Borrower or a Subsidiary. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests, (b) paid or payable to the Borrower or a Subsidiary, or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

      "PREFERRED EQUITY INTERESTS" means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

      "PRIME RATE" means the rate of interest per annum announced publicly by the Lender then acting as the Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Lender acting as the Agent or any other Lender.

      "PRINCIPAL OFFICE" means the office of the Agent located at One Wachovia Center, Charlotte, North Carolina, or such other office of the Agent as the Agent may designate from time to time.

      "PROPERTY" means any parcel of real property owned or leased (in whole or in part) or operated by the Borrower, any Subsidiary or any Unconsolidated Affiliate of the Borrower and which is located in a state of the United States of America or the District of Columbia.

      "RATING AGENCIES" means S&P and Moody's.

      "REGISTER" has the meaning given that term in Section 12.5.(f).

      "REGULATORY CHANGE" means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.

      "REIMBURSEMENT OBLIGATION" means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the Agent for any drawing honored by the Agent under a Letter of Credit.

      "REQUISITE LENDERS" means, as of any date, Lenders having at least 66-2/3% of the aggregate amount of the Commitments (not held by Defaulting Lenders who are not entitled to vote), or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 66-2/3% of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities (not held by Defaulting Lenders who are not entitled to vote). Commitments, Revolving Loans and Letter of Credit Liabilities held by Defaulting Lenders shall be disregarded when determining the Requisite Lenders. For purposes of this definition, a Lender (other than the Swingline Lender) shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

      "RESPONSIBLE OFFICER" means (a) with respect to the Borrower, the chief executive officer, the president, the chief financial officer or any other Financial Officer of the Borrower, and any other officer or similar official thereof responsible for the administration of the obligations of the Borrower in respect of this Agreement and (b) with respect to any Subsidiary, the chief executive officer or the chief financial officer of such Subsidiary

      "RESTRICTED PAYMENT" means: (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Borrower or any Subsidiary now or hereafter outstanding, except a dividend payable solely in Equity Interests of an identical or junior class to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Borrower or any Subsidiary now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Borrower or any Subsidiary now or hereafter outstanding.

      "REVOLVING LOAN" means a loan made by a Lender to the Borrower pursuant to
Section 2.1.(a).

      "REVOLVING NOTE" has the meaning given that term in Section 2.11.(a).

      "ST. JOE FINANCE COMPANY" means St. Joe Finance Company, a Florida corporation, qualified as a REIT and capitalized primarily with promissory notes from the Borrower and certain Guarantors, which notes are secured by unrecorded mortgages on substantially all of the real property owned by the Borrower and such Guarantors.

      "SANCTIONED ENTITY" means (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a Person resident in, in each case, a country that is subject to a sanctions program identified on the list maintained by the OFAC and published from time to time, as such program may be applicable to such agency, organization or Person.

      "SANCTIONED PERSON" means a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by the OFAC as published from time to time.

      "SECURED INDEBTEDNESS" means, with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding at such date and that is secured in any manner by any Lien, and in the case of the Borrower, shall include (without duplication) the Borrower's pro rata share of the Secured Indebtedness of its Unconsolidated Affiliates.

      "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

      "SECURITY DOCUMENT" has the meaning given that term in the Intercreditor Agreement.

      "SIGNIFICANT SUBSIDIARY" means any Subsidiary to which more than $25,000,000 of Total Asset Value is attributable.

      "SOLVENT" means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

      "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

      "STATED AMOUNT" means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

      "SUBSIDIARY" means, for any Person, any corporation, partnership or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP and excluding the impact of Interpretation No. 46 of the Financial Accounting Standards Board.

      "SWINGLINE COMMITMENT" means the Swingline Lender's obligation to make Swingline Loans pursuant to Section 2.3. in an amount up to, but not exceeding, $50,000,000, as such amount may be reduced from time to time in accordance with the terms hereof.

      "SWINGLINE LENDER" means Wachovia Bank, National Association, together with its respective successors and assigns.

      "SWINGLINE LOAN" means a loan made by the Swingline Lender to the Borrower pursuant to Section 2.3.(a).

      "SWINGLINE NOTE" means the promissory note of the Borrower payable to the order of the Swingline Lender in a principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed, substantially in the form of Exhibit G.

      "TANGIBLE NET WORTH" means Total Asset Value minus Total Indebtedness.

      "TAXES" has the meaning given that term in Section 3.12.

      "TERMINATION DATE" means July 21, 2009, or such later date to which the Termination Date may be extended pursuant to Section 2.13.

      "TITLED AGENTS" means each of the Arranger, the Syndication Agent, and the Co-Documentation Agents and their respective successors and permitted assigns.

      "TOTAL ASSET VALUE" means the sum of all of the following (without duplication) of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis: (a) with respect to each Commercial Property (other than a Development Property and a Property acquired during the most recent period of four consecutive fiscal quarters) owned by the Borrower or any Subsidiary, the quotient of (i) Net Operating Income attributable to such Commercial Property for the period of four consecutive fiscal quarters most recently ended divided by (ii) the Capitalization Rate, plus (b) the GAAP book value of Properties acquired during the most recent period of four consecutive fiscal quarters, plus (c) with respect to each Development Property and each other Property that is under development, Construction-in-Process until the earlier of the (i) one year anniversary date of project completion or (ii) the fiscal quarter after the Property achieves an Occupancy Rate of 80%, plus (d) the GAAP book value of all Amenities, plus (e) the value of Land as determined in accordance with the definition thereof, plus (f) the GAAP book value of all other Properties not otherwise included in any of the immediately preceding clauses (a) through (e), plus (g) the undepreciated GAAP book value of all other tangible assets of the Borrower, each of the Guarantors and their respective Subsidiaries that would, in accordance with GAAP, be classified as assets on a consolidated balance sheet of the Borrower, the Guarantors and their respective Subsidiaries as of such date. The Borrower's pro rata share of assets held by Unconsolidated Affiliates will be included in Total Asset Value calculations consistent with the above described treatment for wholly owned assets. For purposes of determining Total Asset Value, Net Operating Income from Commercial Properties disposed of by the Borrower or any Subsidiary during the immediately preceding period of four consecutive fiscal quarters of the Borrower shall be excluded. For the purposes of calculating the value of undepreciated tangible assets under the immediately preceding clause (g), assets included in the Parking Transactions (whether or not such assets are consolidated for financial accounting purposes) shall be included, except to the extent that the Total Asset Value attributable to assets included in the Parking Transactions would exceed 10% of the Total Asset Value, in which case such excess shall be excluded.

      "TOTAL INDEBTEDNESS" means all Indebtedness of the Borrower and all Subsidiaries determined on a consolidated basis.

      "2002 NOTE AGREEMENTS" means those separate Note Purchase Agreements dated as of February 7, 2002 by and between the Borrower and the Initial 2002 Noteholders (as defined in the Intercreditor Agreement), regarding $18,000,000 of the Borrower's 5.64% Senior Secured Notes, Series A due February 7, 2005, $67,000,000 of the Borrower's 6.66% Senior Secured Notes, Series B, due February 7, 2007, $15,000,000 of the Borrower's 7.02% Senior Secured Notes, Series C, due February 7, 2009, and $75,000,000 of the Borrower's 7.37% Senior Secured Notes, Series D, due February 7, 2012.

      "2004 NOTE AGREEMENTS" means those separate Note Purchase Agreements dated as of June 8, 2004 by and between the Borrower and the Initial 2004 Noteholders (as defined in the Intercreditor Agreement), regarding $25,000,000 of the Borrower's 4.97% Senior Secured Notes, Series E, due June 8, 2009 and $75,000,000 of the Borrower's 5.31% Senior Secured Notes, Series F, due June 8, 2011.

      "TYPE" with respect to any Revolving Loan, refers to whether such Loan is a LIBOR Loan or Base Rate Loan.

      "UNCONSOLIDATED AFFILIATE" means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

      "UNENCUMBERED ASSET VALUE" means Total Asset Value determined with respect to Eligible Properties only. To the extent the amount of Unencumbered Asset Value attributable to assets owned by Subsidiaries of which the Borrower does not own, directly or indirectly, at least 66-2/3% of the Equity Interests would exceed 10% of Unencumbered Asset Value, such excess shall be excluded from Unencumbered Asset Value.

      "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

      "UNSECURED INDEBTEDNESS" means Indebtedness which is not Secured Indebtedness.

      "WACHOVIA" means Wachovia Bank, National Association, together with its successors and assigns.

      "WHOLLY OWNED SUBSIDIARY" means any Subsidiary of a Person in respect of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person. Notwithstanding the foregoing, St. Joe Finance Company shall be considered a Wholly Owned Subsidiary of the Borrower so long as not less than 99% (measured by both voting power and economic interest) of the outstanding Equity Interests of St. Joe Finance Company is owned, directly or indirectly, by the Borrower.

SECTION 1.2. GENERAL; REFERENCES TO TIMES.

      Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Requisite Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. References in this Agreement to "Sections", "Articles", "Exhibits" and "Schedules" are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. references in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified as of the date of this Agreement and from time to time thereafter to the extent not prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to "Subsidiary" means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary and a reference to an "Affiliate" means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Charlotte, North Carolina time.

SECTION 1.3. FINANCIAL ATTRIBUTES OF NON-WHOLLY OWNED SUBSIDIARIES.

      When determining the Borrower's compliance with any financial covenant contained in any of the Credit Documents, only the Borrower's pro rata share of the financial attributes of a Subsidiary that is not a Wholly Owned Subsidiary shall be included.

SECTION 1.4. FAS 141 AND FIN 46.

      When determining the Borrower's compliance with any financial covenant contained in any of the Credit Documents the impact of Statement of Financial Accounting Standards No. 141 and Interpretation No. 46 of the Financial Accounting Standards Board shall be excluded.

                           ARTICLE II. CREDIT FACILITY

SECTION 2.1. REVOLVING LOANS.

      (a) Generally. Subject to the terms and conditions hereof, during the period from the Effective Date to but excluding the Termination Date, each Lender severally and not jointly agrees to make Revolving Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's Commitment. Subject to the terms and conditions of this Agreement, during the period from the Effective Date to but excluding the Termination Date, the Borrower may borrow, repay and reborrow Revolving Loans hereunder.

      (b) Requesting Revolving Loans. The Borrower shall give the Agent notice pursuant to a Notice of Borrowing or telephonic notice of each borrowing of Revolving Loans. Each Notice of Borrowing shall be delivered to the Agent before 11:00 a.m. (i) in the case of LIBOR Loans, on the date three Business Days prior to the proposed date of such borrowing and (ii) in the case of Base Rate Loans, on the date one Business Day prior to the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Borrowing sent to the Agent by telecopy on the same day of the giving of such telephonic notice. The Agent will transmit by telecopy the Notice of Borrowing (or the information contained in such Notice of Borrowing) to each Lender promptly upon receipt by the Agent. Each Notice of Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on the Borrower.

      (c) Disbursements of Revolving Loan Proceeds. No later than 1:00 p.m. on the date specified in the Notice of Borrowing, each Lender will make available for the account of its applicable Lending Office to the Agent at the Principal Office, in immediately available funds, the proceeds of the Revolving Loan to be made by such Lender. With respect to Revolving Loans to be made after the Effective Date, unless the Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to the Agent the Revolving Loan to be made by such Lender on such date, the Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Agent on the date of the requested borrowing as set forth in the Notice of Borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender. Subject to satisfaction of the applicable conditions set forth in Article V. for such borrowing, the Agent will make the proceeds of such borrowing available to the Borrower no later than 2:00 p.m. on the date and at the account specified by the Borrower in such Notice of Borrowing.

SECTION 2.2. BID RATE LOANS.

      (a) Bid Rate Loans. So long as the Borrower maintains an Investment Grade Rating, in addition to borrowings of Revolving Loans, at any time during the period from the Effective Date to but excluding the Termination Date, the Borrower may request the Lenders to make offers to make Bid Rate Loans to the Borrower in Dollars. The Lenders may, but shall have no

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obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

      (b) Requests for Bid Rate Loans. When the Borrower wishes to request from the Lenders offers to make Bid Rate Loans, it shall give the Agent notice (a "Bid Rate Quote Request") so as to be received no later than 10:00 a.m. on
(x) the Business Day immediately preceding the date of borrowing proposed therein, in the case of an Absolute Rate Auction and (y) the date four Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction. The Agent shall deliver to each Lender a copy of each Bid Rate Quote Request promptly upon receipt thereof by the Agent. The Borrower may request offers to make Bid Rate Loans for up to three (3) different Interest Periods in each Bid Rate Quote Request; provided that the request for each separate Interest Period shall be deemed to be a separate Bid Rate Quote Request for a separate borrowing (a "Bid Rate Borrowing"). Each Bid Rate Quote Request shall be substantially in the form of Exhibit H and shall specify as to each Bid Rate Borrowing:

            (i) the proposed date of such Bid Rate Borrowing, which shall be a Business Day;

            (ii) the aggregate amount of such Bid Rate Borrowing, which (x) shall be in the minimum amount of $3,000,000 and integral multiples of $1,000,000 and (y) shall not cause any of the limits specified in Section
      2.15. to be violated;

            (iii) whether the Bid Rate Quote Request is for LIBOR Margin Loans or Absolute Rate Loans; and

            (iv) the duration of the Interest Period applicable thereto, which shall not extend beyond the Termination Date.

Except as otherwise provided in this subsection (b), no Bid Rate Quote Request shall be given within five Business Days (or such other number of days as the Borrower and the Agent, with the consent of the Requisite Lenders, may agree) of the giving of any other Bid Rate Quote Request.

      (c)   Bid Rate Quotes.

            (i) Each Lender may submit one or more Bid Rate Quotes, each containing an offer to make a Bid Rate Loan in response to any Bid Rate Quote Request; provided that, if the Borrower's request under Section 2.2.(b) specified more than one Interest Period, such Lender may make a single submission containing one or more Bid Rate Quotes for each such Interest Period. Each Bid Rate Quote must be submitted to the Agent not later than 10:00 a.m. (x) on the proposed date of borrowing, in the case of an Absolute Rate Auction and (y) on the date three Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction; provided that the Lender then acting as Agent may submit a Bid Rate Quote only if it notifies the Borrower of the terms of the offer contained therein not later than 9:00 a.m. (x) on the proposed date of such borrowing, in the case of an Absolute Rate Auction and (y) on the date three Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction. Subject to Articles V. and

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      X., any Bid Rate Quote so made shall be irrevocable except with the consent of the Agent given at the request of the Borrower. Any Bid Rate Loan may be funded by a Lender's Designated Lender (if any) as provided in
      Section 12.5.(e), however such Lender shall not be required to specify in its Bid Rate Quote whether such Bid Rate Loan will be funded by such Designated Lender.

            (ii)  Each Bid Rate Quote shall be substantially in the form of
      Exhibit I and shall specify:

                  (A) the proposed date of borrowing and the Interest Period therefor;

                  (B) the principal amount of the Bid Rate Loan for which each such offer is being made; provided that the aggregate principal amount of all Bid Rate Loans for which a Lender submits Bid Rate Quotes (x) may be greater or less than the Commitment of such Lender but (y) shall not exceed the principal amount of the Bid Rate Borrowing for a particular Interest Period for which offers were requested;

                  (C) in the case of an Absolute Rate Auction, the rate of
            interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) offered for each such Bid Rate Loan (the "Absolute Rate");

                  (D) in the case of a LIBOR Auction, the margin above or below applicable LIBOR (the "LIBOR Margin") offered for each such LIBOR Margin Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/1,000th of 1%) to be added to (or subtracted from) the applicable LIBOR; and

                  (E) the identity of the quoting Lender.

      Unless otherwise agreed by the Agent and the Borrower, no Bid Rate Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Bid Rate Quote Request and, in particular, no Bid Rate Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Bid Rate Loan for which such Bid Rate Quote is being made.

      (d) Notification by Agent. The Agent shall, as promptly as practicable after the Bid Rate Quotes are submitted (but in any event not later than 10:30 a.m. (x) on the proposed date of borrowing, in the case of an Absolute Rate Auction or (y) on the date three Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction), notify the Borrower of the terms (i) of any Bid Rate Quote submitted by a Lender that is in accordance with Section 2.2.(c) and (ii) of any Bid Rate Quote that amends or modifies a previous Bid Rate Quote submitted by such Lender with respect to the same Bid Rate Quote Request solely to correct a manifest error in such former Bid Rate Quote. Any other subsequent Bid Rate Quote amending, modifying or otherwise inconsistent with a previous Bid Rate Quote submitted by a Lender with respect to the same Bid Rate Quote Request shall be disregarded by the Agent. The Agent's notice to the

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Borrower shall specify (A) the aggregate principal amount of the Bid Rate
Borrowing for which offers have been received and (B) the principal amounts and Absolute Rates or LIBOR Margins, as applicable, so offered by each Lender (identifying the Lender that made each Bid Rate Quote).

      (e)   Acceptance by Borrower.

            (i) Not later than 11:00 a.m. (x) on the proposed date of borrowing, in the case of an Absolute Rate Auction and (y) on the date three Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction, the Borrower shall notify the Agent of its acceptance or nonacceptance of the Bid Rate Quotes so notified to it pursuant to
      Section 2.2.(d) which notice shall be in the form of Exhibit J. In the case of acceptance, such notice shall specify the aggregate principal amount of Bid Rate Quotes for each Interest Period that are accepted. The failure of the Borrower to give such notice by such time shall constitute nonacceptance. The Agent shall promptly notify each affected Lender. The Borrower may accept any Bid Rate Quote in whole or in part; provided that:

                  (A) the aggregate principal amount of each Bid Rate Borrowing may not exceed the applicable amount set forth in the related Bid Rate Quote Request;

                  (B) the aggregate principal amount of each Bid Rate Borrowing shall comply with the provisions of Section 3.5., and with all other Bid Rate Loans accepted in such Auction shall not cause the limits specified in Section 2.15. to be violated;

                  (C) acceptance of Bid Rate Quotes may be made only in
            ascending order of Absolute Rates or LIBOR Margins, as applicable, in each case beginning with the lowest rate so offered;

                  (D) the Borrower may not accept any Bid Rate Quote that fails to comply with Section 2.2.(c) or otherwise fails to comply with the requirements of this Agreement; and

                  (E) any acceptance in part shall be in a minimum amount of
            $1,000,000 and integral multiples of $500,000 in excess thereof.

            (ii) If Bid Rate Quotes are made by two or more Lenders with the same Absolute Rates or LIBOR Margins, as applicable, for a greater aggregate principal amount than the amount in respect of which Bid Rate Quotes are permitted to be accepted for the related Interest Period, the principal amount of Bid Rate Loans in respect of which such Bid Rate Quotes are accepted shall be allocated by the Agent among such Lenders in proportion to the aggregate principal amount of such Bid Rate Quotes. Determinations by the Agent of the amounts of Bid Rate Loans shall be conclusive in the absence of manifest error.

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      (f)   Obligation to Make Bid Rate Loans. The Agent shall promptly (and in any event not later than 12:00 noon (x) on the proposed date of borrowing of Absolute Rate Loans and (y) on the date three Business Days prior to the proposed date of borrowing of LIBOR Margin Loans) notify each Lender whose Bid Rate Quote has been accepted and the amount and rate thereof. A Lender who is notified that it has been selected to make a Bid Rate Loan may designate its Designated Lender (if any) to fund such Bid Rate Loan on its behalf, as described in Section 12.5.(e). Any Designated Lender which funds a Bid Rate Loan shall on and after the time of such funding become the obligee in respect of such Bid Rate Loan and be entitled to receive payment thereof when due. No Lender shall be relieved of its obligation to fund a Bid Rate Loan, and no Designated Lender shall assume such obligation, prior to the time the applicable Bid Rate Loan is funded. Any Lender whose offer to make any Bid Rate Loan has been accepted shall, not later than 1:30 p.m. on the date specified for the making of such Loan, make the amount of such Loan available to the Agent at its Principal Office in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower no later than 2:00 p.m. on such date by depositing the same, in immediately available funds, in an account of the Borrower designated by the Borrower.

      (g) No Effect on Commitment. Except for the purpose and to the extent expressly stated in Sections 2.12. and 2.15., the amount of any Bid Rate Loan made by any Lender shall not constitute a utilization of such Lender's Commitment.

SECTION 2.3. SWINGLINE LOANS.

      (a) Swingline Loans. Subject to the terms and conditions hereof, during the period from the Effective Date to but excluding the Termination Date, the Swingline Lender agrees to make Swingline Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of the Swingline Commitment. If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Commitment in effect at such time, the Borrower shall immediately pay the Agent for the account of the Swingline Lender the amount of such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder.

      (b) Procedure for Borrowing Swingline Loans. The Borrower shall give the Agent and the Swingline Lender notice pursuant to a Notice of Swingline Borrowing or telephonic notice of each borrowing of a Swingline Loan. Each Notice of Swingline Borrowing shall be delivered to the Swingline Lender no later than 3:00 p.m. on the proposed date of such borrowing. Any such notice given telephonically shall include all information to be specified in a written Notice of Swingline Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Swingline Borrowing sent to the Swingline Lender by telecopy on the same day of the giving of such telephonic notice. On the date of the requested Swingline Loan and subject to satisfaction of the applicable conditions set forth in Article V. for such borrowing, the Swingline Lender will make the proceeds of such Swingline Loan available to the Borrower in Dollars, in immediately available funds, at the account specified by the Borrower in the Notice of Swingline Borrowing not later than 4:00 p.m. on such date.

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      (c)   Interest. Swingline Loans shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Margin for Base Rate Loans. Interest payable on Swingline Loans is solely for the account of the Swingline Lender. All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in Section 2.5. with respect to interest on Base Rate Loans (except as the Swingline Lender and the Borrower may otherwise agree in writing in connection with any particular Swingline Loan).

      (d) Swingline Loan Amounts, Etc. Each Swingline Loan shall be in the minimum amount of $500,000 and integral multiples of $100,000 or such other minimum amounts agreed to by the Swingline Lender and the Borrower. Any voluntary prepayment of a Swingline Loan must be in integral multiples of $100,000 or the aggregate principal amount of all outstanding Swingline Loans (or such other minimum amounts upon which the Swingline Lender and the Borrower may agree) and in connection with any such prepayment, the Borrower must give the Swingline Lender prior written notice thereof no later than 10:00 a.m. on the date of such prepayment. The Swingline Loans shall, in addition to this Agreement, be evidenced by the Swingline Note.

      (e) Repayment and Participations of Swingline Loans. The Borrower agrees to repay each Swingline Loan within one Business Day of demand therefor by the Swingline Lender and in any event, within 5 days after the date such Swingline Loan was made. Notwithstanding the foregoing, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Termination Date (or such earlier date as the Swingline Lender and the Borrower may agree in writing). In lieu of demanding repayment of any outstanding Swingline Loan from the Borrower, the Swingline Lender may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf for such purpose), request a borrowing of Base Rate Loans from the Lenders in an amount equal to the principal balance of such Swingline Loan. The amount limitations of Section 3.5.(a) shall not apply to any borrowing of Base Rate Loans made pursuant to this subsection. The Swingline Lender shall give notice to the Agent of any such borrowing of Base Rate Loans not later than 12:00 noon on the proposed date of such borrowing and the Agent shall give prompt notice of such borrowing to the Lenders. No later than 2:00 p.m. on such date, each Lender will make available to the Agent at the Principal Office for the account of Swingline Lender, in immediately available funds, the proceeds of the Base Rate Loan to be made by such Lender and, to the extent of such Base Rate Loan, such Lender's participation in the Swingline Loan so repaid shall be deemed to be funded by such Base Rate Loan. The Agent shall pay the proceeds of such Base Rate Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan. At the time each Swingline Loan is made, each Lender shall automatically (and without any further notice or action) be deemed to have purchased from the Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Commitment Percentage in such Swingline Loan. If the Lenders are prohibited from making Loans required to be made under this subsection for any reason, including without limitation, the occurrence of any Default or Event of Default described in Section 10.1.(f) or 10.1.(g), upon notice from the Agent or the Swingline Lender, each Lender severally agrees to pay to the Agent for the account of the Swingline Lender in respect of such participation the amount of such Lender's Commitment Percentage of each outstanding Swingline Loan. If such amount is not in fact made available to the Agent by any Lender, the Swingline Lender shall be

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entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon demand therefor by the Agent or the Swingline Lender, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Credit Documents (other than those provisions requiring the other Lenders to purchase a participation therein). Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due such Lender hereunder, to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise). A Lender's obligation to make payments in respect of a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have or claim against the Agent, the Swingline Lender or any other Person whatsoever, (ii) the occurrence or continuation of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Section 10.1.(f) or 10.1.(g)) or the termination of any Lender's Commitment, (iii) the existence (or alleged existence) of an event or condition which has had or could have a Material Adverse Effect, (iv) any breach of any Credit Document by the Agent, any Lender or the Borrower or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

SECTION 2.4. LETTERS OF CREDIT.

      (a) Letters of Credit. Subject to the terms and conditions of this Agreement, the Agent, on behalf of the Lenders, agrees to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding, the date 30 days prior to the Termination Date one or more letters of credit (each a "Letter of Credit") up to a maximum aggregate Stated Amount at any one time outstanding not to exceed the L/C Commitment Amount. The parties hereto agree that the Existing Letters of Credit shall be deemed to be Letters of Credit hereunder.

      (b) Terms of Letters of Credit. At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Agent and the Borrower. Notwithstanding the foregoing, in no event may the expiration date of any Letter of Credit extend beyond the date that is 5 Business Days prior to the Termination Date. A Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the Agent but in no event shall any such provision permit the extension of the expiration date of such Letter of Credit beyond the Termination Date; provided, that a Letter of Credit that contains an automatic extension provision may provide for an extension of its expiration date to a date not more than one year beyond the Termination Date so long as the Borrower delivers to the Agent no later than 20 days prior to the Termination Date (x) cash collateral for and in an amount equal to such Letter of Credit on terms reasonably acceptable to the Agent and (y) a reimbursement agreement in form and substance acceptable to the Agent and such other documents requested by the Agent evidencing the Borrower's reimbursement obligations in respect of such Letter of Credit.

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      (c)   Requests for Issuance of Letters of Credit. The Borrower shall give the Agent written notice (or telephonic notice promptly confirmed in writing) at least 5 Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) Stated Amount, (ii) beneficiary, and (iii) expiration date. The Borrower shall also execute and deliver such customary letter of credit application forms as requested from time to time by the Agent. Provided the Borrower has given the notice prescribed by the first sentence of this subsection and subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article V., the Agent shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary. Upon the written request of the Borrower, the Agent shall deliver to the Borrower a copy of each issued Letter of Credit within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Credit Document, the term of such Credit Document shall control.

      (d) Reimbursement Obligations. Upon receipt by the Agent from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify the Borrower of the amount to be paid by the Agent as a result of such demand and the date on which payment is to be made by the Agent to such beneficiary in respect of such demand; provided, however, the Agent's failure to give, or delay in giving, such notice shall not discharge the Borrower in any respect from the applicable Reimbursement Obligation. The Borrower hereby unconditionally and irrevocably agrees to pay and reimburse the Agent for the amount of each demand for payment under such Letter of Credit on or prior to the date on which payment is to be made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind (other than notice as provided in this subsection). Upon receipt by the Agent of any payment in respect of any Reimbursement Obligation, the Agent shall promptly pay to each Lender that has acquired a participation therein under the second sentence of Section 2.4.(i) such Lender's Commitment Percentage of such payment.

      (e) Manner of Reimbursement. Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall advise the Agent whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Agent for the amount of the related demand for payment and, if it does, the Borrower shall submit a timely request for such borrowing as provided in the applicable provisions of this Agreement. If the Borrower fails to so advise the Agent, or if the Borrower fails to reimburse the Agent for a demand for payment under a Letter of Credit by the date of such payment, then (i) if the applicable conditions contained in Article V. would permit the making of Revolving Loans, the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Agent shall give each Lender prompt notice of the amount of the Revolving Loan to be made available to the Agent not later than 1:00 p.m. and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of subsection (j) of this Section shall apply. The limitations of Section 3.5.(a) shall not apply to any borrowing of Base Rate Loans under this subsection.

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      (f)   Effect of Letters of Credit on Commitments. Upon the issuance by the
Agent of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender's Commitment Percentage and (ii) the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

      (g) Agent's Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations. In examining documents presented in connection with drawings under Letters of Credit and making payments under Letters of Credit against such documents, the Agent shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit. The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Agent nor any of the Lenders shall be responsible for, and the Borrower's obligations in respect of the Letters of Credit shall not be affected in any manner by, (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Agent's or any Lender's rights or powers hereunder. Any action taken or omitted to be taken by the Agent under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment), shall not create against the Agent or any Lender any liability to the Borrower or any Lender. In this regard, the obligation of the Borrower to reimburse the Agent for any drawing made under any Letter of Credit, and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e), shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the

Agent, any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, the Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (G) payment by the Agent under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower's Reimbursement Obligations. Notwithstanding anything to the contrary contained in this Section or Section 12.9., but not in limitation of the Borrower's unconditional obligation to reimburse the Agent for any drawing made under a Letter of Credit as provided in this Section and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e), the Borrower shall have no obligation to indemnify the Agent or any Lender in respect of any liability incurred by the Agent or such Lender arising solely out of the gross negligence or willful misconduct of the Agent or such Lender in respect of a Letter of Credit as determined by a court of competent jurisdiction in a final, non-appealable judgment. Except as otherwise provided in this Section, nothing in this Section shall affect any rights the Borrower may have with respect to the gross negligence or willful misconduct of the Agent or any Lender with respect to any Letter of Credit.

      (h) Amendments, Etc. The issuance by the Agent of any amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the Agent), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Requisite Lenders (or all of the Lenders if required by Section 12.6.) shall have consented thereto. In connection with any such amendment, supplement or other modification, the Borrower shall pay the Fees, if any, payable under the last sentence of Section 3.6.(b).

      (i) Lenders' Participation in Letters of Credit. Immediately upon the issuance by the Agent of any Letter of Credit each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Agent, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Commitment Percentage of the liability of the Agent with respect to such Letter of Credit, and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Agent to pay and discharge when due, such Lender's Commitment Percentage of the Agent's liability under such Letter of Credit. In addition, upon the making of each payment by a Lender to the Agent in respect of any Letter of Credit pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of the Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Agent by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to the Agent pursuant to the third and last sentences of Section 3.6.(b)).

      (j) Payment Obligation of Lenders. Each Lender severally agrees to pay to the Agent on demand in immediately available funds in Dollars the amount of such Lender's Commitment Percentage of each drawing paid by the Agent under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.4.(d); provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Lender's Commitment Percentage of such drawing. If the notice referenced in the second sentence of Section 2.4.(e) is received by a Lender not later than 11:00 a.m., then such Lender shall make such payment available to the Agent not later than 2:00 p.m. on the date of demand therefor; otherwise, such payment shall be made available to the Agent not later than 1:00 p.m. on the next succeeding Business Day. Each Lender's obligation to make such payments to the Agent under this subsection, and the Agent's right to receive the same, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 10.1.(f) or 10.1.(g) or (iv) the termination of the Commitments. Each such payment to the Agent shall be made without any offset, abatement, withholding or deduction whatsoever and shall constitute a Loan for purposes of the Intercreditor Agreement.

      (k) Information to Lenders. The Agent shall periodically deliver to the Lenders information setting forth the Stated Amount of all outstanding Letters of Credit. Other than as set forth in this subsection, the Agent shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of the Agent to perform its requirements under this subsection shall not relieve any Lender from its obligations under Section 2.4.(j).

SECTION 2.5. RATES AND PAYMENT OF INTEREST ON LOANS.

      (a) Rates. The Borrower promises to pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

            (i) during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin;

            (ii) during such periods as such Loan is a LIBOR Loan, at Adjusted LIBOR for such Loan for the Interest Period therefor plus the Applicable Margin;

            (iii) if such Loan is an Absolute Rate Loan, at the Absolute Rate for such Loan, as applicable, for the Interest Period therefor quoted by the Lender making such Loan in accordance with Section 2.2.; and

            (iv) if such Loan is a LIBOR Margin Loan, at LIBOR for such Loan for the Interest Period therefor, plus (or minus) the LIBOR Margin quoted by the Lender making such Loan in accordance with Section 2.2.

Notwithstanding the foregoing, while an Event of Default exists, the Borrower shall pay to the Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender, on all Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

      (b) Payment of Interest. Accrued and unpaid interest on each Loan shall be payable (i) in the case of a Base Rate Loan, monthly in arrears on the first day of each calendar month, (ii) in the case of a LIBOR Loan or a Bid Rate Loan, in arrears on the last day of each Interest Period therefor, and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, in arrears upon the payment, prepayment or Continuation thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid, Continued or Converted). Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower. All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

SECTION 2.6. NUMBER OF INTEREST PERIODS.

      There may be no more than 8 different Interest Periods for LIBOR Loans and Bid Rate Loans, collectively outstanding at the same time.

SECTION 2.7. REPAYMENT OF LOANS.

      (a) Revolving Loans. The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Loans on the Termination Date.

      (b) Bid Rate Loans. The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, each Bid Rate Loan on the last day of the Interest Period of such Bid Rate Loan.

SECTION 2.8. PREPAYMENTS.

      (a) Optional. Subject to Section 4.4., the Borrower may prepay any Loan (other than a Bid Rate Loan) at any time without premium or penalty. Bid Rate Loans may not be prepaid at the option of the Borrower. The Borrower shall give the Agent at least one Business Day's prior written notice of the prepayment of any Revolving Loan.

      (b) Mandatory. If at any time the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities, the aggregate principal amount of all outstanding Bid Rate Loans and the aggregate principal amount of all outstanding Swingline Loans, exceeds the aggregate amount of the Commitments in effect at such time, the Borrower shall immediately pay to the Agent for the accounts of the Lenders the amount of such excess. Such payment shall be applied to pay all amounts of principal outstanding on the Loans and any Reimbursement Obligations pro rata in accordance with Section 3.2. and if any Letters of Credit are outstanding at such time the remainder, if any, shall be deposited into the Collateral Account for application to any Reimbursement Obligations. If the Borrower is required to pay any outstanding LIBOR Loans or Bid Rate Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 4.4.

SECTION 2.9. CONTINUATION.

      So long as no Default or Event of Default shall exist, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Agent a Notice of Continuation not later than 11:00 a.m. on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Agent shall notify each Lender by telecopy, or other similar form of transmission, of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, be Continued as a LIBOR Loan having an Interest Period of 1 month; provided, however, if a Default or Event of Default exists at such time, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.10. or the Borrower's failure to comply with any of the terms of such Section.

SECTION 2.10. CONVERSION.

      The Borrower may on any Business Day, upon the Borrower's giving of a Notice of Conversion to the Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type; provided, however, a Base Rate Loan may not be Converted to a LIBOR Loan if a Default or Event of Default shall exist. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan and, upon

Conversion of a Base Rate Loan into a LIBOR Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted. Each such Notice of Conversion shall be given not later than 11:00 a.m. on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Agent shall notify each Lender by telecopy, or other similar form of transmission, of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing) or telecopy in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

SECTION 2.11. NOTES.

      (a) Revolving Note. The Revolving Loans made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit K (each a "Revolving Note"), payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

      (b) Bid Rate Notes. The Bid Rate Loans made by any Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit L (each a "Bid Rate Note"), payable to the order of such Lender and otherwise duly completed.

      (c) Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower, absent manifest error; provided, however, that the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Credit Documents.

      (d) Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii) (A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

SECTION 2.12. VOLUNTARY REDUCTIONS OF THE COMMITMENT.

      The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities and the aggregate principal amount of all outstanding Swingline Loans and Bid Rate Loans) at any time and from time to time without penalty or premium upon not less than 5 Business Days prior written notice to the Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction and shall be irrevocable once given and effective only upon receipt by the Agent; provided, however, if the Borrower seeks to reduce the aggregate amount of the Commitments below $100,000,000, then the Commitments shall all automatically and permanently be reduced to zero. The Agent will promptly transmit such notice to each Lender. The Commitments, once terminated or reduced, may not be increased or reinstated.

SECTION 2.13. EXTENSION OF TERMINATION DATE.

      The Borrower shall have the right, exercisable one time, to extend the Termination Date by one year. The Borrower may exercise such right only by executing and delivering to the Agent, at least 90 days but not more than 180 days prior to the current Termination Date, a written request for such extension (an "Extension Request"). The Agent shall forward to each Lender a copy of the Extension Request delivered to the Agent promptly upon receipt thereof. Subject to satisfaction of the following condition, the Termination Date shall be extended for one year effective upon receipt of the Extension Request and payment of the Fees payable under Section 3.6.(c): immediately prior to such extension and immediately after giving effect thereto, (a) no Default or Event of Default shall exist and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Credit Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Credit Documents.

SECTION 2.14. EXPIRATION OR MATURITY DATE OF LETTERS OF CREDIT PAST TERMINATION
              DATE.

      If on the date the Commitments are terminated or reduced to zero (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise), there are any Letters of Credit outstanding hereunder, the Borrower shall, on such date, pay to the Agent an amount of money equal to the Stated Amount of such Letter(s) of Credit for deposit into the Collateral Account.

SECTION 2.15. AMOUNT LIMITATIONS.

      Notwithstanding any other term of this Agreement or any other Credit Document, no Lender shall be required to make a Loan, no Lender shall make any Bid Rate Loan, the Agent shall not be required to issue a Letter of Credit and no reduction of the Commitments pursuant to Section 2.12. shall take effect, if immediately after the making of such Loan, the issuance of such Letter of Credit or such reduction in the Commitments:

      (a) the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate principal amount of all outstanding Bid Rate Loans, the aggregate principal amount of all outstanding Swingline Loans and the aggregate amount of all Letter of Credit Liabilities, would exceed the aggregate amount of the Commitments at such time; or

      (b) the aggregate principal amount of all outstanding Bid Rate Loans would exceed 50% of the aggregate amount of the Commitments at such time.

SECTION 2.16. INCREASE OF COMMITMENTS.

      The Borrower shall have the right at any time and from time to time during the term of this Agreement to request increases in the aggregate amount of the Commitments (provided that after giving effect to any increases in the Commitments pursuant to this Section, the aggregate amount of the Commitments may not exceed $500,000,000) by providing written notice to the Agent, which notice shall be irrevocable once given. Each such increase in the Commitments must be in an aggregate minimum amount of $25,000,000 and integral multiples of $5,000,000 in excess thereof. No Lender shall be required to increase its Commitment and any new Lender becoming a party to this Agreement in connection with any such requested increase must be an Eligible Assignee approved by the Borrower. If a new Lender becomes a party to this Agreement, or if any existing Lender agrees to increase its Commitment, such Lender shall on the date it becomes a Lender hereunder (or increases its Commitment, in the case of an existing Lender) (and as a condition thereto) purchase from the other Lenders its Commitment Percentage (or in the case of an existing Lender, the increase in the amount of its Commitment Percentage, in each case as determined after giving effect to the increase of Commitments) of any outstanding Revolving Loans, by making available to the Agent for the account of such other Lenders at the Principal Office, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Lender plus (B) the aggregate amount of payments previously made by the other Lenders under Section 2.4.(j) which have not been repaid plus
(C) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans. The Borrower shall pay to the Lenders amounts payable, if any, to such Lenders under Section 4.4. as a result of the prepayment of any such Revolving Loans. No increase of the Commitments may be effected under this Section if (x) a Default or Event of Default shall be in existence on the effective date of such increase or (y) any representation or warranty made or deemed made by the Borrower or any other Loan Party in any Credit Document to which any such Loan Party is a party is not (or would not be) true or correct on the effective date of such increase (except for representations or warranties which expressly relate solely to an earlier date). In connection with any increase in the aggregate amount of the Commitments pursuant to this subsection, (a) any Lender becoming a party hereto shall execute such documents and agreements as the Agent may reasonably request and
(b) the Borrower shall make appropriate arrangements so that each new Lender, and any existing Lender increasing its Commitment, receives a new or replacement Note, as appropriate, in the amount of such Lender's Commitment within 2 Business Days of the effectiveness of the applicable increase in the aggregate amount of Commitments.

            ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

SECTION 3.1. PAYMENTS.

      Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement or any other Credit Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at its Principal Office, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 10.4., the Borrower may, at the time of making each payment under this Agreement or any Note, specify to the Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender at the applicable Lending Office of such Lender no later than 5:00 p.m. on the date of receipt. If the Agent fails to pay such amount to a Lender as provided in the previous sentence, the Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Credit Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

SECTION 3.2. PRO RATA TREATMENT.

      Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.1.(a), 2.3.(e) and 2.4.(e) shall be made from the Lenders, each payment of the Fees under Section 3.6.(a), the first sentence of
Section 3.6.(b) and Section 3.6.(c) shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.12. shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Commitments; (c) each payment of interest on Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; (d) the making, Conversion and Continuation of Revolving Loans of a particular Type (other than Conversions provided for by Section 4.5.) shall be made pro rata among the Lenders according to the amounts of their respective Commitments (in the case of making of Revolving Loans) or their respective Revolving Loans (in the case of Conversions and Continuations of Revolving Loans) and the then current Interest Period for each Lender's portion of each Revolving Loan of such Type shall be coterminous; (e) the Lenders' participation in, and payment obligations in respect of, Letters of Credit under
Section 2.4., shall be pro rata in accordance with their respective Commitments;
(f) the Lenders' participation in, and payment obligations in respect of, Swingline Loans under Section 2.3., shall be pro rata in accordance with their respective Commitments; and (g) each mandatory prepayment of principal of Bid Rate Loans by the Borrower pursuant to Section 2.8.(b) shall be made for account of the Lenders then owed Bid Rate Loans pro rata in accordance with the respective unpaid principal amounts of the Bid Rate Loans then owing to each such Lender. All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lender only (except to the extent any Lender shall have acquired and funded a

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participating interest in any such Swingline Loan pursuant to Section 2.3.(e), in which case such payments shall be pro rata in accordance with such participating interests).

SECTION 3.3. SHARING OF PAYMENTS, ETC.

      If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders pro rata in accordance with Section 3.2. or Section 10.4., as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 3.2. or Section 10.4., as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

SECTION 3.4. SEVERAL OBLIGATIONS.

      No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

SECTION 3.5. MINIMUM AMOUNTS.

      (a) Borrowings and Conversions. Except as otherwise provided in Sections 2.3.(e) and 2.4.(e), each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof. Each borrowing, Conversion and Continuation of LIBOR Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

      (b) Prepayments. Each voluntary prepayment of Revolving Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (or, if less, the aggregate principal amount of Revolving Loans then outstanding).

      (c)   Reductions of Commitments. Each reduction of the Commitments under
Section 2.12. shall be in an aggregate minimum amount of $10,000,000 and integral multiples of $5,000,000 in excess thereof.

      (d) Letters of Credit. The initial Stated Amount of each Letter of Credit shall be at least $50,000.

SECTION 3.6. FEES.

      (a) Facility Fees. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee equal to the average daily amount of the Commitment of such Lender (whether or not utilized) times the Facility Fee for the period from and including the Agreement Date to but excluding the date such Commitment is terminated or reduced to zero or the Termination Date, such fee to be paid in arrears on (i) the last day of March, June, September and December in each year, (ii) the date of each reduction in the Commitments (but only on the amount of the reduction) and (iii) on the Termination Date.

      (b) Letter of Credit Fees. The Borrower agrees to pay to the Agent for the account of each Lender a letter of credit fee at a rate per annum equal to the Applicable Margin for LIBOR Loans (or while an Event of Default exists, at a per annum rate equal to 4.0%) times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) through and including the date such Letter of Credit expires or is terminated or (y) to but excluding the date such Letter of Credit is drawn in full and is not subject to reinstatement, as the case may be. The fees provided for in the immediately preceding sentence shall be nonrefundable and payable in arrears on (i) the last day of March, June, September and December in each year, (ii) the Termination Date, (iii) the date the Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Agent. In addition, the Borrower shall pay to the Agent for its own account and not the account of any Lender, an issuance fee in respect of each Letter of Credit equal to the greater of (i) $500 or (ii) one-eighth of one percent (0.125%) per annum on the initial Stated Amount of such Letter of Credit payable (A) for the period from and including the date of issuance of such Letter of Credit through and including the expiration date of such Letter of Credit and (B) if the expiration date of any Letter of Credit is extended (whether as a result of the operation of an automatic extension clause or otherwise), for the period from but excluding the previous expiration date to and including the extended expiration date. The fees provided for in the immediately preceding sentence shall be nonrefundable and payable upon issuance (or in the case of an extension of the expiration date, on the previous expiration date). The Borrower shall pay directly to the Agent from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged by the Agent from time to time in like circumstances with respect to the issuance of each Letter of Credit, drawings, amendments and other transactions relating thereto.

      (c) Extension Fee. If the Borrower exercises its right to extend the Termination Date in accordance with Section 2.13., the Borrower agrees to pay to the Agent for the account of each Lender a fee equal to one-eighth of one percent (0.125%) of the amount of such Lender's Commitment (whether or not utilized) at the time of such extension. Such fee shall be due and payable in full on the date the Agent receives the Extension Request pursuant to such Section.

      (d) Administrative and Other Fees. The Borrower agrees to pay the administrative and other fees of the Agent as may be agreed to in writing by the Borrower and the Agent from time to time.

SECTION 3.7. COMPUTATIONS.

      Unless otherwise expressly set forth herein, any accrued interest on any Loan or any other Obligations, and all Fees due hereunder shall be computed on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed, except in the case of LIBOR Loans which shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

SECTION 3.8. USURY.

      In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.

SECTION 3.9. AGREEMENT REGARDING INTEREST AND CHARGES.

      The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Sections 2.5.(a)(i) through (iv) and in Section 2.3.(c). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, closing fees, letter of credit fees, underwriting fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, in each case in connection with the transactions contemplated by this Agreement and the other Credit Documents, are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

SECTION 3.10. STATEMENTS OF ACCOUNT.

      The Agent will account to the Borrower monthly with a statement of Loans, Letters of Credit, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Credit Documents, and such account rendered by the Agent shall be deemed conclusive upon Borrower absent manifest error. The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

SECTION 3.11. DEFAULTING LENDERS.

      (a) Generally. If for any reason any Lender (a "Defaulting Lender") shall fail or refuse to perform any of its obligations under this Agreement or any other Credit Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of two Business Days after notice from the Agent, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or Applicable Law, such Defaulting Lender's right to participate in the administration of the Loans, this Agreement and the other Credit Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Requisite Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Credit Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting Lender's Loans shall not be paid to such Defaulting Lender and shall be held uninvested by the Agent and either applied against the purchase price of such Loans under the following subsection (b) or paid to such Defaulting Lender upon such Defaulting Lender's curing of its default.

      (b) Purchase or Cancellation of Defaulting Lender's Commitment. Any Lender who is not a Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire all or a portion of a Defaulting Lender's Commitment. Any Lender desiring to exercise such right shall give written notice thereof to the Agent and the Borrower no sooner than 2 Business Days and not later than 5 Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender's Commitment in proportion to the Commitments of the other Lenders exercising such right. If after such 5th Business Day, the Lenders have not elected to purchase all of the Commitment of such Defaulting Lender, then the Borrower may, by giving written notice thereof to the Agent, such Defaulting Lender and the other Lenders, either (i) demand that such Defaulting Lender assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 12.5.(d) for the purchase price provided for below or (ii) terminate the Commitment of such Defaulting Lender, whereupon such Defaulting Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Credit Documents. No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. Upon any such purchase or assignment, the Defaulting Lender's interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Credit Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase except to the extent assigned pursuant to such purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Acceptance Agreement and, notwithstanding Section 12.5.(d), shall pay to the Agent an assignment fee in the amount of $7,000. The purchase price for the Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to the last sentence of the immediately preceding subsection (a). The Defaulting Lender shall be entitled to receive amounts owed to it by the Borrower under the Credit Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Agent from or on behalf of the Borrower. There shall be no recourse against any Lender or the Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans.

SECTION 3.12. TAXES.

      (a) Taxes Generally. All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding
(i) franchise taxes, (ii) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits, (iii) any taxes (other than withholding taxes) with respect to the Agent or a Lender that would not be imposed but for a connection between the Agent or such Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Agent or such Lender pursuant to or in respect of this Agreement or any other Credit Document), and (iv) any taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges to the extent imposed as a result of the failure of the Agent or a Lender, as applicable, to provide and keep current (to the extent legally able) any certificates, documents or other evidence required to qualify for an exemption from, or reduced rate of, any such taxes fees, duties, levies, imposts, charges, deductions, withholdings or other charges or required by the immediately following subsection (c) to be furnished by the Agent or such Lender, as applicable (such non-excluded items being collectively called "Taxes"). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

            (i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

            (ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such Governmental Authority; and

            (iii) pay to the Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent or such Lender will equal the full amount that the Agent or such Lender would have received had no such withholding or deduction been required.

      (b) Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent, for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

      (c) Tax Forms. Prior to the date that any Foreign Lender becomes a party hereto, such Foreign Lender shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI and W-8BEN, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Foreign Lender establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax imposed under the Internal Revenue Code. Each such Foreign Lender shall, to the extent it may lawfully do so, (x) deliver further copies of such forms or other appropriate certifications on or before the date that any such forms expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrower or the Agent and (y) obtain such extensions of the time for filing, and renew such forms and certifications thereof, as may be reasonably requested by the Borrower or the Agent. The Borrower shall not be required to pay any amount pursuant to the last sentence of subsection (a) above to any Foreign Lender or the Agent, if it is organized under the laws of a jurisdiction outside of the United States of America, if such Foreign Lender or the Agent, as applicable, fails to comply with the requirements of this subsection. If any such Foreign Lender, to the extent it may lawfully do so, fails to deliver the above forms or other documentation, then the Agent may withhold from any payments to be made to such Foreign Lender under any of the Credit Documents such amounts as are required by the Internal Revenue Code. If any Governmental Authority asserts that the Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including all reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) of the Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all Obligations and the resignation or replacement of the Agent.

                       ARTICLE IV. YIELD PROTECTION, ETC.

SECTION 4.1. ADDITIONAL COSTS; CAPITAL ADEQUACY.

      (a) Additional Costs. The Borrower shall promptly pay to the Agent for the account of each affected Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any

LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Credit Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), to the extent resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Credit Documents in respect of any of such Loans or its Commitment (other than taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges which are excluded from the definition of Taxes pursuant to the first sentence of Section 3.12.(a)); or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other reserve requirement to the extent utilized in the determination of Adjusted LIBOR for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy).

      (b) Lender's Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a), if, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert any other Type of Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.5. shall apply).

      (c) Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the Agent of issuing (or any Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by the Agent or any Lender hereunder in respect of any Letter of Credit, then, upon demand by the Agent or such Lender, the Borrower shall pay promptly, and in any event within 3 Business Days of demand, to the Agent for its account or the account of such Lender, as applicable, from time to time as specified by the Agent or a Lender, such additional amounts as shall be sufficient to compensate the Agent or such Lender for such increased costs or reductions in amount.

      (d) Notification and Determination of Additional Costs. Each of the Agent and each Lender agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, the failure of the Agent or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder (and in the case of a Lender, to the Agent). The Agent or such Lender agrees to furnish to the Borrower (and in the case of a Lender, to the Agent) a certificate setting forth in reasonable detail the basis and amount of each request by the Agent or such Lender for compensation under this Section. Absent manifest error, determinations by the Agent or any Lender of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

SECTION 4.2. SUSPENSION OF LIBOR LOANS.

      Anything herein to the contrary notwithstanding, if, on or prior to the determination of Adjusted LIBOR for any Interest Period:

            (a) the Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR for such Interest Period, or

            (b) the Agent reasonably determines (which determination shall be conclusive) that Adjusted LIBOR will not adequately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Loans for such Interest Period;

then the Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either repay such Loan or Convert such Loan into a Base Rate Loan.

SECTION 4.3. ILLEGALITY.

      Notwithstanding any other provision of this Agreement, if any Lender shall reasonably determine (which determination shall be conclusive and binding) that it has become unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.5. shall be applicable).

SECTION 4.4. COMPENSATION.

      The Borrower shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender reasonably determines is attributable to:

            (a) any payment or prepayment (whether mandatory or optional) of a LIBOR Loan or Bid Rate Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

            (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V. to be satisfied) to borrow a LIBOR Loan or Bid Rate Loan from such Lender on the requested date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Upon the Borrower's request, any Lender requesting compensation under this Section shall provide the Borrower with a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof. Absent manifest error, determinations by any Lender in any such statement shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

SECTION 4.5. TREATMENT OF AFFECTED LOANS.

      If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(b) or 4.3., then such Lender's LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1.(b) or 4.3., on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1. or 4.3. that gave rise to such Conversion no longer exist:

            (a) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans; and

            (b) all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.1. or 4.3. that gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR

Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

SECTION 4.6. CHANGE OF LENDING OFFICE.

      Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Section 3.12., 4.1. or 4.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

SECTION 4.7. ASSUMPTIONS CONCERNING FUNDING OF LIBOR LOANS.

      Calculation of all amounts payable to a Lender under this Article IV. shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.

                         ARTICLE V. CONDITIONS PRECEDENT

SECTION 5.1. INITIAL CONDITIONS PRECEDENT.

      The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the following conditions precedent:

      (a) The Agent shall have received each of the following, in form and substance satisfactory to the Agent:

            (i) Counterparts of this Agreement executed by each of the parties hereto;

            (ii) Revolving Notes and Bid Rate Notes executed by the Borrower, payable to each Lender (or Designated Lender, if applicable) and complying with the applicable provisions of Section 2.11., and the Swingline Note executed by the Borrower;

            (iii) The Guaranty executed by each Guarantor existing as of the Effective Date;

            (iv) An opinion of counsel to the Borrower and those Guarantor to which, together with the Borrower, at least 90.0% of Adjusted Asset Value is attributable, addressed to the Agent, the Lenders and the Swingline Lender, addressing the matters set forth in Exhibit M;

            (v) The articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of the Borrower and each such other Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party;

            (vi) A certificate of good standing or certificate of similar meaning with respect to each such Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

            (vii) A certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each such Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Credit Documents to which such Loan Party is a party, and in the case of the Borrower, and the officers of the Borrower then authorized to deliver Notices of Borrowing, Notices of Swingline Borrowings, Bid Rate Quote Requests, Bid Rate Quote Acceptances, Notices of Continuation and Notices of Conversion and to request the issuance of Letters of Credit;

            (viii) Copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each such Loan Party of
      (i) the by-laws of such Loan Party, if a corporation, the operating agreement of such Loan Party, if a limited liability company, the partnership agreement of such Loan Party, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Credit Documents to which it is a party;

            (ix) The Fees then due and payable under Section 3.6., and any other Fees payable to the Agent, the Titled Agents and the Lenders on or prior to the Effective Date;

            (x) A Compliance Certificate calculated as of March 31, 2005 (giving pro forma effect to the financing contemplated by this Agreement and the use of the proceeds of the Loans to be funded on the Closing
      Date);

            (xi) Copies of the Intercreditor Agreement and the Pledge
      Agreement, together with all amendments and supplements thereto, certified by a officer of the Borrower to be true, correct and complete copies and in full force and effect;

            (xii) Copies of each opinion letter delivered in connection with the Intercreditor Agreement and the Pledge Agreement, and if requested by the Agent, reliance letters from the law firms delivering such opinions stating that the Agent and the Lenders may rely on such opinion letters; and

            (xiii) Such other documents, agreements and instruments as the Agent on behalf of the Lenders may reasonably request; and

      (b)   In the good faith judgment of the Agent and the Lenders:

            (i) There shall not have occurred or become known to the Agent or any of the Lenders any event, condition, situation or status that has had or could reasonably be expected to result in a Material Adverse Effect;

            (ii) No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect or
      (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under the Credit Documents to which it is a party;

            (iii) The Borrower and its Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices, as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which the Borrower or any other Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to
      (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under the Credit Documents to which it is a party; and

            (iv) There shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Credit Documents.

SECTION 5.2. CONDITIONS PRECEDENT TO ALL LOANS AND LETTERS OF CREDIT.

      The obligations of the Lenders to make any Loans, of the Agent to issue Letters of Credit, and of the Swingline Lender to make any Swingline Loan are all subject to the further condition precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Credit Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Credit Documents. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, if such Credit Event is the making of a Loan or the issuance of a Letter of Credit, the Borrower shall be deemed to have represented to the Agent and the Lenders at the time such Loan is made or Letter of Credit issued that all conditions to the occurrence of such Credit Event contained in this Article V. have been satisfied.

                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

SECTION 6.1. REPRESENTATIONS AND WARRANTIES.

      In order to induce the Agent and each Lender to enter into this Agreement and to make Loans and issue Letters of Credit, the Borrower represents and warrants to the Agent and each Lender as follows:

      (a) Organization; Power; Qualification. Each of the Borrower, its Subsidiaries and the other Loan Parties is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

      (b) Ownership Structure. As of the Agreement Date, Part I of Schedule 6.1.(b) is a complete and correct list of all Subsidiaries of the Borrower setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interests in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person,
(iv) the percentage of ownership of such Subsidiary represented by such Equity Interests, (v) whether such Subsidiary is a Material Subsidiary, Significant Subsidiary and/or an Excluded Subsidiary and (vi) whether such Subsidiary is one of the Guarantors designated by the Borrower to meet the requirements of the second sentence of Section 7.12.(b). Except as disclosed in such Schedule, as of the Agreement Date (i) each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Permitted Liens), and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (ii) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (iii) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. As of the Agreement Date Part II of Schedule 6.1.(b) correctly sets forth all Unconsolidated Affiliates of the Borrower, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Borrower.

      (c) Authorization of Agreement, Etc. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. The Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Credit Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Credit Documents to which the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

      (d) Compliance of Credit Documents with Laws, Etc. The execution, delivery and performance of this Agreement, the Notes and the other Credit Documents to which the Borrower or any other Loan Party is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower or any other Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Loan Party.

      (e) Compliance with Law; Governmental Approvals. Each of the Borrower, each Subsidiary and each other Loan Party is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws (including without limitation, Environmental Laws) relating to the Borrower, a Subsidiary or such other Loan Party except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.

      (f) Title to Properties; Liens. Each of the Borrower and its Subsidiaries
(i) has good and marketable title to all real property owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, and (iii) has good title to all of its other properties and assets reflected in the most recent financial statements referred to in the immediately following subsection (k) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case under the immediately preceding clauses (i), (ii) and (iii) free and clear of all Liens other than Permitted Liens.

      (g) Existing Indebtedness. Schedule 6.1.(g) is, as of the Agreement Date, a complete and correct listing of all Indebtedness of the Borrower and its Subsidiaries, including without limitation, Guarantees of the Borrower and its Subsidiaries, and indicating whether such Indebtedness is Secured Indebtedness or Unsecured Indebtedness.

      (h) Material Contracts. Schedule 6.1.(h) is, as of the Agreement Date, a true, correct and complete listing of all Material Contracts. No event or condition exists which with the giving of notice, the lapse of time, or both, would permit any party to any such Material Contract to terminate such Material Contract.

      (i) Litigation. Except as set forth on Schedule 6.1.(i), there are no actions, suits, investigations or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened) against or in any other way relating adversely to or affecting the Borrower, any Subsidiary or any other Loan Party or any of its respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which could reasonably be expected to have a Material Adverse Effect. There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Borrower, any Subsidiary or any other Loan Party which could reasonably be expected to have a Material Adverse Effect.

      (j) Taxes. All federal, state and other tax returns of the Borrower, any Subsidiary or any other Loan Party required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, any Subsidiary and each other Loan Party and its respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 7.6. Except as set forth on Schedule 6.1.(j), as of the Agreement Date, none of the United States income tax returns of the Borrower, its Subsidiaries or any other Loan Party is under audit. All charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries and each other Loan Party in respect of any taxes or other governmental charges are in accordance with GAAP.

      (k) Financial Statements. The Borrower has furnished to each Lender copies of (i) the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal year ending December 31, 2004, and the related audited consolidated statements of operations, cash flows and shareholders' equity for the fiscal year ending on such dates, with the opinion thereon of KPMG LLP, and (ii) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal quarter ending March 31, 2005, and the related unaudited consolidated statements of operations, cash flows and shareholders' equity of the Borrower and its consolidated Subsidiaries for the fiscal quarter ending on such date. Such financial statements (including in each case related schedules and notes) present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Borrower and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). Neither the Borrower nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments that would be required to be set forth in its financial statements or in the notes thereto, except as referred to or reflected or provided for in said financial statements.

      (l) No Material Adverse Change. Since December 31, 2004, there has been no material adverse change in the business, assets, liabilities, condition (financial or otherwise), results of operations or performance of the Borrower and its Subsidiaries taken as a whole. Each of the Borrower, its Subsidiaries and the other Loan Parties is Solvent.

      (m) ERISA. Each member of the ERISA Group is in compliance with its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except in each case for noncompliances which could not reasonably be expected to have a Material Adverse Effect. As of the Agreement Date, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

      (n) Not Plan Assets; No Prohibited Transaction. None of the assets of the Borrower, any Subsidiary or any other Loan Party constitute "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement and the other Credit Documents, and the borrowing and repayment of amounts hereunder, do not and will not constitute "prohibited transactions" under ERISA or the Internal Revenue Code.

      (o) Absence of Defaults. Neither the Borrower, any Subsidiary nor any other Loan Party is in default under any material provision of its articles of incorporation, bylaws, partnership agreement or other similar organizational documents. No event has occurred, which has not been remedied, cured or waived, which, in any such case: (i) constitutes a Default or an Event of Default; or
(ii) constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by the Borrower, any Subsidiary or any other Loan Party under any agreement (other than this Agreement) or judgment, decree or order to which the Borrower or any Subsidiary or other Loan Party is a party or by which the Borrower or any Subsidiary or other Loan Party or any of their respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (p) Environmental Laws. Each of the Borrower, its Subsidiaries and the other Loan Parties has obtained all Governmental Approvals which are required under Environmental Laws and is in compliance with all terms and conditions of such Governmental Approvals which the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not be reasonably expected to have a

Material Adverse Effect, taking into account all available insurance coverage and indemnification rights, (i) the Borrower is not aware of, and has not received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to the Borrower, its Subsidiaries and each other Loan Party, may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any Hazardous Material; and (ii) there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the Borrower's knowledge after due inquiry, threatened, against the Borrower, its Subsidiaries and each other Loan Party relating in any way to Environmental Laws.

      (q) Investment Company; Public Utility Holding Company. Neither the Borrower nor any Subsidiary nor any other Loan Party is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Credit Document to which it is a party.

      (r) Margin Stock. Neither the Borrower, any Subsidiary nor any other Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock.

      (s) Affiliate Transactions. Except as permitted by Section 9.11., neither the Borrower, any Subsidiary nor any other Loan Party is a party to any transaction with an Affiliate.

      (t) Intellectual Property. Each of the Borrower, each other Loan Party and each other Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, trade secrets and copyrights (collectively, "Intellectual Property") necessary to the conduct of its businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright or other proprietary right of any other Person. The Borrower, each other Loan Party and each other Subsidiary have taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property. No claim has been asserted by any Person with respect to the use of any such Intellectual Property by the Borrower, any other Loan Party or any other Subsidiary, or challenging or questioning the validity or effectiveness of any such Intellectual Property which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrower, its Subsidiaries and the other Loan Parties, does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower, any other Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

      (u) Business. As of the Agreement Date, the Borrower and its Subsidiaries are engaged in the business of town and resort development, commercial and industrial development, land sales, commercial real estate services and forestry, together with other business activities incidental thereto.

      (v) Broker's Fees. No broker's or finder's fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Borrower or any of its Subsidiaries ancillary to the transactions contemplated hereby.

      (w) Accuracy and Completeness of Information. No written information, report or other papers or data (excluding financial projections and other forward looking statements) furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any Subsidiary or any other Loan Party in connection with, pursuant to or relating in any way to this Agreement, contained any untrue statement of a fact material to the creditworthiness of the Borrower, any Subsidiary or any other Loan Party or omitted to state a material fact necessary in order to make such statements contained therein, in light of the circumstances under which they were made, not misleading. All financial statements (including in each case all related schedules and notes) furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any Subsidiary or any other Loan Party in connection with, pursuant to or relating in any way to this Agreement, present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). All financial projections and other forward looking statements prepared by or on behalf of the Borrower, any Subsidiary or any other Loan Party that have been or may hereafter be made available to the Agent or any Lender were or will be prepared in good faith based on reasonable assumptions. As of the Effective Date, no fact is known to the Borrower which has had, or in the future is reasonably likely to have (so far as the Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1.(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders.

      (x) Foreign Assets Control. None of the Borrower, any Subsidiary or any Affiliate of the Borrower: (i) is a Sanctioned Person, (ii) has any of its assets in Sanctioned Entities, or (iii) derives any of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities.

      (y) Guarantors. Each Subsidiary of the Borrower that is a party to a Subsidiary Guaranty (as defined in the Intercreditor Agreement) is a Guarantor.

      (z) Security Documents. The Pledge Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Creditors (as defined in the Intercreditor Agreement), a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof, and such security interest is perfected. The representations and warranties made by the Pledgor (as defined in the Pledge Agreement) are true and correct.

SECTION 6.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.

      All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower, any Subsidiary or any other Loan Party to the Agent or any Lender pursuant to or in connection with this Agreement or any of the other Credit Documents (including, but not limited to, any such statement made in or in connection with any amendment hereto or thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower prior to the Agreement Date and delivered to the Agent or any Lender in connection with the underwriting or closing of the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower in favor of the Agent or any of the Lenders under this Agreement. All representations and warranties made under this Agreement and the other Credit Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, the date on which any extension of the Termination Date is effectuated pursuant to
Section 2.13. and the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Credit Documents. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Credit Documents and the making of the Loans and the issuance of the Letters of Credit.

                       ARTICLE VII. AFFIRMATIVE COVENANTS

      For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6., all of the Lenders) shall otherwise consent in the manner provided for in Section 12.6., the Borrower shall comply with the following covenants:

SECTION 7.1. PRESERVATION OF EXISTENCE AND SIMILAR MATTERS.

      Except as otherwise permitted under Section 9.7., the Borrower shall, and shall cause each Subsidiary and each other Loan Party to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

SECTION 7.2. COMPLIANCE WITH APPLICABLE LAW AND MATERIAL CONTRACTS.

      The Borrower shall, and shall cause each Subsidiary and each other Loan Party to, comply with (a) all Applicable Laws, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect, and (b) all terms and conditions of all Material Contracts to which it is a party which if not complied with would give any other party to such Material Contract the right to terminate such Material Contract.

SECTION 7.3. MAINTENANCE OF PROPERTY.

      In addition to the requirements of any of the other Credit Documents, the Borrower shall, and shall cause each Subsidiary and other Loan Party to, (a) protect and preserve all of its respective material properties, including, but not limited to, all Intellectual Property, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, and (b) make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

SECTION 7.4. CONDUCT OF BUSINESS.

      The Borrower shall, and shall cause its Subsidiaries and the other Loan Parties to, carry on, their respective businesses as described in Section 6.1.(u).

SECTION 7.5. INSURANCE.

      In addition to the requirements of any of the other Credit Documents, the Borrower shall, and shall cause each Subsidiary and other Loan Party to, maintain insurance (on a replacement cost basis) with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law, and from time to time deliver to the Agent upon its request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

SECTION 7.6. PAYMENT OF TAXES AND CLAIMS.

      The Borrower shall, and shall cause each Subsidiary and other Loan Party to, pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, could reasonably be expected to become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Borrower, such Subsidiary or such other Loan Party, as applicable, in accordance with GAAP.

SECTION 7.7. VISITS AND INSPECTIONS.

      The Borrower shall, and shall cause each Subsidiary and other Loan Party to, permit representatives or agents of any Lender or the Agent, from time to time after reasonable prior notice if no Event of Default shall be in existence, as often as may be reasonably requested, but

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only during normal business hours and at the expense of such Lender or the Agent
(unless a Default or Event of Default shall exist, in which case the exercise by the Agent or such Lender of its rights under this Section shall be at the expense of the Borrower), as the case may be, to: (a) visit and inspect all properties of the Borrower or such Subsidiary or other Loan Party to the extent any such right to visit or inspect is within the control of such Person; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its officers and employees, and with the participation of the Borrower, its independent accountants, its business, properties, condition (financial or otherwise), results of operations and performance. If requested by the Agent at any time, the Borrower shall execute an authorization letter addressed to its accountants authorizing the Agent or any Lender to discuss the financial affairs of the Borrower and any Subsidiary or any other Loan Party with its accountants if an Event of Default exists.

SECTION 7.8. USE OF PROCEEDS; LETTERS OF CREDIT.

      The Borrower shall use the proceeds of the Loans and the Letters of Credit for general corporate purposes only. No part of the proceeds of any Loan or Letter of Credit will be used (a) for the purpose of buying or carrying Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or (b) fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or Sanctioned Entity.

SECTION 7.9. ENVIRONMENTAL MATTERS.

      The Borrower shall, and shall cause all of its Subsidiaries and the other Loan Parties to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. If the Borrower, any Subsidiary or any other Loan Party shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower, any Subsidiary or any other Loan Party alleging violations of any Environmental Law or requiring the Borrower, any Subsidiary or any other Loan Party to take any action in connection with the release of Hazardous Materials or (c) receive any notice from a Governmental Authority or private party alleging that the Borrower, any Subsidiary or any other Loan Party may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Materials or any damages caused thereby, and the matters referred to in such notices, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, the Borrower shall provide the Agent with a copy of such notice promptly, and in any event within 10 Business Days, after the receipt thereof by the Borrower, any Subsidiary or any other Loan Party. The Borrower shall, and shall cause its Subsidiaries and the other Loan Parties to, take promptly all actions reasonably necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

SECTION 7.10. BOOKS AND RECORDS.

      The Borrower shall, and shall cause each of its Subsidiaries and the other Loan Parties to, maintain books and records pertaining to its respective business operations in such detail, form and scope as is consistent with good business practice and in accordance with GAAP.

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

SECTION 7.11. FURTHER ASSURANCES.

      The Borrower shall, at the Borrower's cost and expense and upon request of the Agent, execute and deliver or cause to be executed and delivered, to the Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Credit Documents.

SECTION 7.12. NEW SUBSIDIARIES/GUARANTORS.

      (a) Requirement to Become Guarantor. Within 10 days of any Person (other than an Excluded Subsidiary) becoming a Material Subsidiary after the Effective Date, the Borrower shall deliver to the Agent each of the following items, each in form and substance satisfactory to the Agent: (i) an Accession Agreement executed by such Material Subsidiary and (ii) the items that would have been delivered under Sections 5.1.(a)(iv) through (viii) and (xiii) if such Material Subsidiary had been one on the Effective Date; provided, however, promptly (and in any event within 10 days) upon any Excluded Subsidiary ceasing to be subject to the restriction which prevented it from becoming a Guarantor on the Effective Date or delivering an Accession Agreement pursuant to this Section, as the case may be, such Subsidiary shall comply with the provisions of this Section. Upon a Lender's written request, the Agent shall send to such Lender copies of each of the foregoing items once the Agent has received all such items with respect to a Material Subsidiary.

      (b) Other Guarantors. The Borrower may, at its option, cause any Subsidiary that is not already a Guarantor to become a Guarantor by delivering to the Agent an Accession Agreement executed by such Subsidiary and the other items required to be delivered under the immediately preceding subsection (a) to the extent the same or similar items are required to be delivered under the 2002 Note Agreements, the 2004 Note Agreements or any Additional Note Purchase Agreements (as defined in the Intercreditor Agreement) in connection with any guaranty being provided by such Subsidiary thereunder. The Borrower shall cause Subsidiaries that are not already Guarantors to become Guarantors in accordance with the immediately preceding sentence in order to ensure that at all times the amount of Adjusted Asset Value attributable to assets directly owned by the Borrower and the Guarantors equals or exceeds 90.0% of Adjusted Asset Value.

      (c) Release of a Guarantor. The Borrower may request in writing that the Agent release, and upon receipt of such request the Agent shall release, a Guarantor from the Guaranty so long as: (i) such Guarantor (x) qualifies, or will qualify simultaneously with its release from the Guaranty, as an Excluded Subsidiary or (y) has ceased to be, or simultaneously with its release from the Guaranty will cease to be, a Material Subsidiary; (ii) such Guarantor is not otherwise required to be a party to the Guaranty under the immediately preceding subsections (a) or (b); (iii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.; and (iv) the Agent shall have received such written request at least 10 Business Days prior to the requested date of release. Delivery by the Borrower to the Agent of any such request shall constitute a representation by

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the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

SECTION 7.13. EXCHANGE LISTING.

      The Borrower shall maintain at least one class of common shares of the Borrower having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is the subject of price quotations in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System.

                            ARTICLE VIII. INFORMATION

      For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6., all of the Lenders) shall otherwise consent in the manner set forth in Section 12.6., the Borrower shall furnish to each Lender (or to the Agent if so provided below) at its Lending Office:

SECTION 8.1. QUARTERLY FINANCIAL STATEMENTS.

      As soon as available and in any event within 5 days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 45 days after the end of each of the first, second and third fiscal quarters of the Borrower), the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief executive officer or chief financial officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

SECTION 8.2. YEAR-END STATEMENTS.

      As soon as available and in any event within 5 days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 90 days after the end of each fiscal year of the Borrower), the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) certified by the chief executive officer or chief financial officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period and (b) accompanied by the report thereon of independent certified public accountants of recognized national standing acceptable to the Agent, whose certificate shall be unqualified.

SECTION 8.3. COMPLIANCE CERTIFICATE.

      At the time financial statements are furnished pursuant to Sections 8.1. and 8.2., and within 5 Business Days of the Agent's request with respect to any other fiscal period, a certificate substantially in the form of Exhibit N (a "Compliance Certificate") executed by the chief financial officer or other Financial Officer of the Borrower: (a) setting forth in reasonable detail as at the end of such quarterly accounting period, fiscal year, or other fiscal period, as the case may be, the calculations required to establish whether or not the Borrower was in compliance with the covenants contained in Sections 9.1., 9.2. and 9.4. and (b) stating that, to the best of his or her knowledge, information and belief after due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure. The Compliance Certificate calculated as of June 30, 2005 shall give pro forma effect to the financing contemplated by this Agreement and the use of the proceeds of the Loans funded on the Closing Date. Together with the delivery of each Compliance Certificate, the Borrower shall deliver a report, in form and detail reasonably satisfactory to the Agent, setting forth (x) a statement of operations and statement of sources and uses, (y) a list of all registration statements, reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Borrower, any Subsidiary or any other Loan Party filed with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange during the immediately preceding fiscal quarter and (z) a list of all Properties acquired by the Borrower, its Subsidiaries, and its Unconsolidated Affiliates since the date of the delivery of the previous Compliance Certificate, such list to identify such Property's name, location, year built or acquired, anchor tenants, amount of related mortgage Indebtedness, if any, and the maturity of such mortgage Indebtedness, and the Net Operating Income for such Property.

SECTION 8.4. OTHER INFORMATION.

      (a) Management Reports. Promptly upon receipt thereof, copies of all management reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants;

      (b) Shareholder Information. Promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Borrower, any Subsidiary or any other Loan Party (but only to the extent that such financial statements, reports, proxy statements and press releases are not publicly available to the Agent and the Lenders);

      (c) ERISA. If and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to
Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement, and of which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief executive officer or chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

      (d) Litigation. To the extent a Responsible Officer of the Borrower is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower or any Subsidiary or any of their respective properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of the Borrower or any of its Subsidiaries are being audited;

      (e) Change of Management or Financial Condition. Prompt notice of any change in the individuals comprising the Responsible Officers of the Borrower, any Material Subsidiary or any other Loan Party and any change in the business, assets, liabilities, condition (financial or otherwise), results of operations or performance of the Borrower, any Subsidiary or any other Loan Party which has had or could reasonably be expected to have a Material Adverse Effect;

      (f) Default. Notice of the occurrence of any of the following promptly upon a Responsible Officer of the Borrower obtaining knowledge thereof: (i) any Default or Event of Default or (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by the Borrower, any Subsidiary or any other Loan Party under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;

      (g) Judgments. Prompt notice of any order, judgment or decree in excess of $10,000,000 having been entered against the Borrower, any Subsidiary or any other Loan Party or any of their respective properties or assets;

      (h) Notice of Violations of Law. Prompt notice if the Borrower, any Subsidiary or any other Loan Party shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law or any inquiry which, in either case, could reasonably be expected to have a Material Adverse Effect;

      (i) Diminution of Total Asset Value. Prompt notice if during any period of 12 consecutive months Total Asset Value shall decrease by more than 5.0% of Total Asset Value as of the beginning of such 12-month period;

      (j) Patriot Act Information. From time to time and promptly upon each request, information identifying the Borrower as a Lender may request in order to comply with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)); and

      (k) Material Contracts. Promptly upon entering into any Material Contract after the Agreement Date, a copy to the Agent of such Material Contract to the extent not publicly available;

      (l) Projections. Within 45 days after the end of a fiscal year, pro forma financial information regarding the Borrower and its Subsidiaries for the next fiscal year, including without limitation, projected covenant compliance for each quarter in such fiscal year, EBITDA, sources and uses, capital expenditures, projected Net Operating Income for each Property, and other income and expenses; and

      (m) Other Information. From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any of its Subsidiaries as the Agent or any Lender may reasonably request.

                         ARTICLE IX. NEGATIVE COVENANTS

      For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6., all of the Lenders) shall otherwise consent in the manner set forth in Section 12.6., the Borrower shall comply with the following covenants:

SECTION 9.1. FINANCIAL COVENANTS.

      The Borrower shall not permit:

      (a) Maximum Leverage Ratio. The ratio of (i) Total Indebtedness to (ii) Total Asset Value, to exceed 0.50 to 1.00 at any time.

      (b) Minimum Fixed Charge Coverage Ratio. The ratio of (i) Adjusted EBITDA for the period of two consecutive fiscal quarters of the Borrower most recently ending to (ii) Fixed Charges for such period, to be less than 2.50 to 1.00 at any time.

      (c) Maximum Secured Indebtedness Ratio. The ratio of (i) Secured Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis to (ii) Total Asset Value, to exceed 0.30 to 1.00 at any time.

      (d) Minimum Unencumbered Leverage Ratio. The ratio of (i) Unencumbered Asset Value to (ii) Unsecured Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis, to be less than 1.80 to 1.00 at any time.

      (e) Minimum Net Worth. Tangible Net Worth at any time to be less than $1,000,000,000.

SECTION 9.2. RESTRICTED PAYMENTS.

      The Borrower shall not, and shall not permit any of its Subsidiaries to, declare or make any Restricted Payment; provided, however, that the Borrower and its Subsidiaries may declare and make the following Restricted Payments so long as no Default or Event of Default would result therefrom:

      (a) the Borrower may declare or make dividend payments or other distributions payable solely in cash or its common stock to its shareholders consistent with past practices;

      (b) each Wholly Owned Subsidiary of the Borrower may declare and make dividend payments or other distributions to the Borrower or another Guarantor;

      (c) the Borrower may repurchase its outstanding common stock; and

      (d) St. Joe Finance Company may declare and make dividend payments or other distributions or redemptions payable solely in cash to its shareholders that are not the Borrower or a Guarantor; provided, that (x) the aggregate amount of such payments shall not exceed $500,000 and (y) unless such payment is necessary for St. Joe Finance Company to maintain its status as a real estate investment trust at the time of any such payment no Default or Event of Default shall exist.

Notwithstanding the foregoing, if a Default or Event of Default specified in
Section 10.1.(a), Section 10.1.(b), Section 10.1.(f) or Section 10.1.(g) shall exist, or if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to Section 10.2.(a), the Borrower shall not, and shall not permit any Subsidiary to, make any Restricted Payments to any Person other than to the Borrower or any Subsidiary.

SECTION 9.3. INDEBTEDNESS.

      The Borrower shall not, and shall not permit any Subsidiary or any other Loan Party to, incur, assume, or otherwise become obligated in respect of any Indebtedness after the Agreement Date if immediately prior to the assumption, incurring or becoming obligated in respect thereof, or immediately thereafter and after giving effect thereto, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.; provided, however, if a Default or Event of Default shall exist, the Borrower and the other Loan Parties may incur intercompany Indebtedness on and subject to the terms of Section 9.5.(e) so long as such Indebtedness is owing by a Loan Party to another Loan Party (other than the Borrower).

SECTION 9.4. CERTAIN PERMITTED INVESTMENTS.

      The Borrower shall not, and shall not permit any Subsidiary to, make any Investment in or otherwise own the following items which would cause the aggregate value of such holdings of the Borrower and such other Subsidiaries (without duplication) to exceed 35.0% of Total Asset Value at any time:

      (a) Investments in Unconsolidated Affiliates and other Persons that are not Subsidiaries, with the value of such Investments being determined in accordance with GAAP;

      (b) Investments consisting of loans, advances or extensions of credit to, or purchases or other acquisitions of any Indebtedness of, another Person not a Subsidiary, with the value of such Investments being determined in accordance with GAAP; and

      (c) Investments in Construction.

SECTION 9.5. INVESTMENTS GENERALLY.

      The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, directly or indirectly, acquire, make or purchase any Investment, or permit any Investment of such Person to be outstanding on and after the Agreement Date, other than the following:

      (a) Investments in Subsidiaries in existence on the Agreement Date and disclosed on Part I of Schedule 6.1.(b);

      (b) Investments to acquire Equity Interests of a Subsidiary or any other Person who after giving effect to such acquisition would be a Subsidiary, so long as in each case (i) immediately prior to such Investment, and after giving effect thereto, no Default or Event of Default is or would be in existence and
(ii) if such Subsidiary is (or after giving effect to such Investment would become) a Material Subsidiary, and is not an Excluded Subsidiary, the terms and conditions set forth in Section 7.12. are satisfied;

      (c) Investments permitted under Section 9.4.;

      (d) Investments in Cash Equivalents;

      (e) intercompany Indebtedness among the Borrower and the other Loan Parties provided that (i) such Indebtedness is permitted by the terms of Section 9.3.; (ii) such Indebtedness is subordinated in right and time of payment to the Obligations and (iii) in the case of Indebtedness of the Borrower or any Guarantor to St. Joe Finance Company, such Indebtedness shall be permitted only so long as (A) St. Joe Finance Company remains at all times a Wholly Owned Subsidiary of the Borrower, (B) the assets of St. Joe Finance Company consisting of the instruments and general intangibles relating to such Indebtedness are and remain subject to a first priority, perfected Lien pursuant to the Pledge Agreement for the benefit of the Lenders and the other Creditors (as defined in the Intercreditor Agreement) and (C) St. Joe Finance Company incurs no Indebtedness to any Person other than the Borrower or any Guarantor;

      (f) loans and advances to officers and employees for moving, entertainment, travel and other similar expenses in the ordinary course of business consistent with past practices; and

      (g) any other Investment so long as immediately prior to making such Investment, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence.

SECTION 9.6. LIENS; NEGATIVE PLEDGES; OTHER MATTERS.

      (a) The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in
Section 9.1.

      (b) The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) an agreement (x) evidencing Indebtedness which the Borrower or such Subsidiary may create, incur, assume, or permit or suffer to exist under Section 9.3., (y) which Indebtedness is secured by a Lien permitted to exist under the Credit Documents, and (z) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; (ii) in an agreement relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale; (iii) Section 10.6 of the 2002 Note Purchase Agreements and of the 2004 Note Purchase Agreements, in each case, as in effect on the Agreement Date; and (iv) Additional Note Purchase Agreements (as defined in the Intercreditor Agreement) so long as any such Negative Pledge is on terms substantially similar to the Negative Pledge contained in Section 10.6 of the 2002 Note Purchase Agreements and of the 2004 Note Purchase Agreements, in each case, as in effect on the Agreement Date.

      (c) The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than an Excluded Subsidiary) to: (i) pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interests owned by the Borrower or any Subsidiary; (ii) pay any Indebtedness owed to the Borrower or any Subsidiary; (iii) make loans or advances to the Borrower or any Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any Subsidiary.

SECTION 9.7. MERGER, CONSOLIDATION, SALES OF ASSETS AND OTHER ARRANGEMENTS.

      The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to: (i) enter into any transaction of merger or consolidation; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets, whether now owned or hereafter acquired; provided, however, that:

      (a) any of the actions described in the immediately preceding clauses (i) through (iii) may be taken with respect to any Subsidiary or any other Loan Party (other than the Borrower) so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; notwithstanding the foregoing, any such Loan Party (other than the Borrower) may enter into a transaction of merger pursuant to which such Loan Party is not the survivor of such merger only if (i) the Borrower shall have given the Agent and the Lenders at least 10 Business Days' prior written notice of such merger, such notice to include a certification to the effect that immediately after and after giving effect to such action, no Default or Event of Default is or would be in existence; (ii) if the survivor entity is a Material Subsidiary (and not an Excluded Subsidiary) within 5 Business Days of consummation of such merger, the survivor entity (if not already a Guarantor) shall have executed and delivered an assumption agreement in form and substance satisfactory to the Agent pursuant to which such survivor entity shall expressly assume all of such Loan Party's Obligations under the Credit Documents to which it is a party; (iii) within 30 days of consummation of such merger, the survivor entity delivers to the Agent the following: (A) items of the type referred to in Sections 5.1.(a)(v) through
(viii) with respect to the survivor entity as in effect after consummation of such merger (if not previously delivered to the Agent and still in effect), (B) copies of all documents entered into by such Loan Party or the survivor entity to effectuate the consummation of such merger, including, but not limited to, articles of merger and the plan of merger, (C) copies, certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of such Loan Party or the survivor entity, of all corporate and shareholder action authorizing such merger and (D) copies of any filings with the Securities and Exchange Commission in connection with such merger; and (iv) such Loan Party and the survivor entity each takes such other action and delivers such other documents, instruments, opinions and agreements as the Agent may reasonably request;

      (b) the Borrower, its Subsidiaries and the other Loan Parties may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business;

      (c) a Person may merge with and into the Borrower so long as (i) the Borrower is the survivor of such merger, (ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, and (iii) the Borrower shall have given the Agent and the Lenders at least 10 Business Days' prior written notice of such merger, such notice to include a certification as to the matters described in the immediately preceding clause (ii) (except that such prior notice shall not be required in the case of the merger of a Subsidiary with and into the Borrower); and

      (d) the Borrower and each Loan Party may sell, transfer or dispose of assets among themselves, and Subsidiaries that are not Loan Parties may sell, transfer or dispose of assets among themselves and to the Borrower and the other Loan Parties.

SECTION 9.8. FISCAL YEAR.

      The Borrower shall not change its fiscal year from that in effect as of the Agreement Date.

SECTION 9.9. MODIFICATIONS TO MATERIAL CONTRACTS.

      The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, enter into any amendment or modification to any Material Contract which could reasonably be expected to have a Material Adverse Effect.

SECTION 9.10. MODIFICATIONS OF ORGANIZATIONAL DOCUMENTS.

      The Borrower shall not, and shall not permit any Loan Party or other Subsidiary to, amend, supplement, restate or otherwise modify its articles or certificate of incorporation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification could reasonably be expected to have a Material Adverse Effect.

SECTION 9.11. TRANSACTIONS WITH AFFILIATES.

      The Borrower shall not, and shall not permit any of its Subsidiaries or any other Loan Party to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than a Loan Party), except transactions in the ordinary course of the business of the Borrower or any of its Subsidiaries and upon terms which are no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate.

SECTION 9.12. ERISA EXEMPTIONS.

      The Borrower shall not, and shall not permit any Subsidiary to, permit any of its respective assets to become or be deemed to be "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.

                               ARTICLE X. DEFAULT

SECTION 10.1. EVENTS OF DEFAULT.

      Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

      (a) Default in Payment of Principal. The Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans, or any Reimbursement Obligation.

      (b) Default in Payment of Interest and Other Obligations. The Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement or any other Credit Document, or any other Loan Party shall fail to pay when due any payment Obligation owing by such other Loan Party under any Credit Document to which it is a party, and such failure shall continue for a period of 3 Business Days.

      (c) Default in Performance. (i) The Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in the proviso of the second sentence of Section 2.4.(b), in Section 8.4.(f) or in Article IX. or
(ii) the Borrower or any other Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Credit Document to which it is a party and not otherwise mentioned in this Section and in the case of this clause (ii) only such failure shall continue for a period of 30 days after the earlier of (x) the date upon which a Responsible Officer of the Borrower obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Agent.

      (d) Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party under this Agreement or under any other Credit Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Borrower or any other Loan Party to the Agent or any Lender, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.

      (e) Indebtedness Cross-Default; Derivatives Contracts.

            (i) The Borrower, any Subsidiary or any other Loan Party shall fail to pay when due and payable, within any applicable grace or cure period, the principal of, or interest on, any Indebtedness (other than the Loans and Reimbursement Obligations) having an aggregate outstanding principal amount of $25,000,000 or more ("Material Indebtedness"); or

            (ii) (x) the maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof;

            (iii) any other event shall have occurred and be continuing which permits any holder or holders of Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid or repurchased prior to its stated maturity; or

            (iv) there occurs under any Derivatives Contract an Early Termination Date (as defined in such Derivatives Contract) resulting from
      (A) any event of default under such

      Derivatives Contract as to which any Loan Party is the Defaulting Party (as defined in such Derivatives Contract) or (B) any Termination Event (as so defined) under such Derivatives Contract as to which any Loan Party is an Affected Party (as so defined) and, in either event, the Derivatives Termination Value owed by any Loan Party as a result thereof is $25,000,000 or more.

      (f) Voluntary Bankruptcy Proceeding. The Borrower, any other Loan Party or any Significant Subsidiary shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

      (g) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower, any other Loan Party or any Significant Subsidiary in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against the Borrower, such Significant Subsidiary or such other Loan Party (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

      (h) Litigation; Enforceability. The Borrower or any other Loan Party shall disavow, revoke or terminate (or attempt to terminate) any Credit Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, any Note or any other Credit Document or this Agreement, any Note, the Guaranty or any other Credit Document shall cease to be in full force and effect (except as a result of the express terms thereof).

      (i) Judgment. A judgment or order for the payment of money or for an injunction shall be entered against the Borrower, any Significant Subsidiary or any other Loan Party, by any court or other tribunal and (i) such judgment or order shall continue for a period of 30 days without being paid, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such outstanding judgments or orders entered against the Borrower, such Subsidiaries and such other Loan Parties, $25,000,000 or (B) in the case of an injunction or other non-monetary judgment, such judgment could reasonably be expected to have a Material Adverse Effect.

      (j) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower, any Significant Subsidiary or any other Loan Party which exceeds, individually or together with all other such warrants, writs, executions and processes, $25,000,000 in amount and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Loan Party.

      (k) ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000 shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000.

      (l) Credit Documents. An Event of Default (as defined therein) shall occur under any of the other Credit Documents, including without limitation, the Intercreditor Agreement.

      (m) Change of Control/Change in Management.

            (i) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30.0% of the total voting power of the then outstanding voting stock of the Borrower; or

            (ii) During any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the

      Board of Directors of the Borrower (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

SECTION 10.2. REMEDIES UPON EVENT OF DEFAULT.

      Upon the occurrence of an Event of Default the following provisions shall apply:

      (a) Acceleration; Termination of Facilities.

            (i) Automatic. Upon the occurrence of an Event of Default specified in Section 10.1.(f) or 10.1.(g), (A)(i) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (ii) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Collateral Account pursuant to Section 10.5. and (iii) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders, the Swingline Lender and the Agent under this Agreement, the Notes or any of the other Credit Documents shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower and (B) all of the Commitments, the obligation of the Lenders to make Revolving Loans, the Swingline Commitment, the obligation of the Swingline Lender to make Swingline Loans, and the obligation of the Agent to issue Letters of Credit hereunder, shall all immediately and automatically terminate.

            (ii) Optional. If any other Event of Default shall exist, the Agent shall, at the direction of the Requisite Lenders: (A) declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (2) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such other Event of Default for deposit into the Collateral Account pursuant to Section 10.5. and (3) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Credit Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (B) terminate the Commitments, the Swingline Commitment, the obligation of the Lenders to make Loans hereunder and the obligation of the Agent to issue Letters of Credit hereunder.

      (b) Credit Documents. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise any and all of its rights under any and all of the other Credit Documents.

      (c) Applicable Law. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

      (d) Appointment of Receiver. To the extent permitted by Applicable Law, the Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

SECTION 10.3. REMEDIES UPON DEFAULT.

      Upon the occurrence of a Default specified in Section 10.1.(g), the Commitments shall immediately and automatically terminate.

SECTION 10.4. ALLOCATION OF PROCEEDS.

      If an Event of Default shall exist and maturity of any of the Obligations has been accelerated, all payments received by the Agent under any of the Credit Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

            (a) amounts due the Agent in respect of fees and expenses due under
      Section 12.2.;

            (b) amounts due the Lenders in respect of fees and expenses due under Section 12.2., pro rata in the amount then due each Lender;

            (c) payments of interest on Swingline Loans;

            (d) payments of interest on all other Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

            (e) payments of principal of Swingline Loans;

            (f) payments of principal of all other Loans, Reimbursement Obligations and other Letter of Credit Liabilities, to be applied for the ratable benefit of the Lenders; provided, however, to the extent that any amounts available for distribution pursuant to this subsection are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be paid to the Agent for deposit into the Collateral Account;

            (g) amounts due the Agent and the Lenders pursuant to Sections 11.7. and 12.9.;

            (h) payment of all other Obligations and other amounts due and owing by the Borrower and the other Loan Parties under any of the Credit Documents, if any, to be applied for the ratable benefit of the Lenders; and

            (i) any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

SECTION 10.5. COLLATERAL ACCOUNT.

      (a) As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities and the other Obligations, the Borrower hereby pledges and grants to the Agent, for the ratable benefit of the Agent and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section.

      (b) Amounts on deposit in the Collateral Account shall be invested and reinvested by the Agent in such Cash Equivalents as the Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Agent for the ratable benefit of the Lenders. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.

      (c) If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower and the Lenders authorize the Agent to use the monies deposited in the Collateral Account and proceeds thereof to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment.

      (d) If an Event of Default exists, the Requisite Lenders may, in their discretion, at any time and from time to time, instruct the Agent to liquidate any such investments and reinvestments and apply proceeds thereof to the Obligations in accordance with Section 10.4.

      (e) So long as no Default or Event of Default exists, and to the extent amounts on deposit in or credited to the Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing, the Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within 10 Business Days after the Agent's receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such amount of the credit balances in the Collateral Account as exceeds the aggregate amount of the Letter of Credit Liabilities at such time.

      (f) The Borrower shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent's administration of the Collateral Account and investments and reinvestments of funds therein.

SECTION 10.6. PERFORMANCE BY AGENT.

      If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Credit Documents, the Agent may, after notice to the Borrower, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Credit Document.

SECTION 10.7. RIGHTS CUMULATIVE.

      The rights and remedies of the Agent and the Lenders under this Agreement and each of the other Credit Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                              ARTICLE XI. THE AGENT

SECTION 11.1. AUTHORIZATION AND ACTION.

      Each Lender hereby appoints and authorizes the Agent to take such action as contractual representative on such Lender's behalf and to exercise such powers under this Agreement and the other Credit Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Agent to enter into the Credit Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Credit Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Agent a trustee or fiduciary for any Lender or to impose on the Agent duties or obligations other than those expressly provided for herein. At the request of a Lender, the Agent will forward to such Lender copies or, where appropriate, originals of the documents delivered to the Agent pursuant to this Agreement or the other Credit Documents. The Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the Agent by the Borrower, any other Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Credit Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Credit Document. As to any matters not expressly provided for by the Credit Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Credit Document or Applicable Law. Not in limitation of the foregoing, the Agent shall not exercise any right or remedy it or the Lenders may have under any Credit Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders (or all of the Lenders if explicitly required under any provision of this Agreement) have so directed the Agent to exercise such right or remedy.

SECTION 11.2. AGENT'S RELIANCE, ETC.

      Notwithstanding any other provisions of this Agreement or any other Credit Documents, neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Credit Document, except for its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. Without limiting the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations made by any Person in or in connection with this Agreement or any other Credit Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Credit Document or the satisfaction of any conditions precedent under this Agreement or any Credit Document on the part of the Borrower or other Persons (except for the delivery to it of any certificate or document specifically required to be delivered to it pursuant to Section 5.1.) or inspect the property, books or records of the Borrower or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Agent on behalf of the Lenders in any such collateral; and (f) shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone or telecopy) believed by it to be genuine and signed, sent or given by the proper party or parties. Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Agent and the other Lenders that the Borrower has satisfied the conditions precedent for initial Loans set forth in Sections 5.1. and 5.2. that have not previously been waived by the Requisite Lenders.

SECTION 11.3. NOTICE OF DEFAULTS.

      The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a "notice of default." If any Lender (excluding the Lender which is also serving as the Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Agent such a "notice of default." Further, if the Agent receives such a "notice of default", the Agent shall give prompt notice thereof to the Lenders.

SECTION 11.4. WACHOVIA AS LENDER.

      Wachovia, as a Lender, shall have the same rights and powers under this Agreement and any other Credit Document as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Wachovia in each case in its individual capacity. Wachovia and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with, the Borrower, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, Wachovia or its affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.

SECTION 11.5. APPROVALS OF LENDERS.

      All communications from the Agent to any Lender requesting such Lender's determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within 10 Business Days (or such lesser or greater period as may be specifically required under the Credit Documents) of receipt of such communication. Except as otherwise provided in this Agreement, unless a Lender shall give written notice to the Agent that it specifically objects to the recommendation or determination of the Agent (together with a written explanation of the reasons behind such objection) within the applicable time period for reply, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

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SECTION 11.6. LENDER CREDIT DECISION, ETC.

      Each Lender expressly acknowledges and agrees that neither the Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrower, any other Loan Party, any Subsidiary or any other Person to such Lender and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or any other Subsidiary, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Borrower, the Subsidiaries or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Loan Parties, the Subsidiaries and other Persons, its review of the Credit Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Credit Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other Credit Documents, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Agent, or any of its officers, directors, employees, agents, attorneys-in-fact or other affiliates. Each Lender acknowledges that the Agent's legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to such Lender.

SECTION 11.7. INDEMNIFICATION OF AGENT.

      Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender's respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses, or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent (in its capacity as Agent but not as a Lender) in any way relating to or arising out of the Credit Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Agent under the Credit Documents (collectively, "Indemnifiable Amounts"); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or if the Agent fails to follow the written direction of the Requisite Lenders (or all of the Lenders if expressly required hereunder) unless such failure results from the Agent following the advice of counsel to the Agent of which advice the Lenders have received notice. Without limiting the generality of the foregoing but subject to the preceding proviso, each Lender agrees to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees of the counsel(s) of the Agent's own choosing) incurred by the Agent in connection with the preparation, negotiation, execution, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Credit Documents, any suit or action brought by the Agent to enforce the terms of the Credit Documents and/or collect any Obligations, any "lender liability" suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent, and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Agent notwithstanding any claim or assertion that the Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Agent that the Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Credit Documents and the termination of this Agreement. If the Borrower shall reimburse the Agent for any Indemnifiable Amount following payment by any Lender to the Agent in respect of such Indemnifiable Amount pursuant to this Section, the Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

SECTION 11.8. SUCCESSOR AGENT.

      The Agent may resign at any time as Agent under the Credit Documents by giving written notice thereof to the Lenders and the Borrower. The Agent may be removed as Agent under the Credit Documents for good cause by all of the Lenders (other than the Lender then acting as Agent) upon 30-days' prior written notice to the Agent. Upon any such resignation or removal, the Requisite Lenders (other than the Lender then acting as Agent, in the case of the removal of the Agent under the immediately preceding sentence) shall have the right to appoint a successor Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower's approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and each of its affiliates as a successor Agent). If no successor Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the resigning Agent's giving of notice of resignation or the Lenders' removal of the resigning Agent, then the resigning or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having total combined assets of at least $50,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations under the Credit Documents. Such successor Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Agent, in either case, to assume effectively the obligations of the current Agent with respect to such Letters of Credit. After any Agent's resignation or removal hereunder as Agent, the provisions of this Article XI. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Credit Documents.

SECTION 11.9. TITLED AGENTS.

      Each of the Titled Agents in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, or for any duties as an agent hereunder for the Lenders. The titles of "Sole Lead Arranger", "Sole Book Manager", "Syndication Agent" and "Co-Documentation Agent" are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Agent, the Borrower or any Lender and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

                           ARTICLE XII. MISCELLANEOUS

SECTION 12.1. NOTICES.

      Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

      If to the Borrower:

            The St. Joe Company
            245 Riverside Avenue, Suite 500
            Jacksonville, Florida 32202
            Attn: Stephen W. Solomon
            Telephone: (904) 301-4348
            Telecopy:  (904) 301-4201

      If to the Agent:

            Wachovia Bank, National Association
            301 South College Street, Mail Code NC0172
            Charlotte, North Carolina  28288-0172
            Attention:  David Hoagland
            Telecopy Number:  (704) 383-6205
            Telephone Number: (704) 383-4809

      If to a Lender:

            To such Lender's address or telecopy number, as applicable, set forth on its signature page hereto or in the applicable Assignment and Acceptance Agreement;

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered or sent by overnight courier, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Agent or any Lender under Article II. shall be effective only when actually received. Neither the Agent nor any Lender shall incur any liability to the Borrower (nor shall the Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to any other Person.

SECTION 12.2. EXPENSES.

      The Borrower agrees (a) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Credit Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent and costs and expenses in connection with the use of IntraLinks, Inc., SyndTrak or other similar information transmission systems in connection with the Credit Documents, (b) to pay or reimburse the Agent and the Lenders for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under the Credit Documents, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Credit Documents, (c) to pay, and indemnify and hold harmless the Agent and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Credit Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Credit Document and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with any bankruptcy or other proceeding of the type described in Section 10.1.(f) or 10.1.(g), including the reasonable fees and disbursements of counsel to the Agent and any Lender, whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Agent and/or the Lenders may pay such amounts on behalf of the Borrower and either deem the same to be Loans outstanding hereunder or otherwise Obligations owing hereunder.

SECTION 12.3. SETOFF.

      Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Agent, each Lender and each Participant is hereby authorized by the Borrower, at any time or from time to time during the continuance of an Event of Default, without prior notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or Participant subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender or any affiliate of the Agent or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2., and although such obligations shall be contingent or unmatured.

SECTION 12.4. LITIGATION; JURISDICTION; OTHER MATTERS; WAIVERS.

      (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER CREDIT DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE CREDIT DOCUMENTS.

      (b) EACH OF THE BORROWER, THE AGENT AND EACH LENDER HEREBY AGREES THAT ANY FEDERAL DISTRICT COURT LOCATED IN FLORIDA AND ANY STATE COURT LOCATED IN JACKSONVILLE OR TALLAHASSEE, FLORIDA, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS AND LETTERS OF CREDIT, THE NOTES OR ANY OTHER CREDIT DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE BORROWER AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

      (c) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER CREDIT DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT.

SECTION 12.5. SUCCESSORS AND ASSIGNS.

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.

      (b) Any Lender may make, carry or transfer Loans at, to or for the account of any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrower.

      (c) Any Lender may at any time grant to one or more banks or other financial institutions (each a "Participant") participating interests in its Commitment or the Obligations owing to such Lender; provided, however, (i) any such participating interest must be for a constant and not a varying percentage interest and (ii) after giving effect to any such participation by a Lender, the amount of its Commitment, or if the Commitments have been terminated, the aggregate outstanding principal balance of Notes held by it, in which it has not granted any participating interests must be equal to at least $10,000,000. Except as otherwise provided in Section 12.3., no Participant shall have any rights or benefits under this Agreement or any other Credit Document. A Participant shall not be entitled to receive any greater payment under Section
3.12. than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.12. unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower and the Agent, to comply with Section 3.12.(c) as though it were a Lender. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or (v) release any Guarantor (except as otherwise permitted under Section 7.12.(c)). An assignment or other transfer which is not permitted by subsection (d) or (e) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (c). Upon request from the Agent, a Lender shall notify the Agent of the sale of any participation hereunder and, if requested by the Agent, certify to the Agent that such participation is permitted hereunder and that the requirements of
Section 3.12. (c) have been satisfied.

      (d) Any Lender may with the prior written consent of the Agent and, so long as no Default or Event of Default exists, the Borrower (which consent, in each case, shall not be unreasonably withheld (it being agreed that the Borrower's withholding of consent to an assignment which would result in the Borrower having to pay amounts under Section 3.12. shall be deemed to be reasonable)), assign to one or more Eligible Assignees (each an "Assignee") all or a portion of its rights and obligations under this Agreement and the Notes (including all or a portion of its Commitments and the Loans owing to such Lender); provided, however, (i) no such consent by the Borrower shall be required in the case of any assignment to another Lender or any affiliate of such Lender or another Lender and no such consent by the Agent shall be required in the case of any assignment by a Lender to any affiliate of such Lender; (ii) unless the Borrower and the Agent otherwise agree, after giving effect to any partial assignment by a Lender, the Assignee shall hold, and the assigning Lender shall retain, a Commitment, or if the Commitments have been terminated, Loans having an outstanding principal balance, of at least $10,000,000 and integral multiples of $5,000,000 in excess thereof; and (iii) each such assignment shall be effected by means of an Assignment and Acceptance Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement with respect to the assigned interest as of the effective date of the Assignment and Acceptance Agreement and shall have all the rights and obligations of a Lender with respect to the assigned interest as set forth in such Assignment and Acceptance Agreement, and the transferor Lender shall be released from its obligations hereunder with respect to the assigned interest to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500.

      (e) Any Lender (each, a "Designating Lender") may at any time while the Borrower has been assigned an Investment Grade Rating from either S&P or Moody's designate one Designated Lender to fund Bid Rate Loans on behalf of such Designating Lender subject to the terms of this subsection, and the provisions in the immediately preceding subsections (c) and (d) shall not apply to such designation. No Lender may designate more than one Designated Lender. The parties to each such designation shall execute and deliver to the Agent for its acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender, the Agent will accept such Designation Agreement and give prompt notice thereof to the

Borrower, whereupon (i) the Borrower shall execute and deliver to the Designating Lender a Designated Lender Note payable to the order of the Designated Lender, (ii) from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to make Bid Rate Loans on behalf of its Designating Lender pursuant to Section 2.2. after the Borrower has accepted a Bid Rate Loan (or portion thereof) of the Designating Lender, and (iii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and remain obligated to the Borrower, the Agent and the Lenders for each and every of the obligations of the Designating Lender and its related Designated Lender with respect to this Agreement, including, without limitation, any indemnification obligations under Section 11.7. and any sums otherwise payable to the Borrower by the Designated Lender. Each Designating Lender shall serve as the administrative agent of the Designated Lender and shall on behalf of, and to the exclusion of, the Designated Lender: (i) receive any and all payments made for the benefit of the Designated Lender and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Credit Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as administrative agent for the Designated Lender and shall not be signed by the Designated Lender on its own behalf and shall be binding on the Designated Lender to the same extent as if signed by the Designated Lender on its own behalf. The Borrower, the Agent and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. No Designated Lender may assign or transfer all or any portion of its interest hereunder or under any other Credit Document, other than assignments to the Designating Lender which originally designated such Designated Lender. The Borrower, the Lenders and the Agent each hereby agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (x) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender and (y) the Termination Date.

      (f) The Agent shall maintain at the Principal Office a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of each Lender from time to time (the "Register"). The Agent shall give each Lender and the Borrower notice of the assignment by any Lender of its rights as contemplated by this Section. The Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance Agreement shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Agent. Upon its receipt of an Assignment and Acceptance Agreement executed by an assigning Lender, together with each Note subject to such assignment, the Agent shall, if such Assignment and Acceptance Agreement has been completed and if the Agent receives the processing and recording fee described in subsection (d) above, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

      (g) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

      (h) A Lender may furnish any information concerning the Borrower, any other Loan Party or any of their respective Subsidiaries in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants) subject to compliance with Section 12.8.

      (i) Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, any other Loan Party or any of their respective Affiliates or Subsidiaries.

      (j) Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

SECTION 12.6. AMENDMENTS.

      (a) Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or any other Credit Document to be given by the Lenders may be given, and any term of this Agreement or of any other Credit Document may be amended, and the performance or observance by the Borrower or any other Loan Party or any Subsidiary of any terms of this Agreement or such other Credit Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (and, in the case of an amendment to any Credit Document, the written consent of each Loan Party a party thereto).

      (b) Notwithstanding the foregoing, without the prior written consent of each Lender adversely affected thereby, no amendment, waiver or consent shall do any of the following:

            (i) increase the Commitments of the Lenders (except for any increase in the Commitments effectuated pursuant to Section 2.16.) or subject the Lenders to any additional obligations;

            (ii) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or other Obligations;

            (iii) reduce the amount of any Fees payable hereunder or postpone any date fixed for payment thereof;

            (iv) modify the definition of the term "Termination Date" (except as contemplated under Section 2.13.) or otherwise postpone any date fixed for any payment of any principal of, or interest on, any Loans or any other Obligations (including the waiver of any Default or Event of Default as a result of the nonpayment of any such Obligations as and when due), or extend the expiration date of any Letter of Credit beyond the Termination Date;

            (v) amend or otherwise modify the provisions of Section 3.2.;

            (vi) modify the definition of the term "Requisite Lenders" or otherwise modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, including without limitation, any modification of this Section 12.6. if such modification would have such effect;

            (vii) release any Guarantor from its obligations under the Guaranty (except as otherwise permitted under Section 7.12.(c));

            (viii) amend or otherwise modify the provisions of Section 2.15.(a); or

            (ix) increase the number of Interest Periods permitted with respect to Loans under Section 2.6.

      (c) No amendment, waiver or consent, unless in writing and signed by the Agent, in such capacity, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Credit Documents. Any amendment, waiver or consent relating to Section 2.3. or the obligations of the Swingline Lender under this Agreement or any other Credit Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Swingline Lender.

      (d) No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. Except as otherwise provided in Section 11.5., no course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Credit Document, no notice to or demand upon the Borrower shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

SECTION 12.7. NONLIABILITY OF AGENT AND LENDERS.

      The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Credit Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Agent or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

SECTION 12.8. CONFIDENTIALITY.

      The Agent and each Lender shall use reasonable efforts to assure that information about Borrower, the other Loan Parties and other Subsidiaries, and the Properties thereof and their operations, affairs and financial condition, not generally disclosed to the public, which is furnished to the Agent or any Lender pursuant to the provisions of this Agreement or any other Credit Document, is used only for the purposes of this Agreement and the other Credit Documents and shall not be divulged to any Person other than the Agent, the Lenders, and their respective agents who are actively and directly participating in the evaluation, administration or enforcement of the Credit Documents and other transactions between the Agent or such Lender, as applicable, and the Borrower, and who have agreed to keep such information confidential in accordance with the terms of this Section, but in any event the Agent and the Lenders may make disclosure: (a) to any of their respective affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section 12.8.); (b) as reasonably requested by any potential or actual Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings or as otherwise required by Applicable Law; (d) to the Agent's or such Lender's independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Agent or the Lenders of rights hereunder or under any of the other Credit Documents; (f) upon Borrower's prior consent (which consent shall not be unreasonably withheld), to any contractual counter-parties to any swap or similar hedging agreement or to any rating agency; and (g) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section actually known to such Lender to be such a breach or (y) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate who is not, to the actual knowledge of the Agent or such Lender, subject to an agreement or duty of confidentiality with respect thereto. Notwithstanding the foregoing, the Agent and each Lender may disclose any such confidential information, without notice to the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Agent or such Lender or in accordance with the regulatory compliance policy of the Agent or such Lender.

SECTION 12.9. INDEMNIFICATION.

      (a) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent, each of the Lenders, any affiliate of the Agent or any Lender, and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an "Indemnified Party") from and against any and all of the following (collectively, the "Indemnified Costs"): losses, costs, claims, damages, liabilities, deficiencies, judgments or reasonable expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Section 3.12. or 4.1. or expressly excluded from the coverage of such Section 3.12. or 4.1.) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an "Indemnity Proceeding") which is in any way related directly or indirectly to: (i) this Agreement or any other Credit Document or the transactions contemplated thereby; (ii) the making of any Loans or issuance of Letters of Credit hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or Letters of Credit; (iv) the Agent's or any Lender's entering into this Agreement; (v) the fact that the Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the Subsidiaries; (vii) the fact that the Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Agent or the Lenders may have under this Agreement or the other Credit Documents; (ix) any civil penalty or fine assessed by the OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Agent or any Lender as a result of conduct of the Borrower, any other Loan Party or any Subsidiary that violates a sanction enforced by the OFAC; or (x) any violation or non-compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Agent and/or the Lenders as successors to the Borrower) to be in compliance with such Environmental Laws; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for
(A) any acts or omissions of such Indemnified Party in connection with matters described in this subsection to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment; (B) Indemnified Costs to the extent arising directly out of or resulting directly from claims of the Borrower against an Indemnified Party in respect of such Indemnified Party's breach of its obligations to the Borrower hereunder or (C) Indemnified Costs to the extent arising directly out of or resulting directly from claims of one or more Indemnified Parties against another Indemnified Party.

      (b) The Borrower's indemnification obligations under this Section 12.9. shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this regard, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority. If indemnification is to be sought hereunder by an Indemnified Party, then such Indemnified Party shall notify the Borrower of the commencement of any Indemnity Proceeding; provided, however, that the failure to so notify the Borrower shall not relieve the Borrower from any liability that it may have to such Indemnified Party pursuant to this Section 12.9.

      (c) This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary.

      (d) All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder, upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

      (e) An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that if (i) the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party.

      (f) If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

      (g) The Borrower's obligations under this Section shall survive any termination of this Agreement and the other Credit Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Credit Document to which it is a party.

SECTION 12.10. TERMINATION; SURVIVAL.

      At such time as (a) all of the Commitments have been terminated, (b) all Letters of Credit (other than Letters of Credit the expiration dates of which extend beyond the Termination Date as permitted under Section 2.4.(b) and in respect of which the Borrower has satisfied the requirements of such Section) have terminated, (c) none of the Lenders is obligated any longer under this Agreement to make any Loans and (d) all Obligations (other than obligations which survive as provided in the following two sentences) have been paid and satisfied in full, this Agreement shall terminate. The indemnities to which the Agent and the Lenders are entitled under the provisions of Sections 3.12., 4.1., 4.4., 11.7., 12.2. and 12.9. and any other provision of this Agreement and the other Credit Documents, and the provisions of Section 12.4., shall continue in full force and effect and shall protect the Agent and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Credit Documents, against events arising after such termination as well as before and
(ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

SECTION 12.11. SEVERABILITY OF PROVISIONS.

      Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 12.12. GOVERNING LAW.

      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

SECTION 12.13. PATRIOT ACT.

      The Lenders and the Agent each hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with such Act.

SECTION 12.14. COUNTERPARTS.

      This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

SECTION 12.15. OBLIGATIONS WITH RESPECT TO LOAN PARTIES.

      The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties.

SECTION 12.16. LIMITATION OF LIABILITY.

      Neither the Agent nor any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Agent or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Credit Documents, or any of the transactions contemplated by this Agreement or any of the other Credit Documents. The Borrower hereby waives, releases, and agrees not to sue the Agent or any Lender or any of the Agent's or any Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Credit Documents, or any of the transactions contemplated by this Agreement or financed hereby.

SECTION 12.17. ENTIRE AGREEMENT.

      This Agreement, the Notes, and the other Credit Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

SECTION 12.18. CONSTRUCTION.

      The Agent, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Credit Documents with its legal counsel and that this Agreement and the other Credit Documents shall be construed as if jointly drafted by the Agent, the Borrower and each Lender.

SECTION 12.19. INTERCREDITOR AGREEMENT

      (a) THE RIGHTS AND REMEDIES OF THE AGENT AND THE LENDERS UNDER THE CREDIT DOCUMENTS ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE INTERCREDITOR AGREEMENT.

      (b) The Lenders acknowledge and agree that they will agree to release the Pledge Agreement (and to enter into, or to authorize the Agent to enter into, amendments to the Intercreditor Agreement to reflect the release of the Pledge Agreement) upon the written request of the Borrower so long as (i) the Borrower delivers to the Agent evidence satisfactory to the Agent that the holders of all of the notes issued pursuant to the 2002 Note Agreements, the 2004 Note Agreements and all Additional Note Purchase Agreements (as defined in the Intercreditor Agreement) Agent have agreed in writing that the Pledge Agreement may be released and (ii) no Default or Event of Default shall exist at the time of such release or immediately after giving effect to such release. Any such release shall be expressly conditioned upon receipt by the Agent of a written agreement executed by the Pledgor (as defined in the Pledge Agreement) pursuant to which such Pledgor shall agree that if, for any reason whatsoever, it thereafter becomes a pledgor in respect of any stock of any Subsidiary of the Borrower pursuant to any of the 2002 Note Agreements, the 2004 Note Agreements or any Additional Note Purchase Agreements (as defined in the Intercreditor Agreement), then the Borrower shall contemporaneously provide written notice thereof to the Agent and the Lenders accompanied by an executed Pledge Agreement for the benefit of the Agent and the Lenders equally and ratably securing the Agent, the Lenders and the holders of the notes issued pursuant to the 2002 Note Agreements, the 2004 Note Agreements and all Additional Note Purchase Agreements (as defined in the Intercreditor Agreement). At the time of such release, the Borrower shall deliver a certificate of a Responsible Officer to the Agent to the effect that no Default or Event of Default exists or will exist immediately after giving effect to such release.

SECTION 12.20. NO NOVATION.

      THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT SOLELY TO AMEND AND RESTATE THE TERMS OF THE EXISTING CREDIT AGREEMENT. THE PARTIES DO NOT INTEND THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH THE EXISTING CREDIT AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS (AS DEFINED IN THE EXISTING CREDIT AGREEMENT).

                         [Signatures on Following Pages]

      IN WITNESS WHEREOF, the parties hereto have caused this Third Amended and Restated Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

                             The St. Joe Company

                             By: /s/ Stephen W. Solomon
                                -------------------------------------------
                                Name:  Stephen W. Solomon
                                Title: Senior Vice President - Treasurer

                       [Signatures Continued on Next Page]

   [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                     JULY 22, 2005 WITH THE ST. JOE COMPANY]

                              WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                 Agent, as a Lender and as Swingline Lender

                              By:  /s/ Cathy A. Casey
                                  --------------------
                                  Name: Cathy A. Casey
                                  Title: Director

                              Commitment Amount:

                              $40,000,000.00

                              LENDING OFFICE (ALL TYPES OF LOANS):

                              Wachovia Bank, National Association
                              301 South College Street, Mail Code NC0172
                              Charlotte, North Carolina  28288-0172
                              Attention:  David Hoagland
                              Telecopy Number: (704) 383-6205
                              Telephone Number: (704) 383-4809

                       [Signatures Continued on Next Page]

   [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                     JULY 22, 2005 WITH THE ST. JOE COMPANY]

                              BANK OF AMERICA, n.a.

                              By: /s/ Regina M. Kelly
                                 ----------------------------------------------
                                 Name: Regina M. Kelly
                                 Title: Vice President

                              Commitment Amount:

                              $40,000,000.00

                              LENDING OFFICE (ALL TYPES OF LOANS):

                              Bank of America, N.A.
                              50 N. Laura St., 17th Floor
                              Jacksonville, FL  32202
                              Attn: Charles S. Flint or Denise M. Bell
                              Telephone: (904) 791-5220 / (904) 791-7872
                              Telecopy:  (904) 791-5882

                       [Signatures Continued on Next Page]

   [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                     JULY 22, 2005 WITH THE ST. JOE COMPANY]

                              WELLS FARGO BANK, N.A.

                              By: /s/ Edwin S. Poole, III
                                  ---------------------------------------------
                                  Name:  Edwin S. Poole, III
                                  Title: Vice President

                              Commitment Amount:

                              $40,000,000.00

                              LENDING OFFICE (ALL TYPES OF LOANS):

                              Wells Fargo Bank, N.A.
                              Suite 1450
                              401 East Jackson Street
                              Tampa, FL  33602
                              Attn: Edwin S. Poole, III
                              Telephone: (813) 202-7205
                              Telecopy:  (813) 202-7201

                       [Signatures Continued on Next Page]

   [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                     JULY 22, 2005 WITH THE ST. JOE COMPANY]

                              SUNTRUST BANK

                              By:  /s/ Kimberly S. Evans
                                  ----------------------------------------------
                                  Name:  Kimberly S. Evans
                                  Title: Director

                              Commitment Amount:

                              $40,000,000.00

                              LENDING OFFICE (ALL TYPES OF LOANS):

                              SunTrust Bank
                              200 S. Orange Ave.
                              Mail Code 1106
                              Orlando, FL 32801
                              Attn: William C. Barr, III
                              Telephone: (407) 237-4636
                              Telecopy:  (407) 237-4076

                       [Signatures Continued on Next Page]

   [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                     JULY 22, 2005 WITH THE ST. JOE COMPANY]

                              PNC BANK, NATIONAL ASSOCIATION

                              By: /s/ Ken Carl
                                  ------------------------
                                  Name: Ken Carl
                                  Title: Vice President

                              Commitment Amount:

                              $25,000,000.00

                              LENDING OFFICE (ALL TYPES OF LOANS):

                              PNC Bank, National Association
                              5200 Town Center Circle
                              Suite 302
                              Boca Raton, FL  33486
                              Attn: Ken Carl
                              Telephone: (561) 367-1700 Ext. 226
                              Telecopy:  (561) 367-1705

                       [Signatures Continued on Next Page]

   [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                     JULY 22, 2005 WITH THE ST. JOE COMPANY]

                              REGIONS BANK

                              By: /s/ L. Elaine B. Passman
                                 -------------------------------
                                 Name: L. Elaine B. Passman
                                 Title: Asst. Vice President

                              Commitment Amount:

                              $25,000,000.00

                              LENDING OFFICE (ALL TYPES OF LOANS):

                              Regions Bank
                              417 20th Street North
                              Birmingham, AL  35203
                              Attn: David Waller
                              Telephone: (205) 326-7083
                              Telecopy:  (205) 326-7788

                       [Signatures Continued on Next Page]

   [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                     JULY 22, 2005 WITH THE ST. JOE COMPANY]

                              COMERICA BANK, a Michigan Banking Corporation

                              By: /s/ William Piana
                                 --------------------------
                                 Name: William Piana
                                 Title: Vice President

                              Commitment Amount:

                              $20,000,000.00

                              LENDING OFFICE (ALL TYPES OF LOANS):

                              Comerica Bank, a Michigan Banking Corporation 100 N.E. Third Ave.
                              Suite 600
                              Fort Lauderdale, FL 33301
                              Attn: William Piana
                              Telephone: (954) 468-0634
                              Telecopy: (954) 468-0664

                       [Signatures Continued on Next Page]

   [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                     JULY 22, 2005 WITH THE ST. JOE COMPANY]

                              BRANCH BANKING AND TRUST CO.

                              By: /s/ C. William Buchholz
                                  --------------------------------
                                  Name: C. William Buchholz
                                  Title: Senior Vice President

                              Commitment Amount:

                              $20,000,000.00

                              LENDING OFFICE (ALL TYPES OF LOANS):

                              Branch Banking and Trust Co.
                              10611 Deerwood Park Boulevard
                              Jacksonville, FL 32256
                              Attn: C. William Buchholz
                              Telephone: (904) 394-8878
                              Telecopy:  (904) 394-8819

                                    EXHIBIT A

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

      THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT dated as of ___________, 200_ (the "Agreement") by and among _________________________ (the "Assignor"),
_________________________ (the "Assignee"), and WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent (the "Agent").

      WHEREAS, the Assignor is a Lender under that certain Third Amended and Restated Credit Agreement dated as of July 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among The St. Joe Company (the "Borrower"), the financial institutions party thereto and their assignees under Section 12.5. thereof (the "Lenders"), the Agent, and the other parties thereto;

      WHEREAS, the Assignor desires to assign to the Assignee, among other things, all or a portion of the Assignor's Commitment under the Credit Agreement, all on the terms and conditions set forth herein; and

      WHEREAS, the Agent consents to such assignment on the terms and conditions set forth herein;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

      Section 1. Assignment.

      (a) Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by the Assignee to the Assignor pursuant to Section 2 of this Agreement, effective as of ____________, 200_ (the "Assignment Date"), the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, a $__________ interest (such interest being the "Assigned Commitment") in and to the Assignor's Commitment and all of the other rights and obligations of the Assignor under the Credit Agreement, the Assignor's Revolving Note and the other Credit Documents (representing ______% in respect of the aggregate amount of all Lenders' Commitments), including without limitation, a principal amount of outstanding Revolving Loans equal to $_________ and all voting rights of the Assignor associated with the Assigned Commitment, all rights to receive interest on such amount of Revolving Loans and all facility and other Fees with respect to the Assigned Commitment and other rights of the Assignor under the Credit Agreement and the other Credit Documents with respect to the Assigned Commitment. The Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of the Assignor as a Lender with respect to the Assigned Commitment, which obligations shall include, but shall not be limited to, the obligation to make Revolving Loans to the Borrower with respect to the Assigned Commitment, the obligation to pay the Agent amounts due in respect of draws under Letters of Credit as required under Section 2.4.(i) of the Credit Agreement and the obligation to indemnify the Agent as provided in the Credit Agreement (the foregoing enumerated obligations, together with all other similar obligations more particularly set forth in the Credit Agreement and the other Credit Documents, collectively, the "Assigned Obligations"). [In addition, the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, a $____________ interest in and to the Assignor's Bid Rate Note, including without limitation, a principal amount of outstanding Bid Rate Loans owing to the Assignor in an aggregate amount equal to $__________, all rights to receive interest on such amount of Bid Rate Loans and other rights of the Assignor under the Credit Agreement and the other Credit Documents with respect to such Bid Rate Loans, all as if the Assignee had originally made such amount of Bid Rate Loans to the Borrower. The obligations assigned pursuant to the immediately preceding sentence shall constitute Assigned Obligations hereunder.] The Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Commitment from and after the Assignment Date.

      (b) The assignment by the Assignor to the Assignee hereunder is without recourse to the Assignor. The Assignee makes and confirms to the Agent, the Assignor, and the other Lenders all of the representations, warranties and covenants of a Lender under Article XI. of the Credit Agreement. Not in limitation of the foregoing, the Assignee acknowledges and agrees that, except as set forth in Section 4 below, the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor for any responsibility or liability for: (i) the present or future solvency or financial condition of the Borrower, any Subsidiary or any other Loan Party, (ii) any representations, warranties, statements or information made or furnished by the Borrower, any Subsidiary or any other Loan Party in connection with the Credit Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Credit Agreement, any other Credit Document or any other document or instrument executed in connection therewith, or the collectibility of the Assigned Obligations, (iv) the perfection, priority or validity of any Lien with respect to any collateral at any time securing the Obligations or the Assigned Obligations under the Notes or the Credit Agreement and (v) the performance or failure to perform by the Borrower or any other Loan Party of any obligation under the Credit Agreement or any other Credit Document to which it is a party. Further, the Assignee acknowledges that it has, independently and without reliance upon the Agent, or any affiliate or subsidiary thereof, the Assignor or any other Lender and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to become a Lender under the Credit Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Credit Documents or pursuant to any other obligation. Except as expressly provided in the Credit Agreement, the Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to the Borrower or any other Loan Party or to notify the Assignee of any Default or Event of Default. The Assignee has not relied on the Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

      Section 2. Payment by Assignee. In consideration of the assignment made pursuant to Section 1 of this Agreement, the Assignee agrees to pay to the Assignor on the Assignment Date, such amount as they may agree.

      Section 3. Payments by Assignor. The Assignor agrees to pay to the Agent on the Assignment Date the administration fee, if any, payable under the applicable provisions of the Credit Agreement.

      Section 4. Representations and Warranties of Assignor. The Assignor hereby represents and warrants to the Assignee that (a) as of the Assignment Date (i) the Assignor is a Lender under the Credit Agreement having a Commitment under the Credit Agreement [and the outstanding principal balance of Bid Rate Loans owing to the Assignor] (without reduction by any assignments thereof which have not yet become effective), equal to $____________ [and $__________, respectively], and that the Assignor is not in default of its obligations under the Credit Agreement; and (ii) the outstanding balance of Revolving Loans owing to the Assignor (without reduction by any assignments thereof which have not yet become effective) is $____________; and (b) it is the legal and beneficial owner of the Assigned Commitment which is free and clear of any adverse claim created by the Assignor.

      Section 5. Representations, Warranties and Agreements of Assignee. The Assignee (a) represents and warrants that it is (i) legally authorized to enter into this Agreement, (ii) an "accredited investor" (as such term is used in Regulation D of the Securities Act) and (iii) an Eligible Assignee; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered in connection therewith or pursuant thereto and such other documents and information (including without limitation the Credit Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) appoints and authorizes the Agent to take such action as contractual representative on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms thereof together with such powers as are reasonably incidental thereto; and (d) agrees that, if not already a Lender and to the extent of the Assigned Commitment, it will become a party to and shall be bound by the Credit Agreement and the other Credit Documents to which the other Lenders are a party on the Assignment Date and will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender with respect to the Assigned Commitment.

      Section 6. Recording and Acknowledgment by the Agent. Following the execution of this Agreement, the Assignor will deliver to the Agent (a) a duly executed copy of this Agreement for acknowledgment and recording by the Agent and (b) the Assignor's Revolving Note [and Bid Rate Note]. Upon such acknowledgment and recording, from and after the Assignment Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, Fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.

      Section 7. Addresses. The Assignee specifies as its address for notices and its Lending Office for all Loans, the offices set forth on Schedule 1 attached hereto.

      Section 8. Payment Instructions. All payments to be made to the Assignee under this Agreement by the Assignor, and all payments to be made to the Assignee under the Credit Agreement, shall be made as provided in the Credit Agreement in accordance with the instructions set forth on Schedule 1 attached hereto or as the Assignee may otherwise notify the Agent.

      Section 9. Effectiveness of Assignment. This Agreement, and the assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is executed and delivered by each of the Assignor, the Assignee, the Agent, and if required under Section 12.5.(d) of the Credit Agreement, the Borrower, and (b) the payment to the Assignor of the amounts, if any, owing by the Assignee pursuant to Section 2 hereof and (c) the payment to the Agent of the amounts, if any, owing by the Assignor pursuant to Section 3 hereof. Upon recording and acknowledgment of this Agreement by the Agent, from and after the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement with respect to the Assigned Commitment and have the rights and obligations of a Lender thereunder to the extent of the Assigned Commitment and (ii) the Assignor shall relinquish its rights (except as otherwise provided in Section 12.10. of the Credit Agreement) and be released from its obligations under the Credit Agreement with respect to the Assigned Commitment; provided, however, that if the Assignor does not assign its entire interest under the Credit Documents, it shall remain a Lender entitled to all of the benefits and subject to all of the obligations thereunder with respect to its Commitment.

      Section 10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

      Section 11. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

      Section 12. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

      Section 13. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the Assignee and the Assignor; provided, however, any amendment, waiver or consent which shall affect the rights or duties of the Agent under this Agreement shall not be effective unless signed by the Agent.

      Section 14. Entire Agreement. This Agreement embodies the entire agreement between the Assignor and the Assignee with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.

      Section 15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      Section 16. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

      SECTION 17. INTERCREDITOR AGREEMENT. THE ASSIGNEE AGREES AND ACKNOWLEDGES THAT THE RIGHTS AND REMEDIES OF THE AGENT AND THE LENDERS UNDER THE CREDIT DOCUMENTS ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE INTERCREDITOR AGREEMENT. THE ASSIGNEE CONFIRMS THAT IT HAS RECEIVED A COPY OF THE INTERCREDITOR AGREEMENT AND THAT BY BECOMING A LENDER THE ASSIGNEE IS BOUND BY THE TERM OF THE INTERCREDITOR AGREEMENT APPLICABLE TO THE LENDERS.

      [Include this Section only if Borrower's consent is required under Section 12.5.(d) Section 18. Agreements of the Borrower. The Borrower hereby agrees that the Assignee shall be a Lender under the Credit Agreement having a Commitment equal to the Assigned Commitment. The Borrower agrees that the Assignee shall have all of the rights and remedies of a Lender under the Credit Agreement and the other Credit Documents, including, but not limited to, the right of a Lender to receive payments of principal and interest with respect to the Assigned Obligations, and to the Revolving Loans made by the Lenders after the date hereof and to receive the commitment and other Fees payable to the Lenders as provided in the Credit Agreement. Further, the Assignee shall be entitled to the indemnification provisions from the Borrower in favor of the Lenders as provided in the Credit Agreement and the other Credit Documents. The Borrower further agrees, upon the execution and delivery of this Agreement, to execute in favor of the Assignee, and if applicable the Assignor, Notes as required by Section 12.5.(d) of the Credit Agreement. Upon receipt by the Assignor of the amounts due the Assignor under Section 2, the Assignor agrees to surrender to the Borrower such Assignor's Notes.]

                         [Signatures on Following Pages]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Acceptance Agreement as of the date and year first written above.

                              ASSIGNOR:

                              [Name of Assignor]

                              By:____________________________________________
                                 Name:_______________________________________
                                 Title:______________________________________

                              ASSIGNEE:

                              [Name of Assignee]

                              By:____________________________________________
                                 Name:_______________________________________
                                 Title:______________________________________

Accepted as of the date first written above.

AGENT:

Wachovia Bank, National Association, as Agent

By:_______________________________________
   Name:__________________________________
   Title:_________________________________

                    [Signatures Continued on Following Page]

[Include signature of the Borrower only if required
  under Section 12.5.(d) of the Credit Agreement]
Agreed and consented to as of the
  date first written above.

BORROWER:

The St. Joe Company

By:_______________________________________
   Name:__________________________________
   Title:_________________________________

                                   SCHEDULE 1

                       Information Concerning the Assignee

         Notice Address:          __________________________________
                                  __________________________________
                                  __________________________________
                                  Telephone No.:____________________
                                  Telecopy No.:_____________________

         Lending Office:          __________________________________
                                  __________________________________
                                  __________________________________
                                  Telephone No.:____________________
                                  Telecopy No.:_____________________

         Payment Instructions:    __________________________________

                                    EXHIBIT B

                          FORM OF DESIGNATION AGREEMENT

      THIS DESIGNATION AGREEMENT dated as of ___________, 200__ (the "Agreement") by and among _________________________ (the "Lender"),
_________________________ (the "Designated Lender") and Wachovia Bank, National Association, as Agent (the "Agent").

      WHEREAS, the Lender is a Lender under that certain Third Amended and Restated Credit Agreement dated as of July 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among The St. Joe Company (the "Borrower"), the financial institutions party thereto and their assignees under Section 12.5. thereof (the "Lenders"), the Agent, and the other parties thereto;

      WHEREAS, pursuant to Section 12.5.(e) of the Credit Agreement, the Lender desires to designate the Designated Lender as its "Designated Lender" under and as defined in the Credit Agreement; and

      WHEREAS, the Agent consents to such designation on the terms and conditions set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

      Section 1. Designation. Subject to the terms and conditions of this Agreement, the Lender hereby designates the Designated Lender, and the Designated Lender hereby accepts such designation, to have a right to make Bid Rate Loans on behalf of the Lender pursuant to Section 2.2. of the Credit Agreement. Any assignment by the Lender to the Designated Lender of rights to make a Bid Rate Loan shall only be effective at the time such Bid Rate Loan is funded by the Designated Lender. The Designated Lender, subject to the terms and conditions hereof, hereby agrees to make such accepted Bid Rate Loans and to perform such other obligations as may be required of it as a Designated Lender under the Credit Agreement.

      Section 2. Lender Not Discharged. Notwithstanding the designation of the Designated Lender hereunder, the Lender shall be and remain obligated to the Borrower, the Agent and the Lenders for each and every of the obligations of the Lender and the Designated Lender with respect to the Credit Agreement and the other Credit Documents, including, without limitation, any indemnification obligations under Section 11.7. of the Credit Agreement and any sums otherwise payable to the Borrower or the Agent by the Designated Lender.

      Section 3. No Representations by Lender. The Lender makes no representation or warranty and, except as set forth in Section 8 below, assumes no responsibility pursuant to this Agreement with respect to (a) any statements, warranties or representations made in or in connection with any Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any other instrument and document furnished pursuant thereto and (b) the financial condition of the Borrower, any Subsidiary or any other Loan Party or the performance or observance by the Borrower or any other Loan Party of any of its respective obligations under any Credit Document to which it is a party or any other instrument or document furnished pursuant thereto.

      Section 4. Representations and Covenants of Designated Lender. The Designated Lender makes and confirms to the Agent, the Lender, and the other Lenders all of the representations, warranties and covenants of a Lender under
Article XI. of the Credit Agreement. Not in limitation of the foregoing, the Designated Lender (a) represents and warrants that it (i) is legally authorized to enter into this Agreement; (ii) is an "accredited investor" (as such term is used in Regulation D of the Securities Act) and (iii) meets the requirements of a "Designated Lender" contained in the definition of such term contained in the Credit Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to therein or delivered pursuant thereto and such other documents and information (including without limitation the Credit Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) confirms that it has, independently and without reliance upon the Agent, or any affiliate thereof, the Lender or any other Lender and based on such financial statements and such other documents and information, made its own credit and legal analysis and decision to become a Designated Lender under the Credit Agreement; (d) appoints and authorizes the Agent to take such action as contractual representative on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms thereof together with such powers as are reasonably incidental thereto; and (e) agrees that it will become a party to and shall be bound by the Credit Agreement, the other Credit Documents to which the other Lenders are a party on the Effective Date (as defined below) and will perform in accordance therewith all of the obligations which are required to be performed by it as a Designated Lender. The Designated Lender also acknowledges that it will, independently and without reliance upon the Agent, the Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any Note or pursuant to any other obligation. The Designated Lender acknowledges and agrees that except as expressly required under the Credit Agreement, the Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Designated Lender with any credit or other information with respect to the Borrower, any Subsidiary or any other Loan Party or to notify the Designated Lender of any Default or Event of Default.

      Section 5. Appointment of Lender as Attorney-In-Fact. The Designated Lender hereby appoints the Lender as the Designated Lender's agent and attorney-in-fact, and grants to the Lender an irrevocable power of attorney, to receive any and all payments to be made for the benefit of the Designated Lender under the Credit Agreement, to deliver and receive all notices and other communications under the Credit Agreement and other Credit Documents and to exercise on the Designated Lender's behalf all rights to vote and to grant and make approvals, waivers, consents of amendments to or under the Credit Agreement or other Credit Documents. Any document executed by the Lender on the Designated Lender's behalf in connection with the Credit Agreement or other Credit Documents shall be binding on the Designated Lender. The

Borrower, the Agent and each of the Lenders may rely on and are beneficiaries of the preceding provisions.

      Section 6. Acceptance by the Agent. Following the execution of this Agreement by the Lender and the Designated Lender, the Lender will (i) deliver to the Agent a duly executed original of this Agreement for acceptance by the Agent and (ii) pay to the Agent the fee, if any, payable under the applicable provisions of the Credit Agreement whereupon this Agreement shall become effective as of the date of such acceptance or such other date as may be specified on the signature page hereof (the "Effective Date").

      Section 7. Effect of Designation. Upon such acceptance and recording by the Agent, as of the Effective Date, the Designated Lender shall be a party to the Credit Agreement with a right to make Bid Rate Loans as a Lender pursuant to
Section 2.2. of the Credit Agreement and the rights and obligations of a Lender related thereto; provided, however, that the Designated Lender shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of the Designated Lender which is not otherwise required to repay obligations of the Designated Lender which are then due and payable. Notwithstanding the foregoing, the Lender, as agent for the Designated Lender, shall be and remain obligated to the Borrower, the Agent and the Lenders for each and every of the obligations of the Designated Lender and the Lender with respect to the Credit Agreement.

      Section 8. Indemnification of Designated Lender. The Lender unconditionally agrees to pay or reimburse the Designated Lender and save the Designated Lender harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Credit Documents against the Designated Lender, in its capacity as such, in any way relating to or arising out of this Agreement or any other Credit Documents or any action taken or omitted by the Designated Lender hereunder or thereunder, provided that the Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designated Lender's gross negligence or willful misconduct.

      Section 9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

      Section 10. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

      Section 11. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

      Section 12. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by all parties hereto.

      Section 13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      Section 14. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

                         [Signatures on Following Page]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Designation Agreement as of the date and year first written above.

                            EFFECTIVE DATE:__________________________________

                            LENDER:

                            [NAME OF LENDER]

                            By:______________________________________________
                               Name:_________________________________________
                               Title:________________________________________

                            DESIGNATED LENDER:

                            [NAME OF DESIGNATED LENDER]

                            By:______________________________________________
                               Name:_________________________________________
                               Title:________________________________________

Accepted as of the date first written above.

AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION,
 as Agent

By:_______________________________________
   Name:__________________________________
   Title:_________________________________

                                    EXHIBIT C

                           FORM OF NOTICE OF BORROWING

                               ____________, 200_

Wachovia Bank, National Association, as Agent
301 South College Street, Mail Code NC0172
Charlotte, North Carolina  28288-0172
Attn: David Hoagland

Ladies and Gentlemen:

      Reference is made to that certain Third Amended and Restated Credit Agreement dated as of July 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among The St. Joe Company (the "Borrower"), the financial institutions party thereto and their assignees under Section 12.5. thereof (the "Lenders"), Wachovia Bank, National Association, as Agent (the "Agent"), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

      1. Pursuant to Section 2.1.(b) of the Credit Agreement, the Borrower hereby requests that the Lenders make Revolving Loans to the Borrower in an aggregate principal amount equal to $_________.

      2. The Borrower requests that such Revolving Loans be made available to the Borrower on ____________, 200_.

      3. The Borrower hereby requests that the requested Revolving Loans all be of the following Type:

           [CHECK ONE BOX ONLY]

           [ ] Base Rate Loans

           [ ] LIBOR Loans, each with an initial Interest Period for a duration of:

           [CHECK ONE BOX ONLY] [ ] 1 month

                                [ ] 2 months

                                [ ] 3 months

                                [ ] 6 months

      4. The proceeds of this borrowing of Revolving Loans will be used for the following purpose: ________________________________________
            ________________________________________________________________.

      5. The Borrower requests that the proceeds of this borrowing of Revolving Loans be made available to the Borrower by
            ____________________________.

      The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Revolving Loans and after giving effect thereto, (a) no Default or Event of Default exists or shall exist, and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Credit Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Credit Documents. In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Revolving Loans contained in
      Article V. of the Credit Agreement will have been satisfied (or waived in accordance with the applicable provisions of the Credit Documents) at the time such Revolving Loans are made.

      If notice of the requested borrowing of Revolving Loans was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.1.(b) of the Credit Agreement.

      IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

                                   THE ST. JOE COMPANY

                                   By: ________________________________________
                                       Name:___________________________________
                                       Title:__________________________________

                                    EXHIBIT D

                         FORM OF NOTICE OF CONTINUATION

                               ____________, 200_

Wachovia Bank, National Association, as Agent
301 South College Street, Mail Code NC0172
Charlotte, North Carolina  28288-0172
Attn: David Hoagland

Ladies and Gentlemen:

      Reference is made to that certain Third Amended and Restated Credit Agreement dated as of July 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among The St. Joe Company (the "Borrower"), the financial institutions party thereto and their assignees under Section 12.5. thereof (the "Lenders"), Wachovia Bank, National Association, as Agent (the "Agent"), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

      Pursuant to Section 2.9. of the Credit Agreement, the Borrower hereby requests a Continuation of a borrowing of Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

      1.    The proposed date of such Continuation is ____________, 200__.

      2. The aggregate principal amount of Loans subject to the requested Continuation is $________________________ and was originally borrowed by the Borrower on ____________, 200_.

      3. The portion of such principal amount subject to such Continuation is $______________.

      4. The current Interest Period for each of the Loans subject to such Continuation ends on ________________, 200_.

      5. The duration of the new Interest Period for each of such Loans or portion thereof subject to such Continuation is:

               [CHECK ONE BOX ONLY] [ ] 1 month

                                    [ ] 2 months

                                    [ ] 3 months

                                    [ ] 6 months

      The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Default or Event of Default exists or will exist.

      If notice of the requested Continuation was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.9. of the Credit Agreement.

      IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Continuation as of the date first written above.

                                  THE ST. JOE COMPANY

                                  By: ________________________________________
                                      Name:___________________________________
                                      Title:__________________________________

                                    EXHIBIT E

                          FORM OF NOTICE OF CONVERSION

                               ____________, 200_

Wachovia Bank, National Association, as Agent
301 South College Street, Mail Code NC0172
Charlotte, North Carolina  28288-0172
Attn: David Hoagland

Ladies and Gentlemen:

      Reference is made to that certain Third Amended and Restated Credit Agreement dated as of July 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among The St. Joe Company (the "Borrower"), the financial institutions party thereto and their assignees under Section 12.5. thereof (the "Lenders"), Wachovia Bank, National Association, as Agent (the "Agent"), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

      Pursuant to Section 2.10. of the Credit Agreement, the Borrower hereby requests a Conversion of a borrowing of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

      1.    The proposed date of such Conversion is ______________, 200_.

      2.    The Loans to be Converted pursuant hereto are CURRENTLY:

            [CHECK ONE BOX ONLY] [ ] Base Rate LoaNS

                                 [ ] LIBOR Loans

      3. The aggregate principal amount of Loans subject to the requested Conversion is $_____________________ and was originally borrowed by the Borrower on ____________, 200_.

      4. The portion of such principal amount subject to such Conversion is $___________________.

      5. The amount of such Loans to be so Converted is to be converted into Loans of the following Type:

            [CHECK ONE BOX ONLY]

                [ ] Base Rate Loans

                [ ] LIBOR Loans, each with an initial Interest Period
                    for a duration of:

                [CHECK ONE BOX ONLY] [ ] 1 month

                                     [ ] 2 months

                                     [ ] 3 months

                                     [ ] 6 months

      The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the requested Conversion and after giving effect thereto, (a) no Default or Event of Default exists or will exist (provided the certification under this clause (a) shall not be made in connection with the Conversion of a Loan into a Base Rate Loan), and
      (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Credit Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Credit Documents.

      If notice of the requested Conversion was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.10. of the Credit Agreement.

      IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Conversion as of the date first written above.

                              THE ST. JOE COMPANY

                              By: ________________________________________
                                  Name:__________________________________
                                  Title:_________________________________

                                    EXHIBIT F

                      FORM OF NOTICE OF SWINGLINE BORROWING

                               ____________, 200__

Wachovia Bank, National Association, as Agent
301 South College Street, Mail Code NC0172
Charlotte, North Carolina  28288-0172
Attn: David Hoagland

Ladies and Gentlemen:

      Reference is made to that certain Third Amended and Restated Credit Agreement dated as of July 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among The St. Joe Company (the "Borrower"), the financial institutions party thereto and their assignees under Section 12.5. thereof (the "Lenders"), Wachovia Bank, National Association, as Agent (the "Agent"), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

      1. Pursuant to Section 2.3.(b) of the Credit Agreement, the Borrower hereby requests that the Swingline Lender make a Swingline Loan to the Borrower in an amount equal to $_______________.

      2. The Borrower requests that such Swingline Loan be made available to the Borrower on ____________, 200_.

      3. The proceeds of this Swingline Loan will be used for the following purpose: _________________________________________________________
            __________________________________________________________________.

      4. The Borrower requests that the proceeds of such Swingline Loan be made available to the Borrower by ______________________________.

      The Borrower hereby certifies to the Agent, the Swingline Lender and the Lenders that as of the date hereof, as of the date of the making of the requested Swingline Loan, and after making such Swingline Loan, (a) no Default or Event of Default exists or will exist, and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Credit Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Credit Documents. In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Swingline Loan contained in

Article V. of the Credit Agreement will have been satisfied at the time such Swingline Loan is made.

      If notice of the requested borrowing of this Swingline Loan was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.3.(b) of the Credit Agreement.

      IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Swingline Borrowing as of the date first written above.

                             THE ST. JOE COMPANY

                             By: ________________________________________
                                 Name:__________________________________
                                 Title:_________________________________

                                    EXHIBIT G

                             FORM OF SWINGLINE NOTE

$50,000,000                                                       July 22, 2005

      FOR VALUE RECEIVED, the undersigned, THE ST. JOE COMPANY, a corporation formed under the laws of the State of Florida (the "Borrower"), hereby promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION (the "Swingline Lender") at its address at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, or at such other address as may be specified in writing by the Swingline Lender to the Borrower, the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of Swingline Loans made by the Swingline Lender to the Borrower under the Credit Agreement), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

      The date and amount of each Swingline Loan, and each payment made on account of the principal thereof, shall be recorded by the Swingline Lender on its books and, prior to any transfer of this Note, endorsed by the Swingline Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Swingline Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder.

      This Note is the Swingline Note referred to in the Third Amended and Restated Credit Agreement dated as of July 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.5. thereof (the "Lenders"), Wachovia Bank, National Association, as Agent, and the other parties thereto, and evidences Swingline Loans made to the Borrower thereunder. Terms used but not otherwise defined in this Note have the respective meanings assigned to them in the Credit Agreement.

      The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Swingline Loans upon the terms and conditions specified therein.

      Except as permitted by Section 12.5. of the Credit Agreement, this Note may not be assigned by the Swingline Lender to any Person.

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

      The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

      Time is of the essence for this Note.

      IN WITNESS WHEREOF, the undersigned has executed and delivered this Swingline Note under seal as of the date first written above.

                                THE ST. JOE COMPANY

                                By: ________________________________________
                                     Name:__________________________________
                                     Title:_________________________________

                           SCHEDULE OF SWINGLINE LOANS

      This Note evidences Swingline Loans made under the within-described Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

                    PRINCIPAL AMOUNT      AMOUNT PAID OR      UNPAID PRINCIPAL         NOTATION
DATE OF LOAN             OF LOAN              PREPAID              AMOUNT               MADE BY
------------        ----------------      --------------      ----------------         --------

                                    EXHIBIT H

                         FORM OF BID RATE QUOTE REQUEST

                             ______________, 200___

Wachovia Bank, National Association, as Agent
301 South College Street, Mail Code NC0172
Charlotte, North Carolina  28288-0172
Attn: David Hoagland

Ladies and Gentlemen:

      Reference is made to that certain Third Amended and Restated Credit Agreement dated as of July 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among The St. Joe Company (the "Borrower"), the financial institutions party thereto and their assignees under Section 12.5. thereof (the "Lenders"), Wachovia Bank, National Association, as Agent (the "Agent"), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

      1. The Borrower hereby requests Bid Rate Quotes for the following proposed Bid Rate Borrowings:

     Borrowing Date                     Amount(1)                 Type(2)                  Interest Period(3)
     --------------                     ---------                 -------                  ------------------
______________, 200____               $____________             ____________                    ______ days

      2.    Borrower's Credit Rating, as applicable, as of the date hereof is:

                   S&P      _______
                   Moody's  _______

----------------
(1)   MINIMUM AMOUNT OF $3,000,000 OR LARGER MULTIPLE OF $1,000,000.

(2) INSERT EITHER ABSOLUTE RATE (FOR ABSOLUTE RATE LOAN) OR LIBOR MARGIN (FOR LIBOR MARGIN LOAN).

(3) NO LESS THAN 7 DAYS AND UP TO 180 DAYS AFTER THE BORROWING DATE AND MUST END ON A BUSINESS DAY.

      3. The proceeds of this Bid Rate Borrowing will be used for the following purpose: ________________________________________________
            ___________________________________________________________________.

      4. After giving effect to the Bid Rate Borrowing requested herein, the total amount of Bid Rate Loans outstanding shall be $_________.(4)

      The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Bid Rate Loans, and after making such Bid Rate Loans, (a) no Default or Event of Default exists or will exist, and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Credit Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Credit Documents. In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Bid Rate Loans contained in Article V. of the Credit Agreement will have been satisfied at the time such Bid Rate Loans are made.

      IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Bid Rate Quote Request as of the date first written above.

                               THE ST. JOE COMPANY

                               By: ________________________________________
                                    Name:__________________________________
                                    Title:_________________________________

-------------------
(4) MUST NOT BE IN EXCESS OF ONE-HALF OF THE AGGREGATE AMOUNT OF ALL EXISTING COMMITMENTS.

                                    EXHIBIT I

                             FORM OF BID RATE QUOTE

                             _____________, _________

Wachovia Bank, National Association, as Agent
301 South College Street, Mail Code NC0172
Charlotte, North Carolina  28288-0172
Attn: David Hoagland

Ladies and Gentlemen:

      Reference is made to that certain Third Amended and Restated Credit Agreement dated as of July 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among The St. Joe Company (the "Borrower"), the financial institutions party thereto and their assignees under Section 12.5. thereof (the "Lenders"), Wachovia Bank, National Association, as Agent (the "Agent"), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

      In response to Borrower's Bid Rate Quote Request dated __________, 200_, the undersigned hereby makes the following Bid Rate Quote(s) on the following terms:

      1.    Quoting Lender:____________________________

      2.    Person to contact at quoting Lender:____________________________

      3. The undersigned offers to make Bid Rate Loan(s) in the following principal amount(s), for the following Interest Period(s) and at the following Bid Rate(s):

 Borrowing Date                 Amount(1)             Type(2)         Interest Period(3)           Bid Rate
 --------------                 ---------             -------         ------------------           --------
__________, 200__            $_____________          __________            ______days                ______%

__________, 200__            $_____________          __________            ______days                ______%

__________, 200__            $_____________          __________            ______days                ______%

-------------
(1)   MINIMUM AMOUNT OF $3,000,000 OR LARGER MULTIPLE OF $1,000,000.

(2) INSERT EITHER ABSOLUTE RATE (FOR ABSOLUTE RATE LOAN) OR LIBOR MARGIN (FOR LIBOR MARGIN LOAN).

(3) NO LESS THAN 7 DAYS AND UP TO 180 DAYS AFTER THE BORROWING DATE AND MUST END ON A BUSINESS DAY.

      The undersigned understands and agrees that the offer(s) set forth above, subject to satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate[s] the undersigned to make the Bid Rate Loan(s) for which any offer(s) [is/are] accepted, in whole or in part.

                            ________________________________________________
                            [NAME OF QUOTING LENDER]

                            By:______________________________________________
                                 Name:_______________________________________
                                 Title:______________________________________

                                    EXHIBIT J

                        FORM OF BID RATE QUOTE ACCEPTANCE

                            __________________, 200_

Wachovia Bank, National Association, as Agent
301 South College Street, Mail Code NC0172
Charlotte, North Carolina  28288-0172
Attn: David Hoagland

Ladies and Gentlemen:

      Reference is made to that certain Third Amended and Restated Credit Agreement dated as of July 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among The St. Joe Company (the "Borrower"), the financial institutions party thereto and their assignees under Section 12.5. thereof (the "Lenders"), Wachovia Bank, National Association, as Agent (the "Agent"), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

      Borrower hereby accepts the following Bid Rate Quotes relating to Bid Rate Loans to be made to the Borrower on ____________, 200_:

                                                      Absolute         Quoting Revolving            Amount
   Quote Date                Interest Period      Rate/LIBOR Margin          Lender                Accepted
-----------------            ---------------      -----------------    -----------------         ------------
__________, 200__              ___________            _____%             _______________         $___________

__________, 200__              ___________            _____%             _______________         $___________

__________, 200__              ___________            _____%             _______________         $___________

      The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Bid Rate Loans, and after making such Bid Rate Loans, (a) no Default or Event of Default exists or will exist, and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Credit Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Credit Documents. In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Bid Rate Loans contained in Article V. of the Credit Agreement will have been satisfied at the time such Bid Rate Loans are made.

      IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Bid Rate Quote Acceptance as of the date first written above.

                                 THE ST. JOE COMPANY

                                 By: ________________________________________
                                      Name:__________________________________
                                      Title:_________________________________

                                    EXHIBIT K

                             FORM OF REVOLVING NOTE

$____________________                                     _______________, 200_

      FOR VALUE RECEIVED, the undersigned, The ST. JOE COMPANY, a corporation formed under the laws of the State of Florida (the "Borrower"), hereby promises to pay to the order of ____________________ (the "Lender"), in care of Wachovia Bank, National Association, as Agent (the "Agent") at Wachovia Bank, National Association, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, or at such other address as may be specified in writing by the Agent to the Borrower, the principal sum of ________________ AND ____/100 DOLLARS ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of Revolving Loans made by the Lender to the Borrower under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

      The date and amount of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder.

      This Note is one of the Revolving Notes referred to in the Third Amended and Restated Credit Agreement dated as of July 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.5. thereof (the "Lenders"), the Agent, and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

      The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

      Except as permitted by Section 12.5.(d) of the Credit Agreement, this Note may not be assigned by the Lender to any Person.

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

      The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

      Time is of the essence for this Note.

      IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Note under seal as of the date first written above.

                                THE ST. JOE COMPANY

                                By: ________________________________________
                                     Name:__________________________________
                                     Title:_________________________________

                           SCHEDULE OF REVOLVING LOANS

      This Note evidences Revolving Loans made under the within-described Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

                  PRINCIPAL          AMOUNT           UNPAID
DATE OF           AMOUNT OF          PAID OR         PRINCIPAL        NOTATION
 LOAN               LOAN             PREPAID          AMOUNT          MADE BY
-------           ---------          -------         ---------        --------

                                    EXHIBIT L

                              FORM OF BID RATE NOTE

                                                              ____________, 200_

      FOR VALUE RECEIVED, the undersigned, The ST. JOE COMPANY, a corporation formed under the laws of the State of Florida (the "Borrower"), hereby promises to pay to the order of ________________ (the "Lender"), in care of Wachovia Bank, National Association, as Agent (the "Agent") to Wachovia Bank, National Association, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, or at such other address as may be specified in writing by the Agent to the Borrower, the aggregate unpaid principal amount of Bid Rate Loans made by the Lender to the Borrower under the Credit Agreement, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Bid Rate Loan, at such office at the rates and on the dates provided in the Credit Agreement.

      The date, amount, interest rate and maturity date of each Bid Rate Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder.

      This Note is one of the Bid Rate Notes referred to in the Third Amended and Restated Credit Agreement dated as of July 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.5. thereof (the "Lenders"), the Agent, and the other parties thereto, and evidences Bid Rate Loans made by the Lender thereunder. Terms used but not otherwise defined in this Note have the respective meanings assigned to them in the Credit Agreement.

      The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Bid Rate Loans upon the terms and conditions specified therein.

      Except as permitted by Section 12.5. of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

      The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

      Time is of the essence for this Note.

      IN WITNESS WHEREOF, the undersigned has executed and delivered this Bid Rate Note under seal as of the date first written above.

                                      THE ST. JOE COMPANY

                                      By: ____________________________________
                                          Name: ______________________________
                                          Title: _____________________________

                           SCHEDULE OF BID RATE LOANS

      This Note evidences Bid Rate Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

           PRINCIPAL                MATURITY    AMOUNT      UNPAID
DATE OF    AMOUNT OF    INTEREST     DATE OF    PAID OR    PRINCIPAL    NOTATION
 LOAN         LOAN        RATE        LOAN      PREPAID     AMOUNT      MADE BY
-------    ---------    --------    --------    -------    ---------    --------

                                    EXHIBIT M

                           FORM OF OPINION OF COUNSEL

                   [LETTERHEAD OF COUNSEL TO THE LOAN PARTIES]

                                  July 22, 2005

Wachovia Bank, National Association, as Agent
301 South College Street, Mail Code NC0172
Charlotte, North Carolina 28288-0172

The Lenders party to the Credit
   Agreement referred to below

Ladies and Gentlemen:

      We have acted as counsel to The St. Joe Company, a corporation formed under the laws of the State of Florida (the "Borrower") in connection with the negotiation, execution and delivery of that certain Third Amended and Restated Credit Agreement dated as of July 22, 2005 (the "Credit Agreement"), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.5. thereof (the "Lenders"), Wachovia Bank, National Association, as Agent (the "Agent"), and the other parties thereto. We have also acted as counsel to each of the Guarantors listed on Schedule 1 attached hereto (the "Guarantors"; together with the Borrower, the "Loan Parties"), in connection with the Guaranty and the other Credit Documents identified below to which they are party. Capitalized terms not otherwise defined herein have the respective meaning given them in the Credit Agreement.

      In these capacities, we have reviewed executed copies of the following:

      (a)   the Credit Agreement;

      (b)   the Notes;

      (c)   the Guaranty; and

      (d)   [list other applicable Credit Documents].

The documents and instruments set forth in items (a) through (d) above are referred to herein as the "Credit Documents".

      In addition to the foregoing, we have reviewed the [articles or certificate of incorporation, by-laws, declaration of trust, partnership agreement and limited liability company operating agreement, as applicable,] of each Loan Party and certain resolutions of the board of trustees or directors, as applicable, of each Loan Party (collectively, the "Organizational Documents") and have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments, and made such other investigations of law and fact, as we have deemed necessary or advisable for the purposes of rendering this opinion. In our examination of documents, we assumed the genuineness of all signatures on documents presented to us as originals (other than the signatures of officers of the Loan Parties) and the conformity to originals of documents presented to us as conformed or reproduced copies.

      Based upon the foregoing, and subject to all of the qualifications and assumptions set forth herein, we are of the opinion that:

      1. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida, and has the power to execute and deliver, and to perform its obligations under, the Credit Documents to which it is a party, to own and use its assets, and to conduct its business as presently conducted. The Borrower is qualified to transact business as a foreign _______________ in the following jurisdictions: _______________________.

      2. Each Guarantor is a [corporation, trust, partnership or limited liability company, as applicable,] duly organized or formed, validly existing and in good standing under the laws of the State of its organization or formation and has the power to execute and deliver, and to perform its obligations under, the Credit Documents to which it is a party, to own and use its assets, and to conduct its business as presently conducted. Each Guarantor is qualified to transact business as a foreign [corporation, trust, partnership or limited liability company, as applicable,] in the indicated jurisdictions set forth on Schedule I attached hereto.

      3. Each Loan Party has duly authorized the execution and delivery of the Credit Documents to which it is a party and the performance by such Loan Party of all of its obligations under each such Credit Document.

      4. Each Loan Party has duly executed and delivered the Credit Documents to which it is a party.

      5. Each Credit Document is a valid and binding obligation of each Loan Party which is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as such enforceability may be limited by: (a) applicable bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws relating to or affecting the enforcement of creditors' rights generally and (b) the fact that equitable remedies or relief (including, but not limited to, the remedy of specific performance) are subject to the discretion of the court before which any such remedies or relief may be sought.

      6. The execution and delivery by each Loan Party of the Credit Documents to which it is a party do not, and if each Loan Party were now to perform its obligations under such Credit Documents, such performance would not, result in any:

            (a) violation of such Loan Party's Organizational Documents;

            (b) violation of any existing federal or state constitution, statute, regulation, rule, order, or law to which such Loan Party or its assets are subject;

            (c) breach or violation of or default under, any agreement, instrument, indenture or other document evidencing any indebtedness for money borrowed or any other material agreement to which, to our knowledge, such Loan Party is bound or under which a Loan Party or its assets is subject;

            (d) creation or imposition of a lien or security interest in, on or against the assets of such Loan Party under any agreement, instrument, indenture or other document evidencing any indebtedness for money borrowed or any other material agreement to which, to our knowledge, such Loan Party is bound or under which a Loan Party or its assets is subject; or

            (e) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, such Loan Party or its assets are subject.

      7. The execution, delivery and performance by each Loan Party of each Credit Document to which it is a party, and the consummation of the transactions thereunder, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority of the United States of America or the States of Florida, ___________ or ___________.

      8. To our knowledge, there are no judgments outstanding against any of the Loan Parties or affecting any of their respective assets, nor is there any litigation or other proceeding against any of the Loan Parties or its assets pending or overtly threatened, could reasonably be expected to have a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower or any other Loan Party or (b) the validity or enforceability of any of the Credit Documents.

      9. None of the Loan Parties is, or, after giving effect to any Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

      10. No transfer, mortgage, intangible, documentary stamp or similar taxes are payable by the Agent or the Lenders to the States of Florida or _________ or any political subdivision thereof in connection with (a) the execution and delivery of the Credit Documents or (b) the creation of the Indebtedness and the other Obligations evidenced by any of the Credit Documents.

      11. Assuming that Borrower applies the proceeds of the Loans as provided in the Credit Agreement, the transactions contemplated by the Credit Documents do not violate the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System of the United States of America.

      12. The consideration to be paid to the Agent and the Lenders for the financial accommodations to be provided to the Loan Parties pursuant to the Credit Agreement does not violate any law of the States of Florida or ____________ relating to interest and usury.

      This opinion is limited to the laws of the States of Florida, _____________ and ____________ and the federal laws of the United States of America, and we express no opinions with respect to the law of any other jurisdiction.

      [Other Customary Qualifications/Assumptions/Limitations]

      This opinion is furnished to you solely for your benefit in connection with the consummation of the transactions contemplated by the Credit Agreement and may not be relied upon by any other Person, other than an Assignee of a Lender, or for any other purpose without our express, prior written consent.

                                     Very truly yours,

                                     [NAME OF LAW FIRM]

                                     By: __________________________________
                                         A Partner

                                   SCHEDULE 1

                                   Guarantors

                                                                  JURISDICTIONS OF FOREIGN
           NAME                  JURISDICTION OF FORMATION             QUALIFICATION
-------------------------        -------------------------        ------------------------
-------------------------        -------------------------        ------------------------
-------------------------        -------------------------        ------------------------
-------------------------        -------------------------        ------------------------

                                    EXHIBIT N

                         FORM OF COMPLIANCE CERTIFICATE

                              _______________, 200_

Wachovia Bank, National Association, as Agent
301 South College Street, Mail Code NC0172
Charlotte, North Carolina 28288-0172
Attn: David Hoagland

Each of the Lenders Party to the Credit
   Agreement referred to below

Ladies and Gentlemen:

      Reference is made to that certain Third Amended and Restated Credit Agreement dated as of July 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among The St. Joe Company (the "Borrower"), the financial institutions party thereto and their assignees under Section 12.5. thereof (the "Lenders"), Wachovia Bank, National Association, as Agent (the "Agent") and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

      Pursuant to Section 8.3. of the Credit Agreement, the undersigned hereby certifies to the Agent and the Lenders as follows:

      (1) The undersigned is the _____________________ of the Borrower.

      (2) The undersigned has examined the books and records of the Borrower and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.

      (3) No Default or Event of Default exists [if such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure].

      (4) The representations and warranties made or deemed made by the Borrower and the other Loan Parties in the Credit Documents to which any is a party, are true and correct in all material respects on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Credit Documents.

      (5) Attached hereto as Schedule 1 are reasonably detailed calculations establishing whether or not the Borrower and its Subsidiaries were in compliance with the covenants contained in Sections 9.1. and ____ of the Credit Agreement.

      IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

                                    ______________________________________
                                    Name: ________________________________
                                    Title: _______________________________

                                   SCHEDULE 1

                          [CALCULATIONS TO BE ATTACHED]

                                    EXHIBIT O

                      FORM OF AMENDED AND RESTATED GUARANTY

      THIS AMENDED AND RESTATED GUARANTY dated as of July 22, 2005, executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a "Guarantor" and collectively, the "Guarantors") in favor of (a) WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Agent (the "Agent") for the Lenders under that certain Third Amended and Restated Credit Agreement dated as of July 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among The St. Joe Company (the "Borrower"), the financial institutions party thereto and their assignees under Section 12.5. thereof (the "Lenders"), the Agent, and the other parties thereto, and (b) the Lenders and the Swingline Lender.

      WHEREAS, certain of the Lenders and other financial institutions made available to the Borrower a credit facility on the terms and conditions contained in that certain Second Amended and Restated Credit Agreement dated as of February 7, 2002 (as amended and in effect immediately prior to the date hereof, the "Existing Credit Agreement") by and among the Borrower, such Lenders, certain other financial institutions, the Agent and the other parties thereto;

      WHEREAS, certain of the Guarantors and other Persons guarantied the obligations of the Borrower under the Existing Credit Agreement pursuant to the terms of that certain Subsidiary Guaranty dated as of March 30, 2000 (as amended and in effect immediately prior to the date hereof, the "Existing Guaranty") executed by such Guarantors and other Persons in favor of the Agent and the Lenders;

      WHEREAS, pursuant to the Credit Agreement, the Agent and the Lenders have agreed to amend and restate the Existing Credit Agreement, among other things, to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement, and in connection therewith, the parties desire to amend and restate the Existing Guaranty;

      WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;

      WHEREAS, each Guarantor acknowledges that it has and will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor was and is willing to guarantee the Borrower's obligations to the Agent and the Lenders on the terms and conditions contained herein; and

      WHEREAS, each Guarantor's execution and delivery of this Guaranty is a condition to the Agent and the Lenders making, and continuing to make, such financial accommodations to the Borrower.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees that the Existing Guaranty is amended and restated in its entirety as follows:

      Section 1. Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the "Total Obligations"): (a) all indebtedness and obligations owing by the Borrower to any Lender or the Agent under or in connection with the Credit Agreement and any other Credit Document, including without limitation, the repayment of all principal of the Loans and the Reimbursement Obligations, and the payment of all interest, Fees, charges, attorneys' fees and other amounts payable to any Lender or the Agent thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys' fees and disbursements, that are incurred by the Lenders and the Agent in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder; and (d) all other Obligations.

      Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, none of the Lenders or the Agent shall be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy any of them may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Guarantor or any other Person; or (c) to make demand of the Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Agent which may secure any of the Total Obligations.

      Section 3. Guaranty Absolute. Each Guarantor guarantees that the Total Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

      (a) (i) any change in the amount, interest rate or due date or other term of any of the Total Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Total Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Credit Document, or any other document or instrument evidencing or relating to any Total Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Credit Documents, or any other documents, instruments or agreements relating to the Total Obligations or any other instrument or agreement referred to therein or evidencing any Total Obligations or any assignment or transfer of any of the foregoing;

      (b) any lack of validity or enforceability of the Credit Agreement, any of the other Credit Documents, or any other document, instrument or agreement referred to therein or evidencing any Total Obligations or any assignment or transfer of any of the foregoing;

      (c) any furnishing to the Agent or the Lenders of any security for the Total Obligations, or any sale, exchange, release or surrender of, or realization on, any Collateral securing any of the Obligations;

      (d) any settlement or compromise of any of the Total Obligations, any security therefor, or any liability of any other party with respect to the Total Obligations, or any subordination of the payment of the Total Obligations to the payment of any other liability of the Borrower or any other Loan Party;

      (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

      (f) any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor's subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

      (g) any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Obligations;

      (h) any application of sums paid by the Borrower, any other Guarantor or any other Person with respect to the liabilities of the Borrower to the Agent or the Lenders, regardless of what liabilities of the Borrower remain unpaid;

      (i) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or

      (j) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than indefeasible payment and performance in full).

      Section 4. Action with Respect to Total Obligations. The Lenders and the Agent may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Total Obligations, including, but not limited to, extending or shortening the time of payment of any of the Total Obligations or changing the interest rate that may accrue on any of the Total Obligations;
(b) amend, modify, alter or supplement the Credit Agreement or any other Credit Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any other Loan Party or other Person liable in any manner for the payment or collection of the Total Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Guarantor or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Total Obligations in such order as the Lenders shall elect.

      Section 5. Representations and Warranties. Each Guarantor hereby makes to the Agent and the Lenders all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Credit Documents, as if the same were set forth herein in full.

      Section 6. Covenants. Each Guarantor will comply with all covenants which the Borrower is to cause such Guarantor to comply with under the terms of the Credit Agreement or any of the other Credit Documents.

      Section 7. Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

      Section 8. Inability to Accelerate Loan. If the Agent and/or the Lenders are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Total Obligations by reason of any automatic stay or otherwise, the Agent and/or the Lenders shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

      Section 9. Reinstatement of Total Obligations. If claim is ever made on the Agent or any Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Total Obligations, and the Agent or such Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Agent or such Lender with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Credit Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Agent or such Lender for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Agent or such Lender.

      Section 10. Subrogation. Upon the making by any Guarantor of any payment hereunder for the account of the Borrower, such Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Borrower arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Total Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Agent and the Lenders and shall forthwith pay such amount to the Agent to be credited and applied against the Total Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Agent as collateral security for any Total Obligations existing.

      Section 11. Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if any Guarantor is required by Applicable Law or by a Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Agent and the Lenders such additional amount as will result in the receipt by the Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.

      Section 12. Set-off. In addition to any rights now or hereafter granted under any of the other Credit Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes the Agent and each Lender, at any time during the continuance of an Event of Default, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or Participant subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender, or any affiliate of the Agent or such Lender, to or for the credit or the account of such Guarantor against and on account of any of the Total Obligations, although such obligations shall be contingent or unmatured. Each Guarantor agrees, to the fullest extent permitted by Applicable Law, that any Participant may exercise rights of setoff or counterclaim and other rights with respect to its participation as fully as if such Participant were a direct creditor of such Guarantor in the amount of such participation.

      Section 13. Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Agent and the Lenders that all obligations and liabilities of the Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower (collectively, the "Junior Claims") shall be subordinate and junior in right of payment to all Total Obligations. If an Event of Default shall exist, then no Guarantor shall accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Total Obligations have been indefeasibly paid in full.

      Section 14. Avoidance Provisions. It is the intent of each Guarantor, the Agent and the Lenders that in any Proceeding, such Guarantor's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) shall be determined in any such Proceeding are referred to as the "Avoidance Provisions". Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Total Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Total Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

      Section 15. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Guarantors, and of all other circumstances bearing upon the risk of nonpayment of any of the Total Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Agent nor any of the Lenders shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

      Section 16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

      SECTION 17. WAIVER OF JURY TRIAL.

      (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR

AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE CREDIT DOCUMENTS.

      (b) EACH OF THE GUARANTORS, THE AGENT AND EACH LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT LOCATED IN NORTH CAROLINA AND ANY STATE COURT LOCATED IN CHARLOTTE, NORTH CAROLINA, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. EACH GUARANTOR AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

      (c) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER CREDIT DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS GUARANTY.

      Section 18. Loan Accounts. The Agent and each Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Total Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Total Obligations or otherwise, the entries in such books and accounts shall be deemed conclusive evidence of the amounts and other matters set forth herein, absent manifest error. The failure of the Agent or any Lender to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

      Section 19. Waiver of Remedies. No delay or failure on the part of the Agent or any Lender in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent or any

Lender of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

      Section 20. Termination. This Guaranty shall remain in full force and effect until indefeasible payment in full of the Total Obligations and the other Obligations and the termination or cancellation of the Credit Agreement in accordance with its terms.

      Section 21. Successors and Assigns. Each reference herein to the Agent or the Lenders shall be deemed to include such Person's respective successors and assigns (including, but not limited to, any holder of the Total Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor's successors and assigns, upon whom this Guaranty also shall be binding. The Lenders may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Total Obligation, or grant or sell participations in any Total Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor's obligations hereunder. Subject to Section 12.8. of the Credit Agreement, each Guarantor hereby consents to the delivery by the Agent or any Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor. No Guarantor may assign or transfer its rights or obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.

      Section 22. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE "TOTAL OBLIGATIONS" AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

      Section 23. Amendments. This Guaranty may not be amended except in writing signed by the Requisite Lenders (or all of the Lenders if required under the terms of the Credit Agreement), the Agent and each Guarantor.

      Section 24. Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at the Principal Office, not later than 2:00 p.m. on the date of demand therefor.

      Section 25. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Agent or any Lender at its respective address for notices provided for in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or
(iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

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      Section 26. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 27. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

      Section 28. Limitation of Liability. Neither the Agent nor any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Agent or any Lender, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Credit Documents, or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Credit Documents. Each Guarantor hereby waives, releases, and agrees not to sue the Agent or any Lender or any of the Agent's or any Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Credit Documents, or any of the transactions contemplated by Credit Agreement or financed thereby.

      Section 29. Definitions. (a) For the purposes of this Guaranty:

      "Proceeding" means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts;
(ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

      (b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

      SECTION 30. NO NOVATION. THE PARTIES HERETO HAVE ENTERED INTO THIS GUARANTY SOLELY TO AMEND AND RESTATE THE TERMS OF THE EXISTING GUARANTY. THE PARTIES DO NOT INTEND THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A

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NOVATION OF ANY OF THE OBLIGATIONS OWING BY ANY GUARANTOR UNDER OR IN CONNECTION
WITH THE EXISTING GUARANTY OR ANY OF THE OTHER CREDIT DOCUMENTS (AS DEFINED IN THE EXISTING CREDIT AGREEMENT).

                            [Signature on Next Page]

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      IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this
Amended and Restated Guaranty as of the date and year first written above.

                                       [GUARANTORS]

                                       By: ___________________________________
                                           Name: _____________________________
                                           Title: ____________________________

                                       Address for Notices:

                                       c/o The St. Joe Company
                                       245 Riverside Avenue, Suite 500
                                       Jacksonville, Florida 32202
                                       Attn: Stephen W. Solomon
                                       Telephone: (904) 301-4348
                                       Telecopy:  (904) 301-4201

Agreed and Acknowledged:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By: ____________________________________
    Name: ______________________________
    Title: _____________________________

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                                     ANNEX I

                           FORM OF ACCESSION AGREEMENT

      THIS ACCESSION AGREEMENT dated as of ____________, 200__, executed and delivered by ______________________, a _____________ (the "New Guarantor"), in
favor of (a) WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Agent (the "Agent") for the Lenders under that certain Third Amended and Restated Credit Agreement dated as of July 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among The St. Joe Company (the "Borrower"), the financial institutions party thereto and their assignees under Section 12.5. thereof (the "Lenders"), the Agent, and the other parties thereto, and (b) the Lenders.

      WHEREAS, pursuant to the Credit Agreement, the Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

      WHEREAS, the Borrower, the New Guarantor, and the existing Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;

      WHEREAS, the New Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the New Guarantor is willing to guarantee the Borrower's obligations to the Agent and the Lenders on the terms and conditions contained herein; and

      WHEREAS, the New Guarantor's execution and delivery of this Agreement is a condition to the Agent and the Lenders continuing to make such financial accommodations to the Borrower.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:

      Section 1. Accession to Guaranty. The New Guarantor hereby agrees that it is a "Guarantor" under that certain Amended and Restated Guaranty dated as of July 22, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the "Guaranty"), made by each Subsidiary of the Borrower a party thereto in favor of the Agent and the Lenders and assumes all obligations of a "Guarantor" thereunder and agrees to be bound thereby, all as if the New Guarantor had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Guarantor hereby:

      (a) irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Total Obligations (as defined in the Guaranty);

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      (b) makes to the Agent and the Lenders as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

      (c) consents and agrees to each provision set forth in the Guaranty.

      SECTION 2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

      Section 3. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.

                            [Signatures on Next Page]

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

      IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

                                     [NEW GUARANTOR]

                                     By: _____________________________________
                                         Name: _______________________________
                                         Title: ______________________________

                                     Address for Notices:
                                     c/o The St. Joe Company
                                     245 Riverside Avenue, Suite 500
                                     Jacksonville, Florida 32202
                                     Attn: Stephen W. Solomon
                                     Telephone: (904) 301-4348
                                     Telecopy:  (904) 301-4201

Accepted:

WACHOVIA BANK, NATIONAL
   ASSOCIATION, as Agent

By: ________________________________
    Name: __________________________
    Title: _________________________

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